UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

BENEFICIENT

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

325 N. Saint Paul Street, Suite 4850

Dallas, Texas 75201

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 27, 2026

March 13, 2026

Dear Beneficient Stockholders:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Beneficient (the “Company,” “Beneficient,” “us,” “we” and “our”) on Friday, March 27, 2026, which will be held virtually at https://www.cstproxy.com/beneficient/2026, at 10:00 a.m., Central Time. The Company has determined that the Annual Meeting will be a virtual meeting conducted exclusively via live webcast. You or your proxyholder will be able to attend the virtual Annual Meeting online, vote your shares electronically, and submit questions during the Annual Meeting by visiting https://www.cstproxy.com/beneficient/2026 and entering the 12-digit control number included on your proxy card or voting instruction form, as applicable. To receive access to the virtual Annual Meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying proxy statement (the “Proxy Statement”). Enclosed with this letter are your notice of Annual Meeting of Stockholders, Proxy Statement and proxy voting card. Also enclosed for your review is our Annual Report for the year ended March 31, 2025, which contains information concerning our activities and operating performance. The Proxy Statement included with this notice discusses the proposals to be considered at the Annual Meeting. Please review the voting materials at https://www.cstproxy.com/beneficient/2026.

At this Annual Meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect three Class A directors to the Company’s board of directors to serve until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Weaver and Tidwell, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026; and

3.	To approve an amendment to the Beneficient 2023 Long Term Incentive Plan to increase the number of shares of Class A common stock, par value $0.001 per share (the “Class A common stock”), reserved for issuance pursuant to awards.

Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment(s), postponement(s) or recess(es) thereof.

Our Board has fixed the close of business on February 13, 2026 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment(s), postponement(s) and recess(es) thereof (the “Record Date”). Only holders of record of shares of our Class A common stock and Class B common stock, par value $0.001 per share, on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any adjournment(s), postponement(s) or recess(es) of the Annual Meeting.

Accordingly, we urge you to review the accompanying material carefully and to promptly return the enclosed proxy card or voting instruction form. On the following pages, we provide answers to frequently asked questions about the Annual Meeting.

Your vote is important. Whether or not you expect to attend the Annual Meeting, you are requested to read the enclosed Proxy Statement and to sign, date and return the accompanying proxy card or voting instruction form as soon as possible. I encourage you to vote by telephone, over the Internet, or by marking, signing, dating and returning the enclosed proxy card so that your shares will be represented and voted at the Annual Meeting, whether or not you plan to attend. If you decide to virtually attend the Annual Meeting, you will be able to vote electronically, even if you have previously submitted your proxy or voting instruction form.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote or return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote online. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

On behalf of the Board, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the Annual Meeting online.

Thank you for your ongoing support.

Sincerely,

/s/ James G. Silk
James G. Silk
Interim Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date: March 27, 2026

To the Stockholders of Beneficient:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Beneficient (the “Company,” “Beneficient,” “us,” “we” and “our”) will be held on Friday, March 27, 2026 at 10:00 a.m., Central Time, via a live webcast on the Internet. Stockholders will be able to virtually attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by visiting https://www.cstproxy.com/beneficient/2026. During the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.	To elect three Class A directors (the “Director Nominees”) to the Company’s board of directors (the “Board”) to serve until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Weaver and Tidwell, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026 (the “Auditor Ratification Proposal”); and

3.	To approve an amendment to the Beneficient 2023 Long Term Incentive Plan to increase the number of shares of Class A common stock, par value $0.001 per share (the “Class A common stock”), reserved for issuance pursuant to awards (the “Incentive Plan Amendment Proposal”).

Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment(s), postponement(s) or recess(es) thereof.

Stockholders are referred to the accompanying proxy statement (the “Proxy Statement”) for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Board recommends that you vote “FOR” each of the Director Nominees, “FOR” the Auditor Ratification Proposal and “FOR” the Incentive Plan Amendment Proposal.

The Board has fixed the close of business on February 13, 2026 as the record date (the “Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s), postponement(s) or recess(es)thereof. Only the stockholders of record of our Class A common stock and Class B common stock, par value $0.001 per share, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment(s), postponement(s) or recess(es) thereof. The date of mailing this Notice of Meeting, Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (the “Annual Report”) is on or about March 13, 2026.

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the Annual Meeting, you are requested to read the enclosed Proxy Statement and to sign, date and return the accompanying proxy card or voting instruction form as soon as possible. This will assure your representation and a quorum for the transaction of business at the Annual Meeting. If you attend the Annual Meeting online, the proxy will not be used if you so request by revoking it as described in the Proxy Statement. If you decide to attend the Annual Meeting, you will be able to vote electronically, even if you have previously submitted your proxy or voting instruction form.

Hard copies of the Company’s Proxy Statement to security holders in connection with the Annual Meeting, together with copies of the Annual Report, are being mailed to stockholders of record as of the close of business on February 13, 2026, beginning on or about March 13, 2026. The Company’s Proxy Statement to security holders and Annual Report are also available at https://www.cstproxy.com/beneficient/2026.

If you have any questions about accessing materials or voting, please call 1-800-450-7155.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any adjournment(s), postponement(s) or recess(es) of the Annual Meeting online, we request that you vote by telephone, over the Internet, or complete, sign and mail your proxy card to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote online. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By order of our Board,

/s/ James G. Silk
James G. Silk
Interim Chief Executive Officer

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PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 27, 2026

This proxy statement (the “Proxy Statement”) is furnished to you by the Board of Directors (the “Board”) of Beneficient in connection with the solicitation of proxies for use at the annual meeting of stockholders (the “Annual Meeting”) to be held via a live webcast on the Internet at https://www.cstproxy.com/beneficient/2026, on Friday, March 27, 2026 at 10:00 a.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”), and at any postponement(s), adjournment(s) or recess(es) thereof. Hard copies of this Proxy Statement, along with the Notice, either a proxy card or a voting instruction form and Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (the “Annual Report”), are being mailed to our stockholders of record as of the close of business on February 13, 2026 (the “Record Date”), beginning on or about March 13, 2026.

Unless the context otherwise requires, in this Proxy Statement, we use the terms “Beneficient,” “we,” “our,” “us” and the “Company” to refer to Beneficient. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our Class A common stock, par value $0.001 per share (“Class A common stock”), and our Class B common stock, par value $0.001 per share (“Class B common stock” and together with the Class A common stock, the “Common Stock”).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on March 27, 2026: Pursuant to the rules of the SEC, with respect to the Annual Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. The Notice of Annual Meeting, Proxy Statement and Annual Report are also available at https://www.cstproxy.com/beneficient/2026.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, you will be asked to act upon the matters outlined in the Notice, which include the following proposals:

1.	To elect three Class A directors (the “Director Nominees”) to the Company’s Board to serve until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualified (the “Director Election Proposal”);

2.	To ratify the appointment of Weaver and Tidwell, LLP (“Weaver”) as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026 (the “Auditor Ratification Proposal”); and

3.	To approve an amendment to the Beneficient 2023 Long Term Incentive Plan to increase the number of shares of Class A common stock reserved for issuance pursuant to awards (the “Incentive Plan Amendment Proposal”).

Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment(s), postponement(s) or recess(es) thereof.

When did the Company effect a reverse stock split of its common stock?

In order to maintain its listing on The Nasdaq Stock Market, LLC (“Nasdaq”), the Company effected a reverse stock split of its Common Stock at a ratio of eight (8) to one (1) and a simultaneous proportionate reduction in the authorized shares of each class of Common Stock as required by Nevada Revised Statues Section 78.207. The Company’s Class A common stock commenced trading on a post-reverse stock split basis at market open on December 15, 2025. On January 2, 2026, the Company received notice from Nasdaq that the Company had regained compliance with Nasdaq Listing Rules 5550(a)(2) and 5560(a), and that the Company was therefore in compliance with The Nasdaq Capital Market’s listing requirements. Unless otherwise indicated, all share and per share amounts have been adjusted retroactively to reflect the reverse stock split.

What vote is required to approve each proposal?

The Company’s Articles of Incorporation (as amended, the “Articles of Incorporation”) provide that (a) if on the record date for notice of any meeting of stockholders of the Company at which directors are to be elected by the holders of common stock, (i) the aggregate number of outstanding shares of Class B common stock is at least twenty-five percent (25%) of the number of shares of Class B common stock outstanding as of June 6, 2023, or (ii) if the condition in preceding clause (i) is not satisfied, the aggregate capital account balances with respect to the limited partner interests in Beneficient Company Holdings, L.P., a Delaware limited partnership (“BCH”), held by the holders of Class B common stock (the “Class B Holders”) is an amount that is at least twenty percent (20%) of the aggregate capital account balances of such limited partner interests on the date hereof (the condition in either clause (i) or clause (ii) being referred to as the “Class B Threshold”), then:

●	Holders of shares of Class B common stock, voting as a separate class, shall be entitled to elect that number of directors which constitutes fifty-one percent (51%) (rounded up to the nearest whole number) of the total number of authorized directors on the Board (the “Class B Directors”).

●	Holders of shares of Class A common stock and holders of shares of Class B common stock, voting together as a single class, shall be entitled to elect all remaining directors on the Board (the “Class A Directors”).

The current Class A Directors and the Director Nominees at the Annual Meeting are Peter T. Cangany, Jr., Patrick J. Donegan and Karen J. Wendel. Assuming a quorum, the Class A Directors must be elected by the affirmative vote of a plurality of the votes of the Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy at the Annual Meeting and entitled to vote on the election of the Class A Directors.

The Class B Holders are entitled to 10 votes per share with respect to all matters on which stockholders are entitled to vote.

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The current Class B Directors are Derek L. Fletcher, Mack Hicks and Bruce W. Schnitzer. In connection with the Annual Meeting, the Class B Directors have reappointed themselves to continue serving as Class B Directors for an additional term, with such appointment to be effective at the Annual Meeting.

Each of the Auditor Ratification Proposal and Incentive Plan Amendment Proposal must be approved by the majority of votes cast at the Annual Meeting.

We expect that the Company’s directors and executive officers will vote all their shares in favor of the Director Nominees, the Auditor Ratification Proposal and the Incentive Plan Amendment Proposal.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record, including holders of our Common Stock, at the close of business on the Record Date may vote at the Annual Meeting. With respect to the election of the Class A Directors, each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes. With respect to the Auditor Ratification Proposal and Incentive Plan Amendment Proposal, each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes. There were 14,183,822 shares of Class A common stock and 29,908 shares of Class B common stock outstanding on the Record Date.

How does the Board recommend I vote?

The Board recommends a vote “FOR” each of the Director Nominees, “FOR” the Auditor Ratification Proposal and “FOR” the Incentive Plan Amendment Proposal.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed below, you will be appointing Gregory W. Ezell or David B. Rost as your proxy. Each proxy agent will vote on your behalf and will have the authority to appoint a substitute to act as proxy. If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your stock at the Annual Meeting. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares may be voted.

Why hold a virtual meeting?

We are hosting a virtual meeting for cost efficiency reasons and for increased accessibility by stockholders. You will be able to attend the Annual Meeting online and submit questions by visiting https://www.cstproxy.com/beneficient/2026. You will also be able to vote your shares electronically at the Annual Meeting by following the instructions below.

Who can attend the meeting?

We have decided to hold the Annual Meeting entirely online. You may attend the Annual Meeting online only if you are a stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: https://www.cstproxy.com/beneficient/2026. To attend and participate in the Annual Meeting, you will need the 12-digit control number included on your proxy card. If your shares are held in “street name,” as described below, you should contact your broker or other nominee to obtain your 12-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. If you lose your 12-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. The meeting webcast will begin promptly at 10:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin 15 minutes before the meeting time, and you should allow ample time for check-in procedures.

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What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on https://www.cstproxy.com/beneficient/2026.

Can I submit questions during the Annual Meeting?

Stockholders may submit appropriate questions during the meeting via the virtual meeting platform that are pertinent to the meeting matters. The Company will answer questions submitted by stockholders via email following the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. We will not address questions that are, among other things:

●	irrelevant to the business of the Annual Meeting;

●	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

●	related to any pending, threatened or ongoing litigation or legal proceedings;

●	related to personal grievances;

●	derogatory references to individuals or that are otherwise in bad taste;

●	substantially repetitious of questions already submitted by another stockholder;

●	in excess of the two question limit;

●	in furtherance of the stockholder’s personal or business interests; or

●	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or Corporate Secretary in their reasonable judgment.

Additional information regarding questions submitted during the Annual Meeting will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the meeting?”.

What are my voting rights under the Company’s dual class equity structure?

Our Articles of Incorporation provide for a dual class common stock structure consisting of Class A common stock and Class B common stock. The rights of holders of our Class A common stock and our Class B common stock are identical, except with respect to voting rights, conversion rights and certain transfer restrictions applicable to our Class B common stock. With respect to the election of the Class A Directors, each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes. With respect to the Auditor Ratification Proposal and the Incentive Plan Amendment Proposal, each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes.

As of the Record Date, there were (i) 14,183,822 shares of Class A common stock outstanding, representing 99.8% of our total equity ownership and 97.9% of the total voting power of our outstanding common stock, and (ii) 29,908 shares of Class B common stock outstanding, representing 0.2% of our total equity ownership and 2.1% of the total voting power of our outstanding common stock.

On the date of the mailing of this Proxy Statement, our Class A common stock was listed on the Nasdaq Capital Market under the symbol “BENF.” There is no public trading market for our Class B common stock.

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Which directors are elected by pursuant to the Stockholders Agreement?

Pursuant to the Company’s Articles of Incorporation and the terms of the Stockholders Agreement, entered into on June 6, 2023, by and among, the Company, Beneficient Holdings Inc. (“BHI” or “Class B Holder 1”), Hicks Holdings Operating, LLC (“Class B Holder 2”) and Mr. Schnitzer (“Class B Holder 3” and such agreement, the “Stockholders Agreement”), the (i) Class A Directors are elected by holders of Class A common stock and Class B common stock, voting together as a single class, with holders of Class B common stock being entitled to 10 votes per share with respect to all matters on which stockholders are entitled to vote, and (ii) the Class B Directors are elected by holders of Class B common stock, voting together as a single class. Furthermore, for so long as the Class B Threshold is met, the Class B Holders have the right to designate 51% of the directors (rounded up to the nearest director). Under the terms of the Stockholders Agreement, the following directors have been designated as the current Class B Directors: Derek L. Fletcher, Mack Hicks and Bruce W. Schnitzer. Furthermore, the following directors have been designated as the current Class A Directors: Peter T. Cangany, Jr., Patrick J. Donegan and Karen J. Wendel.

The Company’s Bylaws provide that the Board shall consist of least five individuals and not more than fifteen individuals, with the number of directors within the foregoing fixed minimum and maximum established and changed from time to time solely by resolution adopted by the Board. The Stockholders Agreement provides that for so long as the Class B Threshold is met, the Board shall be comprised of nine members. The holders of the Class B common stock have agreed to temporarily waive this requirement, and on March 19, 2025, the Board determined to decrease the number of directors on the Board from nine to seven (the “Board Size Decrease”), provided that the Board will increase the size of the Board to nine members as soon as practicable and in any event not later than the earlier of two (2) months following the 2025 annual meeting of stockholders and the date the Class B Holder 1 provides notice to the Board that it intends to nominate a Class B Director pursuant to the Stockholders Agreement. The Board Size Decrease was also approved by the Class B Holders subject to the foregoing conditions. As a result of the Company’s separation from its former Chief Executive Officer and Chairman of the Board, Brad Heppner, on June 19, 2025, there is currently one vacancy on the Board.

What is the difference between a stockholder of record and beneficial owner?

Stockholders of Record. If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice has been sent directly to you by us.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” A notice or Proxy Statement and voting instruction form have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting by telephone or the Internet.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority.

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How are abstentions and broker non-votes treated for purposes of the Annual Meeting?

Abstentions are included in the determination of the number of shares of common stock, to the extent issued prior to the Record Date, present at the Annual Meeting for determining a quorum at the meeting. An abstention is not an “affirmative vote,” but an abstaining stockholder is considered “entitled to vote” at the Annual Meeting. As a result, abstentions will have no effect on the Director Election Proposal, Auditor Ratification Proposal or Incentive Plan Amendment Proposal.

If you are a beneficial owner and you do not provide the broker, bank, trustee or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers or other nominees have discretionary voting power with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. If a broker lacks discretionary voting power and you fail to provide voting instructions for your shares, a broker non-vote occurs.

The Auditor Ratification Proposal is the only routine matter to be presented at the Annual Meeting, and as a result, brokers have discretionary authority to vote your shares of common stock with respect to such proposal. The Director Election Proposal and Incentive Plan Amendment Proposal are non-routine, and brokers will not be allowed to vote on these proposals without specific voting instructions from beneficial owners. Broker non-votes, if any, will be included in the determination of the number of shares of common stock present at the Annual Meeting for determining a quorum at the meeting but will have no effect on the Director Election Proposal or the Incentive Plan Amendment Proposal.

We urge you to direct your bank, broker or other nominee how to vote by returning your voting materials as instructed or by obtaining a proxy from your broker or other nominee in order to vote your shares electronically at the Annual Meeting.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction form to your broker, your shares may be voted only with respect to so-called “routine” matters where your broker has discretionary voting authority over your shares. Under the applicable rules, we expect that each of the Director Election Proposal and Incentive Plan Amendment Proposal will be considered a “non-routine” matter. Accordingly, we expect brokers will not be permitted to exercise discretionary voting authority to vote your shares on the Director Election Proposal or the Incentive Plan Amendment Proposal. The Auditor Ratification Proposal is the only routine matter to be presented at the Annual Meeting, and as a result, brokers have discretionary authority to vote your shares of common stock with respect to such proposal.

How do I vote?

You may vote over the Internet, by telephone, by mail or online at the Annual Meeting. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Vote by Internet. You can vote via the Internet at https://www.cstproxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Central Time on March 26, 2026, which is the day before the meeting date. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

Vote by Telephone. You can vote by telephone by calling the toll-free telephone number 1 (866) 894-0536. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Central Time on March 26, 2026, which is the day before the meeting date. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

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Vote by Mail. If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to Corporate Secretary, Beneficient, at 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201. Please promptly mail your proxy card or voting instruction form to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Vote Online at the Meeting. To vote online during the Annual Meeting, you must be logged in and registered to virtually attend the Annual Meeting and cast your vote before the announcement of the close of voting during the Annual Meeting. You are entitled to virtually attend the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote virtually at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date (such as your most recent account statement prior to the Record Date), a copy of the voting instruction form provided by your broker, bank, trustee or nominee, or similar evidence of ownership.

If you vote by any of the methods discussed above, you will be designating Gregory W. Ezell or David B. Rost, as your proxy, and they will vote your shares on your behalf as you indicate. Submitting a proxy will not affect your right to attend the Annual Meeting and vote virtually.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote:

●	“FOR” each of the Director Nominees;

●	“FOR” the Auditor Ratification Proposal; and

●	“FOR” the Incentive Plan Amendment Proposal.

We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions your bank, broker or other nominee provides.

As described above, under the applicable rules, we expect that the Director Election Proposal and Incentive Plan Amendment Proposal will be considered “non-routine” matters. Accordingly, we expect that brokers will not have discretionary authority to vote on the Director Election Proposal or the Incentive Plan Amendment Proposal.

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How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●	Notifying our General Counsel, David B. Rost, in writing at 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201, that you are revoking your proxy before the closing of the polls;

●	Submitting a proxy at a later date via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

●	Attending and voting by ballot online at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting.

What constitutes a quorum?

Stockholders holding at least a majority of the voting power of the Company’s common stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes, if any, are counted as present for the purpose of determining the presence of a quorum.

Do I have any dissenters’ or appraisal rights or cumulative voting rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights or cumulative voting rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

The Board is asking for your proxy, and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions.

Where can I find the voting results of the Annual Meeting?

The Company expects to publish the voting results of the Annual Meeting in a Current Report on Form 8-K, which it expects to file with the Securities and Exchange Commission (the “SEC”) within four business days following the date of the Annual Meeting.

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement.

How many shares of common stock are outstanding?

As of the Record Date, there were 14,183,822 shares of Class A common stock and 29,908 shares of Class B common stock outstanding.

Our Board encourages stockholders to attend the Annual Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the Annual Meeting by logging in with their 12-digit control number may vote their stock electronically at the meeting even though they may have sent in their proxies.

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PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of six members: Class A Directors Peter T. Cangany, Patrick J. Donegan and Karen J. Wendel, and Class B Directors Derek L. Fletcher, Mack Hicks and Bruce W. Schnitzer. The terms of the Class A Directors end at the Annual Meeting.

The Company’s Bylaws provide that the Board shall consist of least five individuals and not more than fifteen individuals, with the number of directors within the foregoing fixed minimum and maximum established and changed from time to time solely by resolution adopted by the Board. The Stockholders Agreement provides that for so long as the Class B Threshold is met, the Board shall be comprised of nine members.

The holders of the Class B common stock have agreed to temporarily waive this requirement and on March 19, 2025, the Board determined to decrease the number of directors on the Board from nine to seven, provided that the Board will increase the size of the Board to nine members as soon as practicable and in any event not later than the earlier of two (2) months following the 2025 annual meeting of stockholders and the date the Class B Holder 1 provides notice to the Board that it intends to nominate a Class B Director pursuant to the Stockholders Agreement. The Board Size Decrease was also approved by the Class B Holders. As a result of the Company’s separation from its former Chief Executive Officer and Chairman of the Board, Brad Heppner, on June 19, 2025, there is currently one vacancy on the Board.

Under the Company’s Bylaws, the Class A Directors are elected at each annual meeting of stockholders, to hold office until the expiration of their term or until their respective successors are elected. The Board has nominated three Class A Directors to be elected at the Annual Meeting to serve until the next annual meeting, or until a successor is elected and has qualified, or until his or her earlier death, resignation or removal. The Class B Directors have reappointed themselves to continue serving as Class B Directors for an additional term, with such appointment to be effective at the Annual Meeting.

Arrangements for Election of Directors

Pursuant to the terms of the Articles of Incorporation and the Stockholders Agreement, (i) Class A Directors are elected by holders of Class A common stock and Class B common stock, voting together as a single class, with holders of Class B common stock being entitled to 10 votes per share with respect to all matters on which stockholders are entitled to vote, and (ii) Class B Directors are elected by holders of Class B common stock, voting as a separate class, or may be appointed by a majority of the Class B Directors then in office.

Furthermore, pursuant to the Articles of Incorporation and the Stockholders Agreement, for (i) so long as the aggregate number of outstanding shares of Class B common stock is at least twenty-five percent (25%) of the number of shares of Class B common stock outstanding as of June 6, 2023 (the “Effective Date”), or (ii) if the condition in preceding clause (i) is not satisfied, so long as the aggregate capital account balances with respect to the limited partner interests in Beneficient Company Holdings, LP (“BCH”) held by the Class B Holders is an amount that is at least twenty percent (20%) of the aggregate capital account balances of such limited partner interests on the Effective Date (the condition in either clause (i) or clause (ii) being referred to as the “Class B Threshold”), each Class B Holder agrees to designate the Class B Directors as follows:

●	provided that Class B Holder 1 or its Permitted Transferee continues to hold (A) at least twenty-five percent (25%) of the number of shares of Class B common stock held by Class B Holder 1 on the effective date of the Stockholders Agreement, or (ii) if the condition in preceding clause (A) is not satisfied, the aggregate capital account balances with respect to the limited partner interests in BCH held by Class B Holder 1 is an amount that is at least twenty percent (20%) of the aggregate capital account balances of the limited partner interests in BCH held by Class B Holder 1 on the effective date of the Stockholders Agreement (the condition in either clause (A) or clause (B) being referred to as the “Class B Holder 1 Threshold”), three individuals designated by Class B Holder 1. The individual currently designated by the Class B Holder 1 is Derek L. Fletcher. The Class B Holder 1 will be entitled, pursuant to the Stockholders Agreement, to designate an additional individual to serve as a Class B Director when the size of the Board is increased as described above;

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●	provided that Class B Holder 2 or its Permitted Transferee continues to hold (A) at least twenty-five percent (25%) of the number of shares of Class B common stock held by Class B Holder 2 on the effective date of the Stockholders Agreement, or (ii) if the condition in preceding clause (A) is not satisfied, the aggregate capital account balances with respect to the limited partner interests in BCH held by Class B Holder 2 is an amount that is at least twenty percent (20%) of the aggregate capital account balances of the limited partner interests in BCH held by Class B Holder 2 on the effective date of the Stockholders Agreement (the condition in either clause (A) or clause (B) being referred to as the “Class B Holder 2 Threshold”), one individual designated by Class B Holder 2, who currently is Mack Hicks (provided, however, that if Mack Hicks declines to serve as a director, then Class B Holder 1 shall designate such director); and

●	provided that Class B Holder 3 or its Permitted Transferee continues to hold (A) at least twenty-five percent (25%) of the number of shares of Class B common stock held by Class B Holder 3 on the effective date of the Stockholders Agreement, or (ii) if the condition in preceding clause (A) is not satisfied, the aggregate capital account balances with respect to the limited partner interests in BCH held by Class B Holder 3 is an amount that is at least twenty percent (20%) of the aggregate capital account balances of the limited partner interests in BCH held by Class B Holder 3 on the effective date of the Stockholders Agreement (the condition in either clause (A) or clause (B) being referred to as the “Class B Holder 3 Threshold”), one individual designated by Class B Holder 3, who currently is Bruce W. Schnitzer (provided, however, that if Bruce W. Schnitzer declines to serve as a director, then the director designated by Class B Holder 3 will be Eliza Schnitzer; provided, further, that if Eliza Schnitzer declines to serve as a director, then Class B Holder 1 shall designate such director).

The Stockholders Agreement also provides that, in the event that Class B Holder 2 or Class B Holder 3 ceases to satisfy the Class B Holder 2 Threshold or the Class B Holder 3 Threshold, respectively, then the number of directors that Class B Holder 2 or Class B Holder 3, as applicable, has the right to designate pursuant will be reduced to zero, Class B Holder 2 or Class B Holder 3, as applicable, will cause the director designated by such Class B Holder to resign and Class B Holder 1 will have the right to designate the director to fill the resulting vacancy.

The Stockholders Agreement also provides that, for so long as the Class B Threshold is met, the majority of the Class B Directors will have the right to designate the chairperson and vice chairperson of the Board. In the event that a vacancy is created at any time by the death, disability, retirement, removal or resignation of a Class B Director, the applicable designating Class B Holder will have the right to designate a replacement to fill such vacancy.

Under the terms of the Stockholders Agreement, the following directors have been designated as the current Class B Directors: Bruce W. Schnitzer, Mack Hicks, and Derek L. Fletcher. Furthermore, the following directors have been designated as the current Class A Directors: Peter T. Cangany, Jr., Patrick J. Donegan and Karen J. Wendel.

Current Directors

The following table sets forth information about the Current Directors.

Name	Age	Positions	Director Since
Derek L. Fletcher	57	President of BFF, Chief Fiduciary Officer and Director	2023
Peter T. Cangany, Jr.	68	Chairman of the Board	2023
Mack Hicks	45	Director	2026
Bruce W. Schnitzer	81	Director	2023
Patrick J. Donegan	70	Director	2024
Karen J. Wendel	68	Director	2024

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Director Nominees to be Elected by Class A and B Holders

Peter T. Cangany Jr. – Director and Chairman of the Board of Directors

Mr. Cangany, Jr. retired as a partner with Ernst & Young LLP (“EY”) in 2017, having served in such capacity since 1993. Mr. Cangany specialized in the audits of companies involved in several sectors of the financial services industry, including insurance companies and investment management firms with a focus on public companies. He held senior positions with the leadership of EY throughout his years as a partner, including location and sector leadership responsibilities. Mr. Cangany also currently serves as Chair of the Board of Trustees of Franklin College of Indiana. Mr. Cangany brings extensive knowledge of financial reporting and accounting issues faced by companies in the financial services industry, as well as experience with early-stage growth businesses, strategic planning, and corporate governance from nearly 40 years of serving clients.

Mr. Cangany earned a B.A. in Accounting from Franklin College and an M.B.A. from Texas A&M University. He is also a Certified Public Accountant.

We believe Mr. Cangany is qualified to serve on our Board due to, among other things, his expertise related to financial reporting and other complex accounting matters and his experience working with insurance entities.

Patrick J. Donegan – Director

Mr. Donegan brings almost thirty years of experience in banking and legal expertise and capital markets regulatory compliance to the Board. Mr. Donegan currently serves as a Senior Adviser at Premier Consulting Partners, Inc., a consulting firm focused on operational risk evaluation and compliance, and previously served as the Global Chief Compliance Officer of OKX Group from August 2023 to January 2024. From 2015 to 2023, Mr. Donegan held various leadership positions at Signature Bank, including Chief Compliance Officer, Senior Vice President and Sanctions Compliance Officer. Mr. Donegan’s professional career has also included positions with a number of prominent investment banks, including Cantor Fitzgerald, RBC, Guggenheim, BNP Paribas and Nat West, and compliance roles at Mitsubishi UFJ and Hudson City Bancorp. Over the course of his career, Mr. Donegan has attained eleven FINRA licenses and two certifications from the American Bankers Association, including the Certified Regulatory Compliance Mangers designation.

Mr. Donegan has a B.S. in Accounting from St. John’s University and a J.D. from St. John’s University School of Law.

We believe Mr. Donnegan’s expertise in risk management and compliance and experience in the banking industry qualify him to serve on our Board.

Karen J. Wendel – Director

Ms. Wendel has served as Founder and Chief Executive Officer of Trust Chains, a cybersecurity consulting firm, since 2016. Ms. Wendel also served as the Chief Executive Officer and board member of IdenTrust, a global identity solutions company, from May 2003 to February 2016. Prior to IdenTrust, Ms. Wendel was Chief Executive Officer and a board member for eFinance Corporation from 2001 to 2003. Ms. Wendel is also a former partner at the Capital Markets Company, a Belgium-based consulting firm, and served as a board member and audit committee member of Level Field Capital, a Nasdaq-traded special purpose acquisition company. Ms. Wendel is the former head of the U.S. Financial Services Practice at Gemini Consulting. Ms. Wendel has expertise in Cyber Security, Identity Solutions, Security Regulations, ISO Global Standards, e-Commerce, e-Healthcare, PKI Digital Certificates and Blockchain. Ms. Wendel is an author on financial management, payments and supply chain integration; an advisor to U.S. government agencies and the European Union on emerging technologies for payments and transaction processing; and a keynote speaker at major international banking conferences.

Ms. Wendel earned degrees in International Relations and Economics from Brigham Young University.

We believe Ms. Wendel’s experience in the development and deployment of regulatory strategies for both banks and banking infrastructure players and her cybersecurity knowledge qualify Ms. Wendel to serve on our Board.

Class B Directors

Derek L. Fletcher – President of BFF, Chief Fiduciary Officer and Director

Mr. Fletcher has over 30 years of experience, primarily in the trust, estate, wealth transfer and fiduciary services industries. In addition to his roles as Chief Fiduciary Officer and Director, Mr. Fletcher serves as the President of BFF, a subsidiary of the Company. Mr. Fletcher previously served as a Wealth Strategist and WPS Market Director for U.S. Trust, Bank of America Private Wealth Management. Before joining U.S. Trust, Mr. Fletcher was a shareholder with the Winstead law firm, practicing in the area of estate planning, probate and trust law. He is a Certified Public Accountant; a Fellow of the American College of Trust and Estate Counsel and is Board Certified in Estate Planning and Probate Law by the Texas Board of Legal Specialization. Mr. Fletcher is former Chairman of the Estate and Gift Tax Committee for the American Bar Association’s Tax Section, former Chairman of the Dallas Bar Association’s Probate, Trusts and Estate Section, a former member of the Board of Governors for the Dallas Estate Planning Council, and former Chairman of the Synergy Summit (a unified think tank comprised of eight professional organizations representing more than 200,000 professionals).

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Mr. Fletcher received his BBA in Accounting from Texas Tech University and his JD from the University of Texas School of Law.

We believe Mr. Fletcher is qualified to serve on our Board due to, among other things, his extensive expertise in sophisticated wealth and estate planning structuring and fiduciary advisory services.

Mack Hicks – Director

Mr. Hicks is currently Chief Executive Officer of Hicks Holdings LLC, a single-family office with an operating private equity and real estate investment businesses and has been with the firm since 2007. Mr. Hicks is the Co-Founder of Accresa Health, a payment technology company focused on healthcare, and has served as a partner at Accresa since 2015. Prior to his involvement with Hicks Holdings, Mr. Hicks was a research analyst at Halcyon Asset Management LLC, a multi-strategy hedge fund where he was involved in investments in fixed income securities and in public and private equity transactions from 2006 to 2007. Prior to that, he worked at Credit Suisse First Boston as an analyst in the Financial Sponsors and Leverage Finance Groups from 2004 to 2006. Mr. Hicks previously served on the board of Sight Sciences, Inc. (Nasdaq: SGHT), an ophthalmic medical device company focused on the development and commercialization of surgical and nonsurgical technologies for the treatment of prevalent eye diseases, from 2011 to 2023.

Mr. Hicks received his B.A. in History from the University of Texas at Austin, and is a graduate of the Owner/President Management Program at the Harvard Business School of Executive Education.

We believe Mr. Hicks is qualified to serve on our Board due to, among other things, his private equity experience and well as his knowledge of complex transactions and business arrangements.

Bruce W. Schnitzer – Director

Mr. Schnitzer has been a successful private equity investor since 1985 and Chairman of Wand Partners (“Wand”), a private equity firm specialized in insurance and other specialty financial services, since 1987. Wand has sponsored and invested in eighteen platform businesses, thirteen of which span the insurance industry and fifteen of which are now fully realized. From 1977 to 1985, Mr. Schnitzer was a senior executive with Marsh & McLennan, where he served as President and CEO of Marsh, Inc. (the world-wide insurance broker) and as Chief Financial Officer of Marsh & McLennan Companies, Inc. (NYSE-MMC). Prior to joining Marsh & McLennan, Mr. Schnitzer was a Vice President and head of Mergers & Acquisitions at Morgan Guaranty Trust Company (J.P. Morgan) - 1967-76. Mr. Schnitzer more recently served on the board of directors of ProSight Global, Inc. (NYSE-PROS) from 2010 to 2021, and GWG Holdings, Inc. (“GWG”) (NASDAQ-GWGHQ) from 2019 to 2021. Mr. Schnitzer currently serves as chair of the board of directors of several private financial services businesses in which Wand is involved. Mr. Schnitzer has served in numerous non-profit roles, including Chairman of The Institute of Human Origins, Director of The Litchfield Land Trust, and Director, President and Treasurer of Scherr-Thoss Foundation.

Mr. Schnitzer graduated from the University of Texas, Austin in 1966 (B.B.A.) and received an M.B.A. from the University of Texas, Austin in 1967.

We believe Mr. Schnitzer is qualified to serve on our Board due to, among other things, his extensive private equity investment and related business experience, knowledge of insurance and other specialty financial services as well as his extensive experience as a director, chair and committee chair of privately and publicly-owned financial services businesses.

Required Vote

The Class A Directors must be elected by the affirmative vote of a plurality of the votes of the Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy at the Annual Meeting and entitled to vote on the election of the Class A Directors. Abstentions and broker non-votes, if any, will have no effect on the Director Election Proposal.

Board Recommendation

The Board unanimously recommends that you vote “FOR” each of the Director Nominees.

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CORPORATE GOVERNANCE

Meetings of the Board and Committees

Our Board has eight (8) standing committees: an Audit Committee, a Compensation Committee, a Nominating Committee, a Community Reinvestment Committee, an Executive Committee, an Enterprise Risk Committee, a Credit Committee, and a Products and Related Party Transactions Committee, each of which has the composition and responsibilities described below. The Board also established a Section 16 Committee comprised of two or more non-employee directors that are authorized to approve grants of equity awards to our executive officers for purposes of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”). From time to time, the Board may establish other committees to facilitate the management of our business.

During the 2025 fiscal year, the Board held four (4) meetings. Each director attended at least seventy-five percent (75%) of the total number of meetings held by the Board and committees of which such director was a member. We encourage members of our Board to attend our annual meetings of stockholders, but we do not have a formal policy requiring them to do so. Each member of the Board attended the most recent annual meeting of stockholders.

Audit Committee

The Audit Committee’s primary responsibilities include, among other things:

●	overseeing management’s establishment and maintenance of adequate systems of internal accounting and financial controls;

●	the effectiveness of our legal and regulatory compliance programs;

●	overseeing our financial reporting process, including the filing of financial reports; and

●	selecting independent auditors, evaluating their independence and performance and approving audit fees and services performed by them.

The Audit Committee has three members: Peter T. Cangany, Jr., Patrick J. Donegan and Karen J. Wendel, each of whom is independent as defined by Nasdaq rules. Our Board has adopted a written charter for the Audit Committee, which is available on Beneficient’s corporate website, www.trustben.com under “Shareholders: Governance.” The Board has determined that Peter T. Cangany, Jr., is an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee held four (4) meetings during the 2025 fiscal year.

Compensation Committee

The Compensation Committee’s responsibilities include, among other things:

●	ensuring that our executive compensation programs are appropriately competitive, supporting organizational objectives and stockholder interests and emphasizing pay-for-performance linkage;

●	evaluating and approving compensation and setting performance criteria for compensation programs for our chief executive officer and other executive officers; and

●	overseeing the implementation and administration of our compensation plans.

The Compensation Committee may be comprised of up to four members, of which two members are designated by Class B Directors and any additional members are designated by Class A Directors. Currently, Bruce W. Schnitzer and Derek L. Fletcher are the members of our Compensation Committee. Thomas O. Hicks previously served on the Compensation Committee until his passing on December 6, 2025. Subject to the terms of the Stockholders Agreement, the Nominating Committee is evaluating the composition of the Compensation Committee and may consider additional appointments to the Compensation Committee. Our Board has adopted a written charter for the Compensation Committee, which is available on Beneficient’s corporate website, www.trustben.com under “Shareholders: Governance.” None of our executive officers serve as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Board or a committee of the Board.

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The Board established a Section 16 Committee that is comprised of two or more non-employee directors that are authorized to approve grants of equity awards to our executive officers for purposes of Section 16 of the Exchange Act. The Compensation Committee held five (5) meetings during the 2025 fiscal year.

Nominating Committee

The Nominating Committee’s responsibilities include, among other things:

●	recommending Class A Director nominees for our Board and its committees;

●	recommending the size and composition of our Board and its committees;

●	reviewing our corporate governance guidelines and proposed amendments to our certificate of incorporation and bylaws; and

●	reviewing and making recommendations to address stockholder proposals.

The Nominating Committee may be comprised of up to four directors, of which two members are designated by Class B Directors and any additional members are designated by Class A Directors. Currently, no directors serve on the Nominating Committee. Thomas O. Hicks served on the Nominating Committee prior to prior to his passing on December 6, 2025. James G. Silk served on the Nominating Committee prior to his departure from the board of directors effective May 10, 2024. Brad K. Heppner served on the Nominating Committee prior to his departure from the Board effective June 19, 2025. Subject to the terms of the Stockholders Agreement, the Nominating Committee is evaluating its composition and may consider additional appointments to the Nominating Committee to fill the vacancies created by Mr. Silk’s and Mr. Heppner’s departures from the board of directors. Our Board has adopted a written charter for the Nominating Committee, which is available on Beneficient’s corporate website, www.trustben.com under “Shareholders: Governance.” The Nominating Committee did not meet during the 2025 fiscal year.

Community Reinvestment Committee

The Community Reinvestment Committee’s responsibilities include, among other things:

●	establishing, overseeing, reviewing and evaluating our enterprise-wide community reinvestment strategy and funding guidelines;

●	adopting annual budgetary appropriations relating to our community reinvestment and charitable contributions; and

●	making any other determination relating to our charitable contributions or any other use or involvement of a charity in our business.

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The Community Reinvestment Committee may be comprised of up to four directors, of which two members are designated by Class B Directors and any additional members are designated by Class A Directors. Currently, the sole member of our Community Reinvestment Committee is Derek Fletcher. Aurelia Heppner, the wife of our former Chief Executive Officer Brad K. Heppner, previously served on the Community Reinvestment Committee. Subject to the terms of the Stockholders Agreement, the Community Reinvestment Committee is evaluating its composition and may consider additional appointments to the Community Reinvestment Committee. Our Board has adopted a written charter for the Community Reinvestment Committee, which is available on Beneficient’s corporate website, www.trustben.com under “Shareholders: Governance.” The Community Reinvestment Committee held did not meet during the 2025 fiscal year. Effective March 10, 2026, the Board determined to dissolve the Community Reinvestment Committee.

Executive Committee

The Executive Committee’s responsibilities include, among other things, exercising all of the powers and authority of our Board to act in matters as directed by the Board or in any other matter in the discretion of the Executive Committee, relating to our management and business and affairs, to the fullest extent permitted by law. The Executive Committee may be comprised of up to four members, of which two members are designated by Class B Directors and any additional members are designated by Class A Directors. Currently, the members of our Executive Committee are Peter T. Cangany, Jr. and Bruce W. Schnitzer. Thomas O. Hicks served on the Executive Committee prior to his passing on December 6, 2025. Brad K. Heppner served on the Executive Committee prior to his resignation from the Board effective June 19, 2025. Subject to the terms of the Stockholders Agreement, the Nominating Committee is evaluating the composition of the Executive Committee and may consider additional appointments to the Executive Committee. The Executive Committee did not meet during the 2025 fiscal year.

Enterprise Risk Committee

The Enterprise Risk Committee’s responsibilities include, among other things:

●	reviewing the implementation, management and overall effectiveness of the enterprise risk framework across Beneficient, including the impact, results and management actions related to firm-wide assessments; and

●	reviewing and discussing the areas of material risk to our operations and financial results and the steps management has taken to monitor and control such risks.

The Enterprise Risk Committee has six members. Currently, the members of our Enterprise Risk Committee are Bruce W. Schnitzer, Peter T. Cangany, Jr., Karen J. Wendel and Patrick J. Donegan. Thomas O. Hicks served on the Enterprise Risk Committee prior to his passing on December 6, 2025. Brad K. Heppner served on the Enterprise Risk Committee prior to his departure from the board of directors effective June 19, 2025. Our Board has adopted a written charter for the Enterprise Risk Committee, which is available on Beneficient’s corporate website, www.trustben.com under “Shareholders: Governance.” The Enterprise Risk Committee held four (4) meeting during the 2025 fiscal year. Effective March 10, 2026, the Board determined to dissolve the Enterprise Risk Committee.

Credit Committee

The Credit Committee’s responsibilities include, among other things:

●	making determinations, and direct management’s activities, regarding the top tier risk items associated with the loan portfolio including credit risk, market risk, liquidity risk, risk-adjusted pricing and assets and currency hedging;

●	reviewing and discussing with management the loan portfolio’s top tier risk assessment and management’s process for the identification, evaluation and mitigation of top tier risks; and

●	establishing certain risk limits, tolerances and assumptions as well as receiving reports from management as to the adherence to established limits, and when in breach, actions taken to rectify the breach.

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The Credit Committee has four members. The members of our Credit Committee are Bruce W. Schnitzer and Patrick J. Donegan. Thomas O. Hicks served on the Credit Committee prior to his passing on December 6, 2025. Brad K. Heppner served on the Credit Committee prior to his departure from the Board effective June 19, 2025. Our Board has adopted a written charter for the Credit Committee, which is available on Beneficient’s corporate website, www.trustben.com under “Shareholders: Governance.” The Credit Committee held four (4) meeting during the 2025 fiscal year. Effective March 10, 2026, the Board determined to dissolve the Credit Committee.

Products and Related Party Transactions Committee

The Products and Related Party Transactions Committee responsibilities include, among other things:

●	evaluating any conflict of interest between the Company or any of its affiliates, on the hand, and any related party, and approve or reject any related party transaction (as defined in the Related Party Transaction Policy);

●	reviewing any transaction or a series of transactions whereby the Company, through its operating subsidiaries, engages in its ordinary course of business of financing acquisitions or sales of alternative assets of its customers involving the payment of cash or the issuance of equity securities of the Company or its subsidiaries (a “Liquidity Transaction”);

●	reviewing individual Liquidity Transactions that are (i) in an amount not to exceed the greater of $50.0 million and, in the event of the issuance of equity securities, a number of shares of the Company’s Class A common stock (assuming full conversion of the securities issued in such Liquidity Transaction) that is equal to 19.99% of the Company’s outstanding Class A and Class B common stock; (ii) that are consistent with the Company’s underwriting guidelines and credit policies as approved by the Board; (iii) and in the event securities of the Company are issued in such transaction, such securities are a Pre-Approved Security (as defined in the Company’s amended and restated related party transaction policy), with the value of equity to be issued in a Liquidity Transaction for purposes of the size limitation being determined based on the previous trading day’s closing price of the Class A common stock that is to be issued or underlying convertible securities to be issued on the day the agreements governing such transactions are entered into; and

●	to the extent Liquidity Transactions do not qualify for preapproval pursuant to the Company’s amended and restated related party transaction policy, evaluate any Liquidity Transaction and determine whether such Liquidity Transaction is in the best interests of the Company in light of any potential conflicts of interest or any potential related party nature of the transactions.

The Products and Related Party Transactions Committee has three members. The members of our Products and Related Party Transactions Committee are Peter T. Cangany, Jr., Patrick J. Donegan and Karen J. Wendel. Our Board has adopted a written charter for the Products and Related Party Transactions Committee, which is available on Beneficient’s corporate website, www.trustben.com under “Shareholders: Governance.” The Related Party Transactions Committee held five (5) meetings during the 2025 fiscal year. Effective March 10, 2026, the Board determined to dissolve the Products and Related Party Transactions Committee.

Director Nominations

Subject to the Articles of Incorporation and the Stockholders Agreement, in evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values, experience in corporate management, such as serving as an officer or former officer of a publicly held company, strong finance experience, relevant social policy concerns, experience relevant to the Company’s industry, experience as a board member of another publicly held company, relevant academic expertise or other proficiency in an area of the Company’s operations, diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members, diversity of background and perspective, including, but not limited to, with respect to age, gender, race, demographics, place of residence, thought, style, and specialized experience, practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries, and any other relevant qualifications, attributes or skills.

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The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group of directors who can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board. Directors must be able to dedicate sufficient time to carry out their duties and not assume responsibilities that would materially interfere with or be incompatible with Board membership.

Report of the Audit Committee

Our Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended March 31, 2025. The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended March 31, 2025, which includes the consolidated statements of financial condition of the Company as of March 31, 2025 and March 31, 2024, and the related consolidated statements of comprehensive income (loss), changes in equity (deficit) and cash flows for each of the fiscal years in the two-year period ended March 31, 2025, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Reviews and Discussions with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with its independent auditor the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has also received written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence from the Company. The Audit Committee has also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with the independent auditor.

Based on the review and discussions referred to above, the Audit Committee approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (the “Annual Report”).

AUDIT COMMITTEE

Peter T. Cangany, Jr.

Patrick J. Donegan

Karen J. Wendel

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Involvement in Certain Legal Proceedings

Paul Capital Advisors Lawsuit

On February 18, 2022, Paul Capital Advisors (“PCA”) filed a lawsuit against MHT, Ben, and two trust advisors (the “Trust Advisors”), Murray Holland (part-owner of MHT and who served as the President and CEO of GWG beginning in mid-2019 through November 2022) and James Turvey (an employee of Ben). While Ben was named as a defendant, PCA did not assert claims against or seek relief from Ben but instead only sought the removal and replacement of the Trust Advisors. The lawsuit concerns a set of transactions that utilized a trust structure with MHT as the sole beneficiary.

On April 18, 2022, PCA amended its original complaint. The amended complaint asserted six new causes of action arising out of the same set of transactions, including, (i) purported breaches of contract against Ben, MHT, and the Trust Advisors; (ii) purported fraud against MHT, Ben and certain officers of Ben; and (iii) promissory estoppel against MHT, Ben, and the Trust Advisors. The amended complaint also sought additional relief in the form of (x) damages “in an amount to be proven at trial” and (y) an order granting rescission of an amendment to one of the transaction agreements or a holding declaring it invalid.

On October 3, 2022, the Court entered an order dismissing count I of PCA’s complaint in accordance with its memorandum opinion and count II in light of the parties’ agreement that it should also be dismissed. On November 1, 2022, defendants filed their opening briefs in support of their motions to dismiss the remaining counts. On December 20, 2022, PCA filed its answering brief in opposition to defendants’ motions to dismiss the remaining counts. In accordance with the parties’ stipulated briefing schedule, defendants’ reply briefs were due by January 24, 2023. Oral argument on the motions to dismiss was held on May 8, 2023. On August 29, 2023, the Court issued a letter opinion that denied defendants’ motions to dismiss with respect to most of the remaining counts, explaining that the Court was unwilling to determine the parties’ rights under the various agreements at the pleadings stage and that discovery may make these issues ripe for summary judgment. The Court did, however, grant defendants’ motions to dismiss as to one of PCA’s promissory estoppel claims and its claim for equitable fraud. On October 25, 2023, defendants filed their respective answers to PCA’s second amended complaint.

On November 9, 2023, defendants filed a motion to bifurcate, requesting that the Court of Chancery first resolve the threshold issue of PCA’s standing under the CVR Contract and Exchange Trust Agreements before proceeding on the merits. On November 29, 2023, PCA filed its opposition to defendants’ motion to bifurcate, and on December 8, 2023, defendants filed their reply brief. On June 24, 2024, the Court of Chancery heard oral argument and issued its ruling granting defendants’ motion to bifurcate. In its ruling, the Court of Chancery ordered the parties to promptly conduct limited standing-related discovery to allow final resolution of the standing issue on summary judgment.

Defendants intend to vigorously defend against each and every cause of action asserted against them in the second amended complaint. Due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of this matter. Given the uncertainty of litigation and the preliminary stage of this claim, we are currently unable to estimate the probability of the outcome of these actions or the range of reasonably possible losses, if any, or the impact on our results of operations, financial condition or cash flows; however, the maximum exposure of the litigation with PCA could be up to $350 million plus costs and expenses.

Equity Awards Arbitration

On December 16, 2022, a former member of the Board of Directors of Beneficient Management, LLC (the “Claimant”) initiated a private arbitration in the International Court of Arbitration of the International Chamber of Commerce, challenging the termination of certain equity awards under two incentive plans by the administrator of the incentive plans. The Claimant sought total damages of $36.3 million plus attorney’s fees and punitive damages. On April 23, 2024, the sole arbitrator held that in terminating the Claimant’s equity awards, the Company had breached its contractual obligations, and as a result, awarded the Claimant $55.3 million in compensatory damages, including pre-judgment interest. Post-judgment interest was also awarded to Claimant. Neither attorneys’ fees nor punitive damages were awarded to the Claimant. The Company was also asked to pay arbitration-related costs in the amount of approximately $0.1 million. On July 29, 2024, the Texas District Court entered an order vacating the previous Arbitration Award against the Company in the aggregate amount of approximately $55.3 million in compensatory damages, including pre-judgment and post-judgement interest. The Texas District Court directed the parties to file motions requesting any further relief that may be available within twenty days of the order. On August 2, 2024, the Claimant filed an appeal to challenge the order vacating the Arbitration Award in the Texas Fifth Court of Appeals. The Claimant filed his opening brief on October 28, 2024, and the Company filed its response brief on January 21, 2025. On February 10, 2025, the Claimant filed his reply brief. The Texas Fifth Court of Appeals heard oral arguments in April 2025. On October 10, 2025, the Texas Fifth Court of Appeals reversed the judgment of the Texas District Court and confirmed the previous Arbitration Award. On November 12, 2025, the Company filed a motion for re-hearing with the Texas Fifth Court of Appeals. The Company will continue to vigorously defend itself in this matter and we are exploring available options with respect to the Arbitration Award, which may include appealing to the Texas Supreme Court or working with the Claimant in the arbitration on settlement terms that could reduce the potential near term cash obligations associated with the arbitration.

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GWG Settlement Agreement

On March 6, 2025, the Company entered into a binding agreement (the “GWG Settlement Agreement”) to settle all claims in the previously disclosed lawsuits relating to GWG in federal court in the Northern District of Texas and the Bankruptcy Court for the Southern District of Texas (“GWG Litigation”) against the Company, its subsidiaries, and each of their current and former directors and officers, including its founder and former CEO, Brad Heppner (collectively, the “Beneficient Parties”). The GWG Settlement Agreement, which is subject to court approval and other conditions, would resolve all claims asserted against the Beneficient Parties without any admission, concession or finding of any fault, liability or wrongdoing by the Company or any defendant. Under the terms of the proposed settlement, the plaintiffs will receive an agreed upon amount of cash, which will be paid entirely from funds available under applicable insurance policies.

At a hearing on January 13, 2026, the United States District Court for the Northern District of Texas granted final approval of the settlement. Following this approval, the settlement by its terms became effective as of February 13, 2026. On February 13, 2026, all claims in the LT Complaint against the Company, its subsidiaries, and each of their current and former directors and officers were dismissed with prejudice. All the GWG litigation against the Company, its subsidiaries and each of their current and former officers and directors has been fully resolved in accordance with the settlement agreement.

The terms of the settlement are within the policy limits of the Company’s insurance policy with respect to such claims, and the settlement was entirely funded by insurance proceeds. Accordingly, the Company has recorded an estimated liability of $34.5 million in accounts payable and accrued expenses and estimated insurance recoveries of $34.5 million in other assets, net, in the consolidated statement of financial condition as of December 31, 2025 and March 31, 2025. The amounts reflected in our consolidated financial statements for the estimated liability and insurance recoveries represents an estimate of the amounts attributable to Ben, its consolidated subsidiaries, and directors as part of a broader settlement also involving other parties.

Scura Action

On March 30, 2023, David Scura and Clifford Day, on behalf of themselves and all others similarly situated, filed a class action lawsuit in the United States District Court for Northern District of Texas against Ben, certain members of the Board (Brad K. Heppner, Peter T. Cangany, Richard W. Fisher, Thomas O. Hicks, Dennis P. Lockhart, and Bruce W. Schnitzer), certain past members of the board of directors of GWG (Jon R. Sabes and Steven F. Sabes), FOXO Technologies Inc. (“FOXO”), and Emerson Equity LLC (“Emerson”) (the “Scura Action”). The suit alleged that the defendants defrauded GWG’s investors, and it asserted claims on behalf of a putative class consisting of all persons and entities who purchased or otherwise acquired GWG’s L Bonds or preferred stock of GWG between December 23, 2017, and April 20, 2022. The suit alleged that (i) BCG, the individual defendants, and FOXO violated Sections 10(b) of the Exchange Act and SEC Rule 10b-5 promulgated thereunder, (ii) that the individual defendants violated Section 20(a) of the Exchange Act, and (iii) that Emerson violated Section 15(c)(1)(A) of the Exchange Act. The complaint did not allege the total amount of damages sought by the plaintiffs. On June 8, 2023, the plaintiffs in the Scura Action filed a voluntary notice of dismissal without prejudice.

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On October 27, 2023, David Scura filed a petition in Dallas County District Court against Brad K. Heppner, Jon R. Sabes, Steven F. Sabes, Peter T. Cangany, Jr., Thomas O. Hicks, Dennis P. Lockhart, Bruce W. Schnitzer, the Company and FOXO, alleging violation of the Texas Securities Act, common law fraud, unjust enrichment, and civil conspiracy to defraud and seeking compensatory damages, costs and expenses. The same day, Clifford Day and Carla Monahan filed a petition in Dallas County District Court against the same defendants, alleging the same claims. On April 10, 2024, the plaintiffs and Ben parties entered into a twelve-month tolling agreement, and the plaintiffs filed motions to nonsuit their claims that the courts granted on April 12, 2024 and April 16, 2024, respectively.

The plaintiffs re-filed their claims in Dallas County District Court on November 22, 2024. On January 17, 2025, the plaintiffs filed notices informing the court that the parties had reached an agreement in principle to settle all claims and anticipate dismissing the cases following the settlement documentation process. The settlement in principle does not require any payment by the Company or the other defendants. The parties entered into a settlement agreement on July 28, 2025, pursuant to which the Plaintiffs filed a notice of nonsuit with prejudice on August 22, 2025, which was effectively immediately upon filing.

Bayati Action

On May 3, 2023, Thomas Horton and Frank Moore, in their capacities as the Lead Plaintiffs in the Bayati Action (the “Lead Plaintiffs”), filed a motion to lift the automatic stay in the Chapter 11 Cases in order to file a motion in the Northern District of Texas seeking to consolidate the Bayati and Scura Actions under the Private Securities Litigation Reform Act. On June 8, 2023, the plaintiffs in the Scura Action filed a voluntary notice of dismissal without prejudice.

On August 16, 2023, Thomas Horton and Frank Moore, in their capacities as the Lead Plaintiffs in the Bayati Action, filed a notice regarding the confirmation of the Debtors’ Chapter 11 plan in the GWG bankruptcy, a motion seeking to lift the bankruptcy stay and a motion to consolidate the Bayati and Horton Actions. On September 12, 2023, the court entered an order consolidating the Bayati and Horton Actions. The court ordered that the consolidated action shall bear the caption “In re GWG Holdings, Inc. Securities Litigation.” The court lifted the bankruptcy stay and ordered the Lead Plaintiffs to file a new consolidated complaint within 20 days.

On October 2, 2023, the Lead Plaintiffs filed a Consolidated Class Action Complaint against the Company, Brad K. Heppner, Peter T. Cangany, Jr., Thomas O. Hicks, Dennis P. Lockhart, Bruce W. Schnitzer, Murray T. Holland, Timothy L. Evans, David H. de Weese, Roy W. Bailey, David F. Chavenson, and Whitley Penn LLP, alleging Securities Act violations arising out of the Offering. The complaint alleges that the individual defendants violated Sections 11, 12(a)(2), and 15 of the Securities Act, and further alleges that the Company violated Section 15 of the Securities Act. The Company, Brad K. Heppner, Peter T. Cangany, Jr., Thomas O. Hicks, Dennis P. Lockhart, and Bruce W. Schnitzer (the “Ben Individual Defendants”) filed a motion to dismiss the complaint on November 7, 2023. On January 4, 2024, defendants Murray Holland, Tim Evans, Roy Bailey, Whitley Penn, David Chavenson and David H. de Weese filed motions to dismiss. The Lead Plaintiffs’ responded to the various motions to dismiss on February 20, 2024, and the defendants (other than Whitley Penn) filed replies in support of the motions to dismiss on March 21, 2024. On October 24, 2024, the court granted defendants’ motions to dismiss and dismissed the claims without prejudice. The Lead Plaintiffs filed an amended complaint on November 14, 2024. On December 26, 2024, the Lead Plaintiff, the Company, and other defendants filed a motion informing the court that they had reached an agreement in principle to settle the claims on a class-wide basis. The settlement in principle does not require any payment by the Company or its affiliates and officers and directors, and it would resolve both the Adversary Proceeding referenced above and the securities class action. The Lead Plantiffs filed a motion for preliminary approval and, on September 25, 2025, the United States District Court for the Northern District of Texas granted the motion for preliminary approval of the settlement. At a hearing on January 13, 2026, the United States District Court for the Northern District of Texas granted final approval of the settlement and dismissed the Bayati Action with prejudice. Following this approval, the settlement by its terms became effective as of February 13, 2026. As a result of this approval, all the GWG litigation against the Company, its subsidiaries and each of their current and former officers and directors has been fully resolved in accordance with the settlement agreement.

This litigation (and related litigation against other parties that is not part of the pending settlement) can subject us and certain of our directors to substantial costs and divert resources and the attention of management from our business. If these claims are successful, our business could be seriously harmed. Even if the claims do not result in protracted litigation or are resolved in our favor and the favor of our directors, the time and resources needed to resolve such claims could divert our management’s resources and adversely affect our business.

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The settlement in principle of the LT Complaint utilizes substantially all of the amount of insurance coverage available to the Company on certain continuing legal matters. Therefore, ongoing defense costs and, to the extent there are any, awards against the Company associated with these legal matters will be borne by the Company. Prior to the settlement in principle of the LT Complaint, the substantial majority of the defense costs related to these certain continuing legal matters, were covered under the terms of our directors and officers insurance policies.

YWCA Action

On December 6, 2024, Young Women’s Christian Association of Rochester and Monroe County (“YWCA”) filed a derivative and class action lawsuit in the Delaware Court of Chancery against Hatteras Funds, LP and Hatteras Investment Partners, LP (together, “HIP”); Hatteras Master Fund, L.P. and Hatteras Core Alternatives TEI Institutional Fund (the “TEI Institutional Fund,” and together with Hatteras Master Fund, L.P., the “Funds”); various current or former officers and directors of the Funds (David B. Perkins, H. Alexander Holmes, Steven E. Moss, Gregory S. Sellers, and Thomas Mann) (collectively, the “Director Defendants,” and together with HIP, the “Hatteras Defendants”); and Beneficient and Bradley K. Heppner (the “Ben Defendants”). YWCA, as a unitholder of the TEI Institutional Fund, asserts claims against the Hatteras Defendants for breach of fiduciary duty, breach of contract, and unjust enrichment arising from a plan to liquidate the Funds that involved a transaction with the Company. YWCA also asserts claims against the Ben Defendants for fraud, aiding and abetting breach of fiduciary duty, and unjust enrichment in connection with this transaction.

On January 10, 2025, the Hatteras Defendants and Mr. Perkins filed a Notice of Removal, removing the action to the United States District Court of the District of Delaware pursuant to the Class Action Fairness Act, 28 U.S.C. § 1453(b), and 28 U.S.C. § 1332(d), which provides for federal jurisdiction over certain class action lawsuits. On January 28, 2025, YWCA filed an amended complaint, which continues to assert the derivative claims asserted in its original complaint (Counts I-VII) but no longer asserts the class action claim (formerly Count VIII). As a result, the parties entered into a stipulation remanding the case to the Court of Chancery for all further proceedings, which was entered by the United States District Court of the District of Delaware on February 5, 2025. On February 6, 2025, the parties filed a Joint Stipulation and Proposed Order Setting Time to Respond to Amended Complaint in the Court of Chancery. On March 3, 2025, the Ben Defendants filed a motion to dismiss the complaint and an opening brief in support of such motion. On April 18, 2025, YWCA filed its opposition to the motions to dismiss, and on May 12, 2025, Hatteras Defendants filed their replies. The Court heard oral arguments on the motions to dismiss on December 5, 2025. The Court dismissed the fraud claim against the Company from the bench and took the aiding and abetting and unjust enrichment claims under advisement. The Company intends to vigorously defend against these claims.

Lazard Action

On March 17, 2025, Lazard Frères & Co. LLC (“Lazard”) filed a complaint against the Company in the U.S. District Court for the Southern District of New York, alleging that the Company breached the terms of its previous contract with Lazard by failing to timely pay amounts owed thereunder. Lazard seeks damages in the amount of approximately $4.5 million in addition to costs, attorneys’ fees and prejudgment interest. In June 2025, the Company reached a settlement with Lazard for payment of approximately $2.5 million based on a payment schedule outlined in the settlement agreement. The Company had previously accrued the $4.5 million in its statement of financial condition and upon the completion of the payments outlined in the settlement agreement will release the additional accrual of $2.0 million. As of the date of this filing, all payments required per the settlement agreement were made on a timely basis.

Templeton Revocable Trust Action

On May 16, 2025, Susan J. Templeton Revocable Trust (“Templeton Trust”) filed a derivative complaint in in the Delaware Court of Chancery against Hatteras Investment Partners, LP, formerly known as Hatteras Funds, LP, (“HIP”), David B. Perkins (Mr. Perkins, together with HIP, the “Hatteras Defendants”), the Company, and Brad Heppner (“Mr. Heppner,” together with Ben, the “Ben Defendants”). Templeton Trust, as a unit holder of nominal defendant Hatteras Evergreen Private Equity Fund, LLC (the “Fund”), asserts the following claims arising from a plan to liquidate the Fund that involved a transaction with the Company: (i) direct and derivative claims against the Hatteras Defendants for breach of fiduciary duty, (ii) derivative claims against HIP and the Ben Defendants for unjust enrichment, and a derivative claim against the Ben Defendants for aiding and abetting breach of fiduciary duty. The Company intends to vigorously defend against these claims.

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HCLP Action

On August 5, 2025, HCLP filed a summons with notice in the Supreme Court of the State of New York seeking a judgment against the Company for amounts owed under the HCLP Loan Agreement in addition to attorney’s fees and litigation costs. The summons with notice did not include a complaint and was not served on the Company prior to the automatic dismissal date in December 2025. In light of these circumstances, the Company is evaluating the validity of its obligations under the HCLP Loan Agreement and the liens securing the HCLP Loan and is considering all options that it may pursue related to this conduct, including counter claims and litigation against Mr. Heppner, HCLP and any direct or indirect control parties of HCLP. The Company intends to vigorously pursue its claims regarding the validity of such purported indebtedness.

Board Leadership Structure and Role in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management at the Company, including risks related to cybersecurity. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board receives reports from management on financial, operational, legal compliance and reputation risks and the degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business of the Company.

Our Board oversees an enterprise-wide approach to risk management, which is designed to (i) support the achievement of organizational objectives, including strategic objectives, (ii) improve long-term organizational performance, (iii) identify and mitigate emerging risks to our business, such as cybersecurity risks, and (iv) enhance stockholder value. Several Board committees are responsible for risk oversight in specific areas. For example, the Audit Committee oversees financial, accounting and internal control risk management policies and approves the independent auditor and its annual audit plan. The Audit Committee also reports periodically to the Board on the effectiveness of risk management processes in place and the overall risk assessment of the Company’s activities. The Enterprise Risk Committee reviews the implementation, management and overall effectiveness of the enterprise risk framework across the Company, including the impact, results and management actions related to firm-wide assessments. Additionally, the Compensation Committee assesses and monitors risks in the Company’s compensation program. For more information on the responsibilities of the committees of our Board, see the discussion about the respective committees under the heading “Meetings of the Board of Directors and Committees.”

Family Relationships

There are no family relationships between our Board and our executive officers.

Controlled Company Status

Pursuant to the Stockholders Agreement, holders of Class B common stock have the right to elect a majority of Beneficient’s directors. As a result, Beneficient is a “controlled company” within the meaning Nasdaq rules and may elect not to comply with certain corporate governance standards.

Director Independence

Under the Nasdaq Listing Rules, a majority of the members of the board of directors of a Nasdaq-listed company must satisfy Nasdaq’s criteria for “independence.” As a “controlled company,” Beneficient is largely exempted from such requirements. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Peter T. Cangany, Jr., Patrick J. Donegan and Karen J. Wendel are “independent” as defined under the rules of Nasdaq. In making such determinations, our Board considered the relationships that each such non-employee director has with Beneficient and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director and any institutional stockholder with which he or she is affiliated.

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Company Policies

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

Our Board has adopted a code of business conduct and ethics, or “Code of Ethics,” which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics is available on our website at www.trustben.com under “Shareholders: Governance.” If we amend or grant any waiver from a provision of our Code of Ethics that applies to any of our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law.

Insider Trading Policy

Our Board has adopted an insider trading policy governing the purchase, sale and/or other dispositions of its securities by directors, officers and certain employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations. The insider trading policy also provides, among other things, that persons subject to the insider trading policy may not enter into hedging or monetization transactions or similar arrangements with respect to Company securities. While the Company is not subject to the insider trading policy, the Company does not trade in its securities when it is in possession of material nonpublic information other than pursuant to previously adopted Rule 10b5-1 trading plans. Our insider trading policy is available on Beneficient’s corporate website, www.trustben.com under “Shareholders: Governance.”

Whistleblower Policy

Our Board has adopted a whistleblower policy to provide employees with a confidential and anonymous method for reporting concerns about the conduct of the Company or employees free from retaliation. Our whistleblower policy is available on Beneficient’s corporate website, www.trustben.com under “Shareholders: Governance.”

Clawback Policy

Our Board has adopted a clawback policy, which provides that in the event the Company is required to prepare an accounting restatement due to noncompliance with any financial reporting requirements under the securities laws or otherwise erroneous data or the Company determines there has been a significant misconduct that causes financial or reputational harm, the Company shall recover a portion or all of any incentive compensation. Our clawback policy is available on Beneficient’s corporate website, www.trustben.com under “Shareholders: Governance.”

Equity Award Timing Policies

We do not have a formal policy or obligation that requires us to award equity or equity-based compensation on specific dates. Neither our Board nor our Compensation Committee takes material non-public information into account when determining the timing of equity awards, nor do we time the disclosure of material non-public information for the purpose of impacting the value of executive compensation. During the last fiscal year, there were no stock option awards to any named executive officers within four business days preceding the filing of any report of Forms 10-K, 10-Q, or 8-K that disclosed material nonpublic information.

Communications with the Board of Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Interested parties who wish to contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, should address such communications to: Corporate Secretary of Beneficient, 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201. Each communication should specify the applicable addressee(s) to be contacted, as well as the general topic of the communication. The Corporate Secretary will initially receive and process communications before forwarding them to the addressee. The Board has requested that certain items that are unrelated to its duties and responsibilities be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Corporate Secretary will not forward any communication determined in its good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions for the fiscal year ended March 31, 2024 (“FY2024”) and the fiscal year ended March 31, 2025 (“FY2025”) and the nine months ended December 31, 2025 (“Q32026”) which we have been a party, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at FY2024 or FY2025 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described in the section titled “Executive Compensation” and “Director Compensation” sections in the Proxy Statement.

On June 6, 2023, the Company converted from a Delaware limited partnership called “The Beneficient Company Group, L.P.” to a Nevada corporation called “Beneficient” in connection with the closing of its merger with Avalon Acquisition Inc. (“Avalon” and such transaction, the “Business Combination”). The following also describes and summarizes numerous transactions among Ben, its predecessor BCG and related parties and provides a history and background concerning such transactions and the related development of Ben. Agreements previously executed by BCG, unless otherwise provided, became obligations of Company as a result of the Business Combination.

Initial Capitalization and Organizational Transactions

In preparation for the commencement of commercial operations, on August 1, 2017, BCG and several of its subsidiaries, including BCH, and affiliated parties entered into a Recapitalization Agreement (“Recapitalization Agreement”). Pursuant to the Recapitalization Agreement, numerous transactions were completed in order to restructure the organization of Ben and such restructuring established the foundation for Ben’s organizational structure.

Pursuant to the Recapitalization Agreement, Ben Management, which was the general partner of BCG, was formed. In addition, Ben Management formed PEN Insurance Management, LLC (which is now known as PEN Indemnity Management, L.L.C.) with Ben Management acting as its managing member. As of February 13, 2026, PEN Indemnity Management, L.L.C. is the general partner of Private Equity National Indemnity Holdings, L.P., the owner of Ben’s insurance subsidiary, PEN Indemnity Insurance Company, Ltd.

As part of the recapitalization, BCG transferred to BCH all of BCG’s limited partnership interests in The PEN Indemnity Insurance Company, L.P. and Beneficient Management Holdings, L.P. BCG also conveyed its limited partner interests in BMP to BHI. BMP is the sponsor of the BMP Equity Incentive Plan, which holds the BCH FLP-2 Unit Accounts discussed in “- BCH FLP Unit Accounts.” BMP also converted part of its general partner interest in The PEN Indemnity Insurance Company, L.P. to a limited partnership and conveyed such limited partnership interest to BCH and the remaining general partner interest to PEN Insurance Management, LLC.

As part of the recapitalization, the parties also entered into certain services agreements, which are the predecessor agreements for the Second Amended and Restated Services Agreement with Bradley Capital Company, L.L.C., discussed below in “-Relationships with Other Parties - Relationship with Bradley Capital Company, L.L.C.,” and the Services Agreement with BHI, discussed below in “-Relationships with Other Parties - Relationship with Beneficient Holdings, Inc.”

Ben commenced commercial operations on September 1, 2017, when Ben and MHT Financial, L.L.C. (“MHT Financial”) entered into agreements to provide liquidity in exchange for the economic rights to several portfolios of alternative assets (collectively, the “Initial Transactions”). In December 2017 and January 2018, Ben and MHT Financial entered into additional agreements to provide liquidity in exchange for the economic rights to additional portfolios of alternative assets (collectively, the “Second Transactions”). The primary closing condition of the Initial and Second Transactions consisted of MHT Financial entering into a Purchase and Sale Agreement with owners of alternative asset funds (family offices, fund-of-funds, and institutions, collectively the “Sellers”) to acquire the portfolios of alternative assets (the “Initial Exchange Portfolio” for the Initial Transactions and the “Second Exchange Portfolio” for the Second Transactions) and the subsequent placement of the Initial and Second Exchange Portfolios by MHT Financial into the custody of certain constituent trusts of the ExAlt Plan (“Founding ExAlt Plan”) in exchange for BCG Common Units of Ben of a like value issued to certain other constituent trusts of the Founding ExAlt Plan (“2017-18 Exchange Trusts”) of which MHT Financial was named the beneficiary and which are not consolidated subsidiaries of BCG. The Initial Transactions and the Second Transactions resulted in an aggregate of $565.0 million in liquidity being extended to the Founding ExAlt Plan in return for the right to the cash flows from the related exchange portfolios totaling NAV of $733.8 million in alternative assets at the time of the transactions.

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Transaction with GWG and GWG Life, LLC

GWG is Beneficient’s former parent company. Following GWG’s emergence from bankruptcy, shares of Class A common stock held by GWG and its subsidiaries were transferred to the GWG Wind Down Trust in accordance with the Second Amended Plan. As of December 31, 2025, the GWG Wind Down Trust no longer held any shares of our Class A common stock. On January 12, 2018, Ben entered into a Master Exchange Agreement, as amended from time to time (the “MEA”), with GWG, GWG Life, LLC, a Delaware limited liability company and wholly-owned subsidiary of GWG (“GWG Life” and, collectively with GWG, the “GWG Parties”), and the 2017-18 Exchange Trusts. The 2017-18 Exchange Trusts agreed to transfer the Common Units they held in BCG to the GWG Parties and receive assets, including GWG’s common stock and GWG Life debt.

Under the MEA, on December 28, 2018 (the “Final Closing Date”), Ben completed a series of strategic exchanges of assets among GWG, GWG Life, and the 2017-18 Exchange Trusts (the “Exchange Transaction”). As a result of the Exchange Transaction, a number of securities were exchanged between the parties, including the following securities as of the Final Closing Date: the 2017-18 Exchange Trusts acquired GWG L Bonds due 2023 in the aggregate principal amount of $366.9 million; the 2017-18 Exchange Trusts acquired 27,013,516 shares of GWG common stock; GWG acquired 40,505,279 BCG Common Units; and GWG acquired the right to obtain additional BCG Common Units pursuant to an option issued by Ben (the “Option Agreement”). In addition, in connection with the Exchange Transaction, BCG, as borrower, entered into a commercial loan agreement (the “Commercial Loan Agreement”) with GWG Life, as lender, providing for a loan in a principal amount of $192.5 million as of the Final Closing Date (the “Commercial Loan”).

Ben and the GWG Parties subsequently terminated the MEA. In addition, effective November 29, 2021, BCG repaid the entire outstanding principal balance of the Commercial Loan Agreement, plus accrued interest by issuing to GWG Life 19,250,795 BCG Common Units.

Registration Rights Agreement

On August 10, 2018, BCG and GWG entered into the Registration Rights Agreement related to the BCG Common Units providing GWG with certain customary registration rights with respect to the BCG Common Units received pursuant to the MEA. Pursuant to this Registration Rights Agreement, GWG is entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to the BCG Common Units, subject to certain customary limitations (including with respect to minimum offering size and a maximum number of demands and underwritten shelf takedowns within certain periods). The agreement remains in effect until the earlier of the date GWG is permitted to sell all registrable securities under Rule 144 or until the registrable securities are sold. On August 1, 2023, the Company, GWG, the GWG Wind Down Trust and Jeffrey Stein entered into a registration rights agreement assignment and joinder (the “Assignment Agreement”), pursuant to which GWG assigned its rights under the GWG Registration Rights Agreement to (i) the GWG Wind Down Trust with respect to the Class A common stock transferred to the GWG Wind Down Trust and (i) Mr. Stein with respect to Class A common stock transferred to Mr. Stein. In satisfaction of our contractual obligations pursuant to the GWG Registration Rights Agreement, we have filed with the SEC a Registration Statement on Form S-1 (File No. 333-273322), which was declared effective by the SEC on September 29, 2023.

Option Agreement Conversion

Effective August 11, 2020, as a result of the Exchange Agreement entered into by the parties on December 31, 2019 discussed below, and the mutual agreement of the parties, the Option Agreement between Ben and GWG was automatically exercised under the provisions of the Option Agreement. As such, GWG received $57.5 million of BCG Common Units at a price per unit equal to $12.50. The exercise of the Option Agreement decreased other liabilities and increased BCG Common Units outstanding.

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Collateral Swap

On September 30, 2020, certain of the Customer ExAlt Trusts (collectively, the “Participating Customer ExAlt Trusts”), at the sole direction of the independent trustee of each such trust, with the intention of protecting the value of certain assets of the Participating Customer ExAlt Trusts underlying part of the collateral portfolio, the Participating Customer ExAlt Trusts entered into that certain Contribution and Exchange Agreement with certain of the 2017-18 Exchange Trusts, (collectively, the “Participating Exchange Trusts”), each of which entered into such agreement at the direction of its applicable trust advisor and by and through its applicable corporate trustee (the “Contribution and Exchange Agreement”). Under the Contribution and Exchange Agreement, the Participating Exchange Trusts agreed to exchange 9,837,264 shares of GWG’s common stock valued at $84.6 million, 543,874 shares of BCG Common Units valued at $6.8 million, and GWG’s L Bonds due 2023 in the aggregate principal amount of $94.8 million to the Participating Customer ExAlt Trusts for $94.3 million in NAV of the alternative asset investments held by the Participating Customer ExAlt Trusts (the “Collateral Swap”).

Transaction with GWG Controlling Shareholders

On April 15, 2019, BCG, among others, entered into a Purchase and Contribution Agreement (the “Purchase and Contribution Agreement”) with Jon R. Sabes, GWG’s Chief Executive Officer and a director, and Steven F. Sabes, GWG’s Executive Vice President and a director. Pursuant to the Purchase and Contribution Agreement, which closed on April 26, 2019 (the “Purchase and Contribution Agreement Closing”), Messrs. Jon and Steven Sabes sold and transferred all of the shares of GWG’s common stock held directly and indirectly by them and their immediate family members (approximately 12% of GWG’s outstanding common stock in the aggregate). Specifically, Messrs. Jon and Steven Sabes (i) sold in aggregate 2,500,000 shares of GWG’s common stock to BCC, a subsidiary of BCH, for $25.0 million in return for a payable ultimately settled in cash on December 31, 2019, and (ii) contributed their remaining 1,452,155 shares of GWG’s common stock to a limited liability company (“SPV”) owned by a Related Entity (defined below) and an entity held by one of the current directors of Ben Management, the general partner of BCG, in exchange for certain equity interests in the SPV. “Related Entity” or “Related Entities” include certain trusts that are directly or indirectly controlled by Ben’s former CEO, Brad Heppner, and those entities directly or indirectly held by such trusts, and in which he and his family members are among classes of economic beneficiaries whether or not our former CEO and founder is entitled to economic distributions from such trusts.

BCC and the SPV executed and delivered a Consent and Joinder (as defined below) to the Security Agreement (as defined below). Certain other transactions occurred pursuant to the Purchase and Contribution Agreement and in connection with the Purchase and Contribution Agreement Closing (the “Purchase and Contribution Transactions”).

On April 26, 2019, and in connection with the Purchase and Contribution Agreement Closing, BCC and the SPV executed and delivered a Consent and Joinder (the “Consent and Joinder”) to the Amended and Restated Pledge and Security Agreement dated October 23, 2017 by and among GWG, GWG Life, Messrs. Jon and Steven Sabes and the Bank of Utah (the “Security Agreement”). Pursuant to the Consent and Joinder, Messrs. Jon and Steven Sabes assigned their rights and delegated their obligations under the Security Agreement to BCC and the SPV, and BCC and the SPV became substitute grantors under the Security Agreement such that the shares of GWG’s common stock acquired by BCC and the SPV pursuant to the Purchase and Contribution Agreement continued to be pledged as collateral security for GWG’s obligations owing in respect of the L Bonds issued under that certain amended and restated indenture, dated as of October 23, 2017, subsequently amended on March 27, 2018 and supplemented by a Supplemental Indenture dated as of August 10, 2018, as so amended and supplemented, and as it may be amended or supplemented from time to time hereafter.

Transaction with GWG Life, and certain trusts included in the ExAlt Plan

On May 31, 2019, certain trusts included in the ExAlt Plan (the “LiquidTrust Borrowers”) executed a Promissory Note (the “Promissory Note”) payable to GWG Life (acting through a then constituted special committee of the board of directors of GWG) for a principal amount of $65.0 million that matures on June 30, 2023. An initial advance in the principal amount of $50.0 million was funded on June 3, 2019, and a second advance in the principal amount of $15.0 million was funded on November 27, 2019. The proceeds from the Promissory Note were used by the LiquidTrust Borrowers to purchase senior beneficial interests held by certain other trusts of the ExAlt Plan (the “Customer Trusts”). The aforementioned trusts utilized the proceeds to repay loan amounts owed by certain of the Customer Trusts to BCC, a subsidiary of BCG. In accordance with the timeline of the Promissory Note, the LiquidTrust Borrowers purchased senior beneficial interests of $60.0 million prior to December 31, 2019. The remaining purchase of senior beneficial interests occurred during January 2020. All proceeds from the Promissory Note have been utilized by the ExAlt Plan to repay loan amounts owed to BCC by certain of the Customer Trusts. Ben utilized the proceeds from the loan repayments to BCC to provide working capital to BCG and its subsidiaries and to pay other liabilities.

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LiquidTrust Promissory Note Repayment

On September 30, 2020, GWG, GWG Life (which, collectively with GWG, acting through a then constituted special committee of the board of directors of GWG), and the LiquidTrust Borrowers agreed to the repayment of the Promissory Note and any related accrued interest for a $75.0 million BCH Preferred C-1 Unit Account of BCH that Ben issued to the LiquidTrust Borrowers. BCG determined the fair value of the BCH Preferred C-1 unit account was $71.2 million as of September 30, 2020. The carrying value of the Promissory Note on September 30, 2020, with accrued and unpaid interest thereon, was $65.1 million.

As part of the agreement, if Ben did not meet certain conditions, GWG Life would receive an additional $5.0 million of Preferred C interests in BCH. Such conditions were met and no additional BCH Preferred C interest were issued as part of the repayment of the LiquidTrust Promissory Note.

Strategic Transactions with GWG

On December 31, 2019, BCG, BCH, Ben Management, and GWG (acting through a then constituted special committee of the board of directors of GWG) entered into a Preferred Series A Unit Account and Common Unit Investment Agreement (the “Investment Agreement”). Pursuant to the Investment Agreement, BCG and BCH received an aggregate amount of $79.0 million from GWG in return for 666,667 BCG Common Units and Preferred A-1 Unit Accounts of BCH.

In connection with the Investment Agreement, GWG acquired, on December 31, 2019, the right to appoint a majority of the Board of Directors of Ben Management, which was the general partner of BCG, which in turn was the general partner of BCH. Due to this change-of-control event, BCG became a consolidated subsidiary of GWG; therefore, the results of operations for BCG and its subsidiaries being reported in GWG’s financial statements on a consolidated basis beginning on the transaction date of December 31, 2019.

Following the transaction, and as agreed in the Investment Agreement, GWG had an initial capital account balance for the BCH Preferred A-1 Unit Accounts of $319.0 million. The parties to the Investment Agreement agreed that the aggregate capital accounts of all holders of the BCH Preferred A-1 Unit Accounts after giving effect to the investment by GWG, including the deemed dividend, was $1.6 billion.

Unit Purchase Agreement with GWG

On July 15, 2020, BCG and BCH entered into the UPA to purchase Series C Unit Accounts of BCH (“BCH Preferred Series C Unit Accounts”) with GWG (acting through a then constituted special committee of the board of directors of GWG). Pursuant to the UPA, GWG agreed to make capital contributions from time to time to BCH in exchange for Preferred Series C Unit Accounts of BCH during a purchasing period commencing on the date of the UPA and continuing until November 29, 2021, when BCG ceased to be a consolidated subsidiary of GWG.

At any time following July 15, 2020, all or some of the BCH Preferred Series C Unit Accounts purchased under the UPA may be exchanged for BCG Common Units at the option of GWG; provided that, if GWG exchanges less than all of the BCG Preferred Series C Unit Accounts purchased under the UPA, then, immediately after giving effect to such exchange, GWG shall be required to continue to hold BCH Preferred Series C Unit Accounts with a capital account that is at least $10 million. The exchange price for such BCG Common Units shall be determined by third-party valuation agents selected by Ben and GWG. However, if prior to any such optional exchange the BCG Common Units (or shares of Class A common stock following the Conversion) are listed on a national securities exchange, the BCH Preferred Series C Unit Accounts purchased under the UPA will be exchanged for BCG Common Units, or shares of Class A common stock, at the lower of (i) the volume-weighted average of the Common Units for the 20 trading days following the listing of the Common Units on a national securities exchange, and (ii) $12.75 (which, following the conversion of every four BCG Class A Units into five Class A common stock, would be reduced to $10.20 per share of Class A common stock).

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BCH issued a total $145.0 million of BCH Preferred C-1 Unit Accounts related to this agreement for cash consideration of equal value under the UPA during calendar years 2020 and 2021.

On November 23, 2021, GWG converted $14.8 million of its BCH Preferred C-1 Unit Accounts to an equal amount of BCH Preferred C-0 Unit Accounts. On December 1, 2021, BCH redeemed GWG’s entire BCH Preferred C-0 Unit Accounts for $14.8 million in cash. In exchange for such payment, GWG agreed to pay BCH an early redemption fee in the amount of $1 million, however such fee was not paid prior to GWG filing bankruptcy. On July 10, 2023, the remaining BCH Preferred C-1 converted into 68,814 shares of Class A common stock at approximately $2,982.40 per share (as adjusted for stock splits).

GWG Decoupling Transaction

On November 12, 2021, amendments to the organizational documents of BCG, BCH, and Ben Management were approved by the board of directors of Ben Management and GWG (the “Amendments”). On November 29, 2021, the Amendments became effective. These Amendments are part of, and effectuate, the series of transactions (the “Decoupling Transactions”), which resulted in, among other things, (i) GWG converting its capital account balance of $319 million in the BCH Preferred A-1 Unit Accounts to an equal amount of BCH Preferred B-2 Unit Accounts issued by BCG; (ii) GWG no longer having certain voting rights or the right to nominate or appoint members of the Board of Directors of Ben Management; and (iii) BCG no longer being a consolidated subsidiary of GWG and therefore operating as a wholly independent and separate company.

Shared Services Agreement with GWG

On May 27, 2020, Ben and GWG (acting through a then constituted special committee of the board of directors of GWG) entered into a shared services agreement effective as of January 1, 2020 (the “Shared Services Agreement”). Pursuant to the Shared Services Agreement, GWG agreed to pay a quarterly fee to Ben for the provision of accounting and finance, general and administrative, human resources, sales administration and marketing, underwriting and risk management, information technology and legal services for GWG and its direct or wholly-owned subsidiaries. The total service fee for each quarter is determined in good faith by Ben on the final day of such quarter in accordance with the cost allocation methodology maintained on Ben’s books and records (which provides that, to the extent the Services are eligible for the “services cost method,” as defined in Treasury Regulation § 1.482-9(b), the Service Fee shall be equal to the total costs incurred by Ben during each quarter in connection with BEN’s provision of the Services to GWG or its direct or indirect wholly-owned subsidiaries; and that the Service Fee for Services that are not eligible for the services cost method shall be determined by reference to the “cost of services plus method,” as defined in Treasury Regulation § 1.482-9(e)).

The term of the Shared Services Agreement had an initial term of one year from the effective date and renewed automatically for successive one year terms. Due to the filing by GWG for reorganization under the Chapter 11 Bankruptcy Code in April 2022, neither party was authorized to terminate the Shared Services Agreement. The Shared Services Agreement terminated upon the effectiveness of GWG’s bankruptcy plan on August 1, 2023. During the year ended March 31, 2024, GWG paid $1.4 million to Ben under the Shared Services Agreement. Due to the financial deterioration of GWG including the filing for reorganization under the Chapter 11 Bankruptcy Code in April 2022, any outstanding balances under the Shared Services Agreement were fully reserved at the time GWG filed for bankruptcy. As a result of the termination of the Shared Services Agreement on August 1, 2023, outstanding balances and related allowance of $15.6 million were written off during the year ended March 31, 2024.

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Relationships with Other Parties

First and Second Lien Credit Agreements with HCLP

On May 15, 2020, Ben, through its BCC subsidiary, executed a term sheet with its lender, HCLP, a Related Entity, to amend its First Lien Credit Agreement and Second Lien Credit Agreement dated September 1, 2017 and December 28, 2018, respectively. The resulting Second Amended and Restated First Lien Credit Agreement and Second Amended and Restated Second Lien Credit Agreement (collectively, the “Second A&R Agreements”) were executed on August 13, 2020. Prior to the execution of the Second A&R Agreements, other amendments extended the June 30, 2020 maturity dates of both loans to August 13, 2020, while Ben and the lender finalized the Second A&R Agreements. The Second Amended and Restated Credit Agreement is referred to herein as the “First Lien Credit Agreement” and the Second Amended and Restated Second Lien Credit Agreement is referred to herein as the “Second Lien Credit Agreement.” Additional agreements were entered into on June 10, 2020, and on June 19, 2020, consistent with the term sheet, whereby Ben agreed to repay $25.0 million of the then outstanding principal balance due under the First Lien Credit Agreement and pay an extension fee of 2.5% of the outstanding aggregate principal balance of both loans, calculated after the $25.0 million repayment, on July 15, 2020. A total of $28.6 million was paid on July 15, 2020, which included the $25.0 million principal payment, related accrued interest thereon, and the extension fee described above.

The Second A&R Agreements extended the maturity date of both loans to April 10, 2021, and increased the interest rate on each loan to 1-month LIBOR plus 8.0%, with a maximum interest rate of 9.5%. On March 10, 2021, and again on June 28, 2021, Ben executed an amendment to, among other items, extend the maturity date to May 30, 2022, as more fully described below.

On March 10, 2021, Ben executed Amendment No. 1 to the Second Amended and Restated Credit Agreement and Amendment No. 1 to the Second Amended and Restated Second Lien Credit Agreement with its lender. The amendments extended the maturity date of both loans to May 30, 2022. The amendments also provide for the payment of an extension fee equal to 1.5% of the amount outstanding under the Second A&R Agreements, which was added to the outstanding amount under the Second A&R Agreements as provided for in the amendments.

On June 28, 2021, Ben executed Amendment No. 2 to the Second Amended and Restated Credit Agreement and Amendment No. 2 to the Second Amended and Restated Second Lien Credit Agreement with its lender. The amendments removed certain terms related to obligations owed by GWG and certain of its subsidiaries. Further, Ben executed the Amendment No. 3 to the Second Amended and Restated Credit Agreement and Amendment No. 3 to the Second Amended and Restated Second Lien Credit Agreement with its lender, effective as of July 15, 2021, pursuant to which the parties agreed to change the first installment payment date from September 10, 2021 to December 10, 2021. Both the first and second installment payments were to be paid on December 10, 2021.

On December 1, 2021, Ben executed a binding term sheet with HCLP to amend the Second A&R Agreements. Pursuant to the term sheet, HCLP agreed to return up to $20 million of principal and interest payments (the “Returned Amount”) previously made by BCG to HCLP pursuant to the Second A&R Agreements and the parties agreed to combine the First Lien Credit Agreement and Second Lien Credit Agreement, as amended, into one senior credit agreement. The Returned Amount would be applied to, and increase the outstanding principal balance of, the First Lien Credit Agreement. HCLP paid $17.95 million in cash to BCG on December 1, 2021, and the remainder of the Returned Amount is available for return to BCG at its discretion. BCH used a portion of such payment to redeem GWG’s entire BCH Preferred C-0 Unit Accounts as described in “-Unit Purchase Agreement with GWG.” BCG agreed to pay HCLP an amendment fee of $1 million as well as HCLP’s legal fees incurred in connection with the amendment.

On March 24, 2022 (the “Consent Effective Date”), HCLP, BCH and BCG entered into a consent with respect to the Second A&R Agreements, pursuant to which (i) HCLP consented to BFF’s entrance into that certain Participation Interest Purchase Agreement, dated as of March 24, 2022, pursuant to which a third-party purchased from BFF for an aggregate purchase price of $72,500,000 a 100% participation interest in a $72,500,000 loan made by BFF to The EP-00117 Funding Trust, a common law trust formed under Texas law; (ii) HCLP’s security interests in the collateral that supported the repayment of the loan participation was terminated and released; and (iii) the collateral that supported the repayment of the loan participation ceased to count as collateral for purposes of the Second A&R Agreements.

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In addition, on the Consent Effective Date, HCLP, BCH and BCG entered into those certain Consent and Amendment No. 4 to the Second Amended and Restated Credit Agreement and Consent and Amendment No. 4 to the Second Amended and Restated Second Lien Credit Agreement (collectively, “Amendments No. 4”) with its lender, pursuant to which HCLP consented to the transfer of certain loans to wholly owned subsidiaries of BCH and consented to all accrued interest and unpaid interest for the period beginning as of July 15, 2021 (the “Interest Consent Date”) through the Consent Effective Date being paid on the Consent Effective Date. HCLP, BCH and BCG also agreed, pursuant to the Amendments No. 4, to make the following amendments to the Second A&R Agreements: (i) defer the payment of all accrued and unpaid interest from the Interest Consent Date to the Consent Effective Date; (ii) amend the interest rate specifically for the period beginning on the Interest Consent Date and ending on the Consent Effective Date to be 10.5% per annum; (iii) extend the final maturity date of the loan from May 30, 2022 to August 31, 2023; (iv) change the principal payments of the Second A&R Agreements to consist of $5 million payments on each of May 10, 2022, August 10, 2022, December 10, 2022 and April 10, 2023, with the outstanding balance to be due on August 31, 2023, so long as each such payment does not cause BCG to incur a going concern qualification; and (v) amending the occurrence of an event of default to require notice (written or oral) from HCLP on almost all potential defaults listed under the Second A&R Agreements. Ben agreed to pay fees totaling approximately 6.5% of the outstanding principal before giving effect to the amendments.

In connection with the term sheet executed on December 1, 2021 and Consents and Amendments No. 4 to the Second A&R Agreements, Ben recorded a $19.5 million loss on extinguishment of debt during the year ended December 31, 2021. Through March 31, 2024, all required principal and interest payments due under the Second A&R Agreements have been paid.

On February 15, 2023, Ben executed those certain Amendment No. 5 to Second Amended and Restated Credit Agreement and Consent and Amendment No. 5 to Second Amended and Restated Second Lien Credit Agreement with HCLP, pursuant to which, as required by Amendments No. 4, certain Ben subsidiaries became subsidiary guarantors and entered into those certain Amended and Restated Security and Pledge Agreement (First Lien) and Amended and Restated Security and Pledge Agreement (Second Lien), that certain first lien Guaranty and that certain second lien Guaranty.

On June 5, 2023, Ben executed (a) that certain Consent and Amendment No. 6 to Second Amended and Restated Credit Agreement (the “First Lien Amendment”), which amended the Second Amended and Restated Credit Agreement dated as of August 13, 2020, among BCH, HCLP and the other parties thereto, and (b) that certain Consent and Amendment No. 6 to Second Amended and Restated Second Lien Credit Agreement (the “Second Lien Amendment,” and together with the First Lien Amendment, the “Amendments”), which amended the Second Amended and Restated Second Lien Credit Agreement dated as of August 13, 2020 among BCH, HCLP and the other parties thereto. Among other things, the Amendments (i) allow for the consummation of the Transactions pursuant to that certain Business Combination Agreement dated September 21, 2022, and amended April 18, 2023, with Avalon (such agreement, the “Business Combination Agreement”), and (ii) effective as of the closing of the Business Combination (c) amend the definition of “Change of Control” (as defined therein), and (d) provide that Beneficient will be the “Parent” thereunder.

On July 12, 2023, BCH, entered into (a) that certain Amendment No. 7 to the First Lien Amendment, which amended the First Lien Credit Agreement, and (b) that certain Amendment No. 7 to Second Lien Amendment (together with the First Lien Amendment, the “Seventh Amendments”), which amended the Second Lien Credit Agreement, each among BCH, HCLP and the other parties thereto. Among other things, the Seventh Amendments (i) modified the interest rate to a fixed rate of 9.5% (ii) extended the maturity dates of the First Lien Amendment and the Second Lien Amendment to September 15, 2024 and September 15, 2027, respectively , and (iii) agreed to installment payments on the First Lien Amendment of $5.0 million on each of March 29th, June 28th, September 29th, and December 29th of each year for so long as the obligations remain outstanding, and so long as such payments do not cause a going concern. No payments will be made on the Second Lien Amendment until the obligations on the First Lien Amendment have been fully satisfied. Ben agreed to pay fees totaling approximately $0.1 million. Effective on July 31, 2024, the maturity date of the First Lien Credit Agreement was extended from September 15, 2024 to February 1, 2025, and certain mandatory prepayment obligations thereunder were waived by HCLP until February 1, 2025. On January 31, 2025, these terms were further extended to February 8, 2025 and then on February 8, 2025 the terms were extended to February 15, 2025. Furthermore, effective as of March 1, 2025, the Company’s obligations under the First Lien Credit Agreement were waived by HCLP through April 1, 2025, and the maturity date of the First Lien Credit Agreement was extended through April 1, 2025. These terms were then extended through April 7, 2025 and again through April 14, 2025.

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In connection with the Second A&R Agreements, BHI, which is owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries, that owns a majority of the Class S Ordinary Units, Class S Preferred Units, Preferred A-0 Unit Accounts, Preferred A-1 Unit Accounts, and BCH FLP-1 Unit Accounts issued by BCH, will grant certain tax-related concessions to HCLP as may be mutually agreed upon between the parties. In exchange for the tax-related concessions, 5% of BCH Preferred A-1 Unit Accounts held by BHI, which will be held by HCLP, may convert to BCH Preferred A-0 Unit Accounts. In addition, recipients of a grant of BCH Preferred A-1 Unit Accounts from BHI will have the right to put an amount of BCH Preferred A-1 Unit Accounts to Ben equal to any associated tax liability stemming from any such grant; provided that the aggregated associated tax liability shall not relate to more than $30.0 million of grants of BCH Preferred A-1 Unit Accounts from BHI; and provided further, that such put right could not be exercised prior to July 1, 2021. Through March 31, 2025, a total of $3.8 million has been put to the Company which related to grants of BCH Preferred A-1 Unit Accounts to a director in 2022. The liability was settled for cash during June 2022.

The Second A&R Agreements and ancillary documents contain covenants that (i) prevent Ben from issuing any securities senior to the BCH Preferred A-0 Unit Accounts or BCH Preferred A-1 Unit Accounts; (ii) prevent Ben from incurring additional debt or borrowings greater than $10.0 million, other than trade payable, while the loans are outstanding; and (iii) prevent, without the written consent of the lender, GWG from selling, transferring, or otherwise disposing of any BCH Preferred A-1 Unit Accounts held as of May 15, 2020, other than to its subsidiary GWG DLP Funding V, LLC. GWG no longer holds any BCH Preferred A-1 Unit Accounts. Ben obtained consents for the Second A&R Agreements from HCLP in connection with the HH-BDH Credit Agreement (as defined below).

The HCLP Loan purportedly matured on April 14, 2025, and on July 30, 2025, we received written notice (the “Notice”) from HCLP that events of default occurred with respect to the Second A&R Agreements. The Notice provided that, among other thing, (i) with respect to the First Lien Credit Agreement, a default occurred on April 14, 2025, and has been continuing at all times since that date through July 29, 2025, as a result of BCH’s failure to pay all outstanding obligations (including all principal and accrued interest on the loan made pursuant to the First Lien Credit Agreement) on April 14, 2025, and that such default constitutes an Event of Default (as defined in the First Lien Credit Agreement) (such default, the “First Lien Event of Default”) and (ii) with respect to the Second Lien Credit Agreement, a default also occurred on April 14, 2025, which has been continuing at all times since that date through July 29, 2025, as a result of the First Lien Event of Default, which also constitutes an Event of Default (as defined in the Second Lien Credit Agreement) pursuant to the Second Lien Credit Agreement (the “Second Lien Event of Default,” and together with the First Lien Event of Default, the “Specified Events of Default”).

The Notice also provided that, as a result of the Specified Events of Default, the outstanding principal amount of the loans under the HCLP Loan Agreement and all other amounts owing or payable under each credit agreement or under any other loan document was immediately due and payable (including, without limitation, all interest accrued through July 29, 2025, and all amounts owing under Section 9.04(b) of each credit agreement). Furthermore, the Notice also declared that Accrued Interest (as defined in each Credit Agreement), effective as of April 14, 2025, shall accrue on each calendar day on the outstanding amount of the loan under each Credit Agreement, after as well as before judgment, at a rate equal to 11.5% per annum and such accrued interest shall be payable on demand.

As a result of the Specified Events of Default, in accordance with Section 5(c)(i) of each certain security agreements executed in connection with the Second A&R Agreements, the Notice provides that the pledgors pursuant to such security agreements are prohibited from selling, transferring, exchanging, disposing of, or granting any option with respect to the following collateral and any related proceeds as of July 29, 2025: (i) the equity interests in the underlying investment funds, in each case together with the certificates (or other agreements or instruments), if any, representing such equity interests, and all options and other rights, contractual or otherwise, with respect thereto; (ii) the loans and loan agreements made to the funding trusts; (iii) the acquisition documents; (iv) all other accounts, chattel paper, documents, general intangibles, instruments, investment property, money, deposit accounts, goods, commercial tort claims, letters of credit, letter of credit rights and supporting obligations; (v) all proceeds of the property described in the foregoing clauses (i), (ii), (iii) and (iv); and (vi) all books and records (including computer software and other records) pertaining to any of the foregoing.

Consistent with the assertions contained in the Notice, HCLP delivered certain letters to each of the Company entity guarantors and pledgors (including BCH, Ben Liquidity, and Beneficient USA, among others) requesting various remedies, including demands for payment of the outstanding obligations and the transfer of applicable HCLP loan collateral and any proceeds therefrom, pursuant to purported rights under the HCLP Loan Agreement. Additionally, HCLP delivered certain letters to Delaware Trust Company, as trustee of certain custody trusts (LT-1 - LT-28 Custody Trusts) that hold HCLP loan collateral, requesting various remedies including the transfer of their applicable HCLP loan collateral and any proceeds therefrom, pursuant to purported rights under the HCLP Loan Agreement. The Company has communicated with the non-Company recipients of the HCLP notices to relay the Company’s position.

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On June 19, 2025, Mr. Heppner resigned from his position as CEO and Chairman of the Board of Directors following a request from the Company’s counsel, acting at the direction of the Audit Committee of the Board of Directors, for Mr. Heppner to sit for a formal interview regarding, among other things, his knowledge of certain documents and information concerning Mr. Heppner’s relationship to HCLP provided to the Company’s auditors in 2019. The interview request was made after the Company identified credible evidence that Mr. Heppner participated in fabricating and delivering fake documents to the Company regarding his and others’ relationships to HCLP, knowing that these documents would be provided to the Company’s auditors. The Company is investigating additional information it has learned about other conduct by Mr. Heppner and other persons that purportedly controlled HCLP to determine the extent to which any of that conduct surrounding HCLP was fraudulent. On August 5, 2025, HCLP filed a summons with notice in the Supreme Court of the State of New York seeking a judgment against the Company for amounts owed under the HCLP Loan Agreement in addition to attorney’s fees and litigation costs. The summons with notice did not include a complaint and has not been served on the Company. No action is required by the Company until it has been served. In light of these circumstances, the Company is evaluating the validity of its obligations under the HCLP Loan Agreement and the liens securing the HCLP Loan and is considering all options that it may pursue related to this conduct, including counter claims and litigation against Mr. Heppner, HCLP and any direct or indirect control parties of HCLP. The Company intends to vigorously pursue its claims regarding the validity of such purported indebtedness.

In connection with the amendments to the Second A&R Agreements, Ben agreed to pay extension fees on a percentage of the amount outstanding under the Second A&R Agreements as of the date of the respective amendment. During the years ended March 31, 2025 and 2024 and the nine months ended December 31, 2025, no deferred financing costs were paid to HCLP. The parties to the Second A&R Agreements no longer plan to combine the First Lien Credit Agreement and Second Lien Credit Agreement, as amended, into one senior credit agreement. On October 20, 2023, the Company paid legal fees of $559,753 on behalf of HCLP pursuant obligations under the HCLP Loan Agreement from the proceeds under the HH-BDH Credit Agreement. Additional amounts of legal fees paid on behalf of HCLP pursuant to the indemnification obligation paid through March 31, 2024 totaled $463,540.

HCLP is an indirect subsidiary of Highland Consolidated, L.P. Ben’s former CEO is a beneficiary and trust investment advisor of the trusts that control, and are the partners of, Highland Consolidated, L.P. Further, an indirect parent entity of HCLP has previously had loans outstanding to Related Entities. As of March 31, 2025 and 2024, Highland Consolidated, L.P. had outstanding loans in the principal amount of $11.2 million and $11.5 million, respectively, with a Related Entity.

Ben was not a party to these loans, nor has it secured or guaranteed the loans.

Term Loan with HH-BDH

On October 19, 2023, Beneficient Financing, L.L.C. (the “Borrower”), a wholly owned subsidiary of the Company, and BCH, as guarantor (the “Guarantor” and together with the Borrower, the “Loan Parties”), entered into the HH-BDH Credit and Guaranty Agreement with HH-BDH, as administrative agent. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the HH-BDH Credit Agreement.

HH-BDH’s sole member is Hicks Holdings. The managing member of Hicks Holdings was Mr. Thomas O. Hicks, a former member of the Company’s Board. Mack Hicks currently serves as the managing member of Hicks Holdings. HH-BDH received customary fees and expenses in its capacity as a lender and as the administrative agent under the HH-BDH Credit Agreement, as further described below. Hicks Holdings may be deemed to have a direct or indirect material financial interest with respect to the transactions contemplated by the HH-BDH Credit Agreement, as described below. HH-BDH funded the amounts under the HH-BDH Credit Agreement with the proceeds of a third-party financing (the “Financing”).

The HH-BDH Credit Agreement originally provided for a three-year term loan in the aggregate principal amount of $25.0 million, which was fully drawn on closing. On August 16, 2024, that certain Amendment No. 1 and Waiver No. 1 to the Credit and Guaranty Agreement and Each Other Loan Document (the “Amendment,” and the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”), was executed to add a subsequent term loan of $1.7 million, which was fully drawn upon the closing of the Amendment (together with the Term Loan, the “Loans”).

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The Amended Credit Agreement also required the Borrower to prepay the outstanding principal balance of the Loans in the amount of $200 thousand, $200 thousand, $200 thousand, $200 thousand and $875 thousand on each of September 7, 2024, October 7, 2024, November 7, 2024, December 7, 2024 and December 31, 2024, respectively. Furthermore, on each Required Payment Date (defined in the Amended Credit Agreement as December 31, 2024 and the last business day of each calendar month thereafter), the Borrower shall prepay the outstanding principal balance of the Loans by an amount equal to the lesser of (a) the Total Portfolio Net Receipts (as defined in the Amended Credit Agreement) for the most recently ended period beginning on the 16th day of each month and ending on the 15th day of the immediately following month, and (b) as of each Required Payment Date, an amount equal to the excess, if any, of (x)(i) the number of Required Payment Dates occurring on or prior to such Required Payment Date, multiplied by (ii) $500,000, minus (y) the amount of all Excess Payments (as defined in the Amended Credit Agreement) made prior to such Required Payment Date. Additionally, the Amended Credit Agreement requires the Borrower to make certain minimum monthly payments to prepay the balance of the Loans.

Borrowings under the HH-BDH Credit Agreement bear interest, at the Company’s option, calculated according to a base rate, adjusted term SOFR rate, or adjusted daily simple SOFR rate, plus an applicable margin, subject to a Maximum Rate determined by applicable law in the State of New York. The Company elected the adjusted daily simple SOFR rate with a margin of 6.5% for the first two years and 5.5% for the third year. Accrued and unpaid interest is payable monthly, upon prepayment, and at maturity.

During the years ended March 31, 2025 and 2024, nil and $1.6 million, respectively, of deferred financing costs were paid related to the Term Loan. As of March 31, 2025 and March 31, 2024, the unamortized discount related to the Term Loan was $0.9 million and $1.5 million, respectively.

On January 12, 2026, the Company repaid the remaining outstanding principal under the loans prior to the stated maturity date of October 19, 2026. The Company still owes $1.66 million in deferred interest and fees (“Outstanding Amounts”). The Company anticipates paying the Outstanding Amounts over time on terms mutually agreed upon by Hicks Holdings and the Loan Parties. Upon final payment of the Outstanding Amounts, all obligations under the Hicks Holdings Credit Agreement will be satisfied.

Subsequent to March 31, 2025, we agreed to enter into an amendment to the term loan with HH-BDH to add an additional term loan of $850 thousand, which was used to provide working capital.

The Term Loan is secured in part by pledges of: (a) substantially all of the assets of the Borrower, (b) the Guarantor’s equity interests in the Borrower, (c) 97.5% of the equity interests held by The EP-00117 Custody Trust, a Delaware statutory trust known as the “Custody Trust,” in certain entities that hold interests in private investment funds, which, as of December 31, 2025, March 31, 2025 and March 31, 2024, represented approximately 20.1%, 41.9% and 41.5%, respectively, of all assets held by the Customer ExAlt Trusts and (d) certain deposit accounts.

The HH-BDH Credit Agreement contains customary representations, warranties, affirmative and negative covenants, including covenants which restrict the ability of the Loan Parties, the Custody Trust and certain affiliated entities to, among other things, create liens, incur additional indebtedness, make certain restricted payments and engage in certain other transactions, in each case subject to certain customary exceptions. In addition, the HH-BDH Credit Agreement, as amended, contains certain financial maintenance covenants, including a debt service coverage ratio of 2.00 to 1.00 and beginning December 31, 2024, a minimum liquidity requirement of $4.0 million, measured on the last day of each month.

Additionally, the HH-BDH Credit Agreement contains customary events of default relating to, among other things, payment defaults, breach of covenants, cross default of material indebtedness, bankruptcy-related defaults, judgment defaults, the occurrence of certain change of control events, and the Class A common stock being suspended from trading for more than two consecutive days or delisting from Nasdaq. The occurrence of an event of default may result in the acceleration of repayment obligations with respect to any outstanding principal amounts and foreclosure on the collateral. As part of the Amendment, certain events of default resulting from the occurrence of the Acknowledged Defaults (as defined in the Amendment) were waived, provided that in the case of the expense reimbursement default, the Borrower must cure the expense reimbursement default upon the earlier of (i) November 1, 2024 and (ii) two business days following the effectiveness of Company’s registration statement for resale of the shares of Class A common stock, underlying the convertible debentures and warrants described in Note 10 to the consolidated financial statements included in the Annual Report on Form 10-K.

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The Company has at times in late fiscal year 2025 and in subsequent periods been in default on certain of these requirements, including delayed interest and principal payments and noncompliance with the minimum monthly liquidity requirement, among others. As of the date of this Proxy Statement, the lender has not notified the Company that it intends to declare an event of default related to these defaults involving certain payment obligations, financial covenants, and information reporting requirements, and the Company is actively working with the lender on waivers related to these defaults along with an amendment to the HH-BDH Credit Agreement. Such negotiations remain in process as of the date of this Proxy Statement.

The events of default under the Second A&R Agreements described above triggered a cross default provision in the HH-BDH Credit Agreement. The Company timely notified HH-BDH of the cross default and, as of the date of this Proxy Statement, HH-BDH has not notified the Company that it intends to declare an event of default as its relates to the cross default provision of the HH-BDH Credit Agreement.

Hicks Holdings will receive the following fees and payments in connection with the Term Loan:

●	A non-refundable fee in an amount equal to 1.0% of the aggregate commitments under the Term Loan, which was paid upon execution of the HH-BDH Credit Agreement (the “Closing Date”);

●	On each Payment Date, from and including: (1) from the Closing Date until the second anniversary of the Closing Date, an interest payment at an interest rate equal to 3.0% per annum; and (2) from the second anniversary of the Closing Date until the loans are repaid in full, interest payments at an interest rate equal to 2.0% per annum (such interest is in included in HH-BDH’s receipt of interest payments as described above);

●	If any amounts under the HH-BDH Credit Agreement are prepaid prior to the scheduled Make Whole Date (as defined in the HH-BDH Credit Agreement), including by reason of acceleration, a make-whole payment equal to the product of the principal amounts being repaid and the applicable interest rate plus 3.0% and the number of calendar days between the date of such prepayment and the scheduled Make Whole Date, divided by 360; and

●	Certain fees, payments and expenses incurred by Hicks Holdings in connection with the Financing.

In connection with the HH-BDH Credit Agreement and the Financing, on October 19, 2023, the Guarantor, Ben LLC, and Hicks Holdings entered into a letter agreement (the “Letter Agreement”). In connection with the Financing, Hicks Holdings agreed to assign to HH-BDH (which is wholly-owned by Hicks Holdings) all of its rights, title and interest in and to the following partnership interests of the Guarantor: BCH Preferred A-0 Unit Accounts with a capital account balance of $15.3 million as of June 30, 2023, BCH Preferred A-1 Unit Accounts with a capital account balance of $48.1 million as of June 30, 2023, 1 BCH Class S Preferred Units and 455 BCH Class S Ordinary Units held by HH-BDH (the “Pledged Guarantor Interests”). Hicks Holdings’ membership interest in HH-BDH (collectively with the Pledged Guarantor Interests, the “Pledged Equity Interests”) and the Pledged Guarantor Interests serve as collateral for the Financing (together, the “Lender Pledge”).

Pursuant to the terms of the Letter Agreement, the parties thereto agreed that if the Borrower and/or Guarantor default under the HH-BDH Credit Agreement and such default results in a foreclosure on, or other forfeiture of, the Pledged Equity Interests, the Guarantor will promptly issue to Hicks Holdings, BCH Preferred A-0 Unit Accounts with a capital account balance of $15.3 million, BCH Preferred A-1 Unit Accounts with a capital account balance of $48.1 million, 1 BCH Class S Preferred Units and 455 BCH Class S Ordinary Units (subject to a tax gross-up as provided in the Letter Agreement), or, in the discretion of Hicks Holdings, equivalent securities of equal fair market value to the value of the security interests at the time of the applicable foreclosure or other loss (such newly issued equity interests referred to as the “Replacement Equity Interests”); provided, however that, if less than all Pledged Equity Interests have been foreclosed on or forfeited, the foregoing capital account balances and numbers of units comprising the Replacement Equity Interests shall be reduced on a class-by-class and subclass-by-subclass basis, as applicable, to the extent necessary to ensure that Hicks Holdings and its affiliates do not receive additional value relative to the value held by Hicks Holdings and its affiliates immediately prior to the foreclosure or forfeiture. Furthermore, Ben LLC shall cause a Ben LLC Unit (as defined in the BCH A&R LPA) to be issued for each BCH Class A Unit issued to the Hicks Holdings pursuant to the Letter Agreement. Additionally, the Guarantor agreed to indemnify Hicks Holdings and its affiliates and hold each of them harmless against any and all losses which may arise directly or indirectly in connection with, among other things, the HH-BDH Credit Agreement, the Term Loan, the Financing and the Lender Pledge.

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In January 2026, all outstanding principal amounts were repaid under the HH-BDH Credit Agreement. In connection with the repayment of all outstanding principal amounts and related interest owed on the third-party financing that HH-BDH used to fund the amounts borrowed by the Company under the HH-BDH Credit Agreement, the Pledged Guarantor Interests are no longer required to serve as collateral for the remaining interest and fees owed to HH-BDH. On March 10, 2026, the Company and HH-BDH entered into that certain Letter Agreement (the “HH-BDH Letter Agreement”) pursuant to which the HH-BDH Credit Agreement was amended to provide for the payment of the remaining $1.66 million in interest and fees. Pursuant to the HH-BDH Letter Agreement, (i) the Company agreed to issue 149,904 shares of Class A common stock to HH-BDH with an aggregate value equal to $572,588 based on the five day volume-weighted average price per share of the Common Stock as of the date of the HH-BDH Letter Agreement, (ii) the Company agreed to pay HH-BDH an amount in cash equal to $1.0 million not later than five business days after September 30, 2026 and (iii) the Company agreed to pay HH-BDH an amount in cash equal to $94,365 not later than five business days following March 31, 2026.

Relationship with AltAccess Securities

AltAccess Securities is an affiliate of the Company. Certain employees of the Company or its affiliates are registered persons of AltAccess Securities. When the Company uses AltAccess Securities as its broker-dealer to conduct its transactions, the Company’s use of AltAccess Securities creates various conflicts of interest and incentives as set forth herein, which may be in conflict with the best interests of customers of AltAccess Securities. Because of these relationships, transactions between AltAccess Securities and the Company are generally not arm’s-length and the Company has an incentive to use AltAccess Securities and its registered persons instead of other unaffiliated third parties. Through its ownership of AltAccess Securities, the Company, its owners, and employees receiving profit participation, equity incentives or similar benefits (including our former Chief Executive Officer and other employees) indirectly benefit from and/or share in the revenue earned by AltAccess Securities. Individuals registered with AltAccess Securities that are employees of the Company or its affiliates receive a portion of the transaction compensation or other fees earned by AltAccess Securities for transactions in which such registered persons participate in addition to compensation they receive as employees of the Company or its affiliates. Compensation paid to AltAccess Securities and therefore to such registered persons of AltAccess Securities may be significant. AltAccess Securities and its registered persons are incentivized to maximize the amount of subscriptions in any offering, to favor the Company’s offerings over offerings of unaffiliated third parties and to take greater risks regarding such offerings, and their decisions relating to offerings of the Company may be influenced by such persons being registered with AltAccess Securities and/or being employees of the Company or its affiliates and the extent of the compensation they may receive by participating in an offering of the Company.

Relationship with Bradley Capital Company, L.L.C. Services Agreement

BCG was the general partner of BCH and together they entered into the Bradley Capital Agreement and Beneficient Management Counselors, L.L.C. (“BMC”) effective June 1, 2017, and effective as of January 1, 2022, the parties entered into the First Amended and Restated Services Agreement (the “A&R Bradley Capital Agreement”). Bradley Capital is a Related Entity. Under the Bradley Capital Agreement, Bradley Capital was entitled to a base fee of $404,132 per quarter for executive-level services provided by an executive of Bradley Capital, who prior to BCG’s conversion to a Nevada corporation on June 7, 2023, was our Chief Executive Officer and Chairman of Ben Management’s Board of Directors and was our former Chief Executive Officer and Chairman of our Board until his resignation on June 19, 2025, together with a supplemental fee of $160,979 per quarter for administrative and financial analysis, with both the base fee and the supplemental fee subject to an annual inflation adjustment. The base fee may be increased by the provider up to two times the initial base fee per quarter to cover increases in the cost of providing the services, or in the event of an expansion of the scope of the services with the approval of the Executive Committee of the board of Ben Management prior to June 7, 2023 and the Executive Committee of our Board subsequent to June 7, 2023, of which our former CEO and Chairman of Ben Management’s board of directors was a member and Chairman. The Bradley Capital Agreement and the A&R Bradley Capital Agreement also includes a payment from Ben of $150,000 per year, paid quarterly, to cover on-going employee costs for retired and/or departed employees of predecessor entities prior to September 1, 2017, which on-going costs were assumed by Bradley Capital, as well as a further payment to Bradley Capital in respect of the cost of health and retirement benefits for current employees of Bradley Capital all of which are reimbursed by Ben.

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The Bradley Capital Agreement and the A&R Bradley Capital Agreement requires Ben to reimburse Bradley Capital or its affiliates for taxes, fees, and expenses, including legal fees and related costs, relating to the contributions by affiliates of Bradley Capital of equity or debt interests in Ben to public charitable trusts in connection with the 2017-18 Exchange Trusts, as well as the contribution of beneficial interests in client trusts administered by Ben. The A&R Bradley Capital Agreement further requires that Ben indemnify and hold Bradley Capital harmless against any and all losses, damages, costs, fees and any other expenses incurred by Bradley Capital as air travel expenses owed in connection with the operation of the aircraft identified in the Aircraft Sublease (as defined below) for periods prior to January 1, 2022. Additionally, Ben provides office space and access to needed technology systems and telephone services. Payments by Ben to Bradley Capital and its affiliates are guaranteed and subject to enforcement by the state courts in Delaware in the event of default. The Bradley Capital Agreement extended through December 31, 2022, with an annual one-year renewal provision thereafter. Prior to June 7, 2023, the A&R Bradley Capital Agreement could have been be terminated by the mutual agreement of the parties, by the unanimous approval of the Executive Committee of the board of Ben Management, of which our former CEO and Chairman of Ben Management’s board of directors was a member and Chairman until his resignation on June 19, 2025, or without such approval if a designated Related Entity no longer holds the lesser of $10.0 million of Ben’s securities or 1% of the aggregate fair market value of Ben on both December 31, 2022, or any applicable extension date, and the date of termination.

As part of the May 2018 change of control of Ben, BCG obtained a valuation of the enterprise and its classes of equity as required by FASB ASC Topic 805 due to the application of pushdown accounting. This valuation incorporated, among other things, estimates of current and future costs arising from related party contracts, including the Bradley Capital Agreement and the BHI Services Agreement (defined below). Each class of the Company’s equity was then recorded at its fair value as set forth in valuation analysis, with the preferred equity held by Ben’s founders reduced for, among other things, (i) the balance of outstanding debt of Ben, including related party debt, and (ii) any decrease in the value of Ben, up to the entire founders’ preferred equity amount outstanding, including decreases arising from the present value of the estimated costs of the related party contracts, including estimated costs related to private travel under the terms of the Bradley Capital Agreement.

On June 7, 2023, the A&R Bradley Capital Agreement, was replaced by the Second A&R Bradley Capital Agreement) with the Company as a party. The Second A&R Bradley Capital Agreement is substantially similar to the previous Bradley Capital Agreement, subject to certain changes as follows. The Executive Committee (as defined in the Second A&R Bradley Capital Agreement) reference now refers to the Executive Committee of the Board, and the Second A&R Bradley Capital Agreement expressly states that it shall in no way limit the authority of Board to appoint and remove officers of the Company, including its chief executive officer. The term of the Second A&R Bradley Capital Agreement extends through December 31, 2023, with an annual one-year renewal provision thereafter. The termination provision was revised so that the agreement may be terminated upon the approval of all members of the Executive Committee, excluding Brad K. Heppner if he is then serving on the Executive Committee. The base fee was increased to $460,000 per quarter and the supplemental fee was increased to $180,000 per quarter, with each fee remaining subject to an annual inflation adjustment. In addition, revisions were made to the limitation of liability and indemnification provisions to reflect the applicability of the corporation laws of Nevada to Beneficient.

During the years ended March 31, 2025 and 2024, the Company recognized expenses totaling $2.8 million and $2.7 million, respectively, related to this services agreement. As of March 31, 2025 and 2024, $3.9 million and $2.7 million, respectively, was owed to Bradley Capital related to the ongoing aspects of this services agreement. In addition, prior to the Aircraft Sublease with Bradley Capital discussed below, we also reimbursed Bradley Capital for certain costs, including private travel, for our founder and former CEO, including family members. As of March 31, 2025 and 2024, we have nil and $0.7 million, respectively, accrued related to these reimbursements originating prior to the aircraft sublease. During the years ended March 31, 2025 and 2024, respectively, the Company paid $2.5 million and $2.9 million to Bradley Capital related to previously accrued amounts owed under this services agreement.

In addition to the above, the Company incurred legal fees on behalf of Mr. Heppner under certain indemnification provisions. During the years ended March 31, 2025 and 2024, these legal fees totaled approximately $7.0 million and $2.9 million, respectively. During the three months ended December 31, 2025, these legal fees totaled approximately $1.8 million. During the nine months ended December 31, 2025, these legal fees totaled approximately $5.5 million. Substantially all of these legal fees have or are expected to be eligible for reimbursement by the directors and officers insurance carriers.

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During the nine months ended December 31, 2025, the Company recognized expenses totaling $2.1 million related to this services agreement. As of December 31, 2025, $6.1 million was owed to Bradley Capital related to the employment-related aspects of this services agreement. In addition, prior to the Aircraft Sublease with Bradley Capital discussed below, we also reimbursed Bradley Capital for certain costs, including private travel, for our former chief executive officer, including family members. During the three and nine months ended December 31, 2025, the Company paid no amounts related to this services agreement. No services are currently being provided under this agreement.

Aircraft Sublease

Effective January 1, 2022, The Beneficient Company Group (USA), L.L.C. (“Beneficient USA”), a subsidiary of BCH, as sublessee, Bradley Capital, as sublessor, and BCH, solely as it relates to the guarantee it makes to Bradley Capital as set forth therein, entered into the 2022 Aircraft Sublease. On January 1, 2023, the 2022 Aircraft Sublease expired pursuant to its terms. Also on January 1, 2023, Beneficient USA, Bradley Capital and BCH entered into the 2023 Aircraft Sublease on substantially the same terms as the 2022 Aircraft Sublease, that expired on January 1, 2024. Pursuant to the Aircraft Sublease, Bradley Capital subleases the aircraft described therein, without a crew, to Beneficient USA for up to three hundred (300) hours of use. Beneficient USA is required to pay a quarterly rental of $1,350,000 plus direct operating expenses, and Bradley Capital is required to pay the fixed and variable costs of operating the aircraft. The term of the Aircraft Sublease is one (1) year and may be terminated by either party upon three (3) days prior written notice and will automatically terminate upon the sale or similar disposition of the aircraft or the termination of the underlying lease agreement. Beneficient USA is also required to provide its own pilot(s) and crew, and Beneficient USA has entered into a separate Flight Crew Services Agreement with an unrelated third-party to provide the qualified flight crew. Pursuant to the Flight Crew Services Agreement, Beneficient USA agrees to pay the flight crew fees and agrees to reimburse all flight crew incidental fees (such as travel, meals and lodging) and all fuel and incidental costs for flights. Bradley Capital, a Related Entity, has also entered into a similar Flight Crew Services Agreement that is applicable for any use of the aircraft other than by Ben pursuant to the Aircraft Sublease, such as personal use of the aircraft by Mr. Heppner and his family, the costs of such personal use and related fees and expenses are not paid for by Ben.

Additionally, BCH agrees to unconditionally guarantee, for the benefit of Bradley Capital, all of the obligations of Beneficient USA to Bradley Capital under the Aircraft Sublease. During the years ended March 31, 2025 and 2024, BCH expensed nil and $4.3 million, respectively, in lease and direct operating expenses related to this agreement. No amounts have been paid to Bradley Capital related to the Aircraft Sublease. As of each of December 31, 2025, March 31, 2025 and 2024, $10.8 million was payable related to the Aircraft Sublease. The Aircraft Sublease expired on January 1, 2024.

Contribution Agreement

In conjunction with the execution of the Aircraft Sublease, BHI, BCH and BCG entered into the 2022 Contribution Agreement. On January 1, 2023, in connection with the execution of the 2023 Aircraft Sublease, BHI, BCH and BCG entered into an Amended and Restated Contribution Agreement on substantially the same terms as the 2022 Contribution Agreement to incorporate both the 2022 Aircraft Sublease and the 2023 Aircraft Sublease. Pursuant to the Contribution Agreement, BHI agrees to pay to BCH, on the last business day of each calendar quarter, any amounts paid or accrued by BCH during the quarter for the use of an aircraft under the Aircraft Sublease, or any similar lease or sublease, which would include the quarterly rental under the Aircraft Sublease. In addition, BHI agrees to pay to BCH any amounts paid or accrued related to fixed monthly or quarterly costs incurred in connection with such aircraft lease or sublease in an amount not to exceed $250,000 per year. This additional payment would cover flight crew costs, fuel and related costs. Each contribution is conditioned upon (i) the effectiveness of the Aircraft Sublease and (ii) BCH’s timely payment of quarterly guaranteed cash payments (the “Guaranteed Series A-0 Payment”) to BHI for the respective quarter in which such contribution is to be paid (whether or not waived in accordance with the terms of the BCH A&R LPA); provided, that if a Guaranteed Series A-0 Payment is not timely paid, or is only paid in part, for any given quarter such payment is required under the existing BCH A&R LPA (whether or not waived in accordance with the terms of the existing BCH A&R LPA), then any contributions contemplated under the Contribution Agreement for such quarter will not be owed; provided, further, that in the event such Guaranteed Series A-0 Payment is subsequently paid in full, then any previously unfunded contributions for the applicable quarter under the Contribution Agreement will become due and payable on the last business day of the calendar quarter in which such Guaranteed Series A-0 Payment is paid in full. All payments made by BHI to BCH pursuant to the Contribution Agreement shall be treated as capital contributions, as defined in the BCH A&R LPA, by BHI to BCH, and shall be added to BHI’s sub-capital account related to its BCH Class S Ordinary Units. BCH further agrees to specially allocate to BHI’s sub-capital account related to its BCH Class S Ordinary Units any deductions derived from amounts paid or accrued by BCH for use of the aircraft to the extent such expenditures are offset by the contributions made by BHI pursuant to the Contribution Agreement.

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BCH and the holders of the BCH Preferred A-0 Unit Accounts entered into an agreement to defer the Guaranteed Series A-0 Payment to November 15, 2024; provided that the Guaranteed Series A-0 Payment may be made prior to November 15, 2024 if the Audit Committee of the Board of Directors determines that making such payment, in part or in full, would not cause Ben to incur a going concern. As part of the proposed transactions to revise BCH’s liquidation priority described elsewhere in this Proxy Statement, the guaranteed payment would be further deferred until November 15, 2025 on terms consistent with those described above if the proposed transactions are completed, however, with the resignation of Brad Heppner from his position as Chief Executive Officer and Chairman of the Board of Directors on June 19, 2025, we do not expect the transaction to be consummated on the terms set forth in the Master Agreement. Accordingly, the Company is exploring available alternative options, including renegotiating terms or not proceeding with the transaction. An entity controlled by Mr. Heppner holds the majority of the BCH Preferred A-0. The guaranteed payment accrual for the BCH Preferred A-0 Unit Accounts totaled $55.5 million and $37.7 million as of March 31, 2025 and 2024, respectively. The guaranteed payment accrual for the BCH Preferred A-0 Unit Accounts totaled $69.6 million as of December 31, 2025. As of March 31, 2025, no contributions have been made under the Contribution Agreement, which is expected and will continue to occur until the guaranteed payments to BCH Preferred A-0 Unit Accounts holders are no longer deferred.

Guaranty

In conjunction with the execution of the Bradley Capital Agreement and the Aircraft Sublease, Bradley Capital and BCH entered into the Guaranty. Pursuant to the Guaranty, BCH provides an irrevocable and unconditional guaranty in favor of Bradley Capital guaranteeing the complete and timely payment of any and all amounts up to $20 million due from Bradley Capital to a lender under any financing arrangement with Bradley Capital, the proceeds of which were used the acquisition of the aircraft under the Aircraft Sublease or any other aircraft acquired by Bradley Capital in connection with Bradley Capital’s obligations under the Bradley Capital Agreement. In the event BCH is required to pay any obligations under the Guaranty, a portion of the lessor of the aircraft (or any successor entity owned by Bradley Capital, or if such entity does not exist, the aircraft) equal to the fraction that the amount paid by BCH bears to the purchase price of the aircraft shall be conveyed to BCH. No guaranty payments have been required from BCH under the Guaranty. In connection with the Guaranty, on December 8, 2022, BCH and Bradley Capital entered into that certain letter agreement pursuant to which BCH and Bradley Capital agreed that, in connection with the Business Combination Agreement and the filing of the registration statement on Form S-4 that BCG initially filed with the SEC on December 9, 2022 (as amended, the “Form S-4”), Bradley Capital will not seek to enforce the Guaranty or any obligations of BCH thereunder nor will Bradley Capital utilize the Guaranty in any manner to facilitate obtaining any financing as contemplated by the Guaranty during the period of time from December 9, 2022 until such date that the Form S-4 (Registration No. 333-268741) is withdrawn. On May 12, 2023, the SEC declared the Form S-4 effective.

Relationship with Beneficient Holdings, Inc.

Beneficient USA, a subsidiary of BCH, entered into with BHI, which is owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries, the BHI Services Agreement. BHI pays an annual fee of $30,000 to Ben for the provision of trust administration services for Related Entities and all trusts affiliated with its family trustee as that term is defined in the governing documents for a Related Entity. Beneficient USA also is required to provide any other services requested by BHI, subject to any restrictions in the operating agreement of BHI, at cost. The term of the BHI Services Agreement extends for the longer of (i) five years past the expiration or termination of the Bradley Capital Agreement, or (ii) seven years after the family trustee of the Related Entity is no longer a primary beneficiary of any trust affiliated with the family trustee. During the years ended March 31, 2025 and 2024 and the nine months ended December 31, 2025, the income recognized by Ben related to this services agreement was immaterial.

As of February 13, 2026, BHI owns the majority of the Company’s Class B common stock, BCH Class S Ordinary Units, BCH Class S Preferred Units, BCH Preferred A-0 Unit Accounts, BCH Preferred A-1 Unit Accounts, BCH FLP-1 Unit Accounts and BCH FLP-3 Unit Accounts. Additionally, Ben, through its subsidiary, BCC, was the obligor of $72.0 million from BHI that was subsequently contributed to a subsidiary of HCLP (a “Legacy Lender”) on April 4, 2019, through the Second Lien Credit Agreement issued in December 2018. There were no interest payments made during 2019 to BHI prior to the assignment on April 1, 2019. BHI expects to receive tax distributions from HCLP arising from the repayment of the Second Lien Credit Agreement to cover any tax liability associated with the contribution of the Second Lien Credit Agreement to HCLP. Additionally, if HCLP is liquidated while the Second Lien Credit Agreement is still outstanding, the Second Lien Credit Agreement will transfer back to BHI.

The BHI Services Agreement was terminated by the Company on January 17, 2026 for non-payment of services following a 60-day cure period as required by the BHI Services Agreement.

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Administrative Services Agreement between Constitution Private Capital Company, L.L.C. (“Constitution”) and Beneficient USA

Constitution is an entity owned 50.5% by BHI and 49.5% by BMP. It was founded in 1986 and acquired by a Related Entity in 1996. Constitution currently manages three private equity fund-of-funds. BMP is owned by the directors, officers and employees of Ben and certain former employees of Ben. Mr. Heppner does not hold an interest in BMP although BHI may occasionally hold the forfeited interests of a former employee in BMP. BHI does not currently hold any such forfeited interests. Additionally, Highland Consolidated, L.P., an entity majority owned by The Highland Investment Holdings Trust, retains a residual interest in Constitution associated with the investments and assets held prior to BHI and BMP ownership of Constitution. The residual interest held by Highland Consolidated, L.P. is associated with three private equity fund-of-funds, which are currently managed by Constitution. Effective January 1, 2017, Constitution entered into an Administrative Services Agreement (the “ASA”) with Beneficient USA, which is wholly owned by Ben Custody and a subsidiary of BCH, whereby Beneficient USA provides personnel to administer the portfolio assets advised by Constitution. Under the ASA, Constitution pays Beneficient USA a monthly fee equal to 0.01% of the month-end net assets of its portfolio. The ASA automatically renews on an annual basis and may be terminated at any time by Constitution. Beneficient USA may only terminate the ASA in the event of a breach by Constitution. For the years ended March 31, 2025 and 2024 and the nine months ended December 31, 2025, the income recognized by Beneficient USA related to this services agreement was immaterial.

Preferred Liquidity Provider Agreement with Constitution

Prior to December 31, 2018, GWG and Constitution had a mutual understanding to enter into an agreement that was formalized in May 2019 as outlined below. BCC entered into an agreement with Constitution (the “Preferred Liquidity Provider Agreement”) under which at Constitution’s option, BCC will provide liquidity to alternative asset funds sponsored by Constitution at an advance rate of not less than 82% of NAV, to the extent such funds meet certain specified qualifications. For a fund to qualify for the liquidity option, it must, among other things, hold investments that were approved or deemed approved by BCC at the time a fund makes such investments. BCC is required to provide liquidity in any combination, at its discretion, of cash, U.S. exchange traded funds registered under the Investment Company Act of 1940, or securities traded on a national securities exchange. BCC’s obligation under the Preferred Liquidity Provider Agreement is guaranteed by Ben and BCH. The Preferred Liquidity Provider Agreement may be terminated solely by mutual consent of Ben and Constitution. Ben and Constitution have not contracted for any liquidity under this agreement through February 13, 2026.

Relationship with The Heppner Endowment for Research Organizations, L.L.C. (“HERO”) and Research Ranch Operating Company, L.L.C. (“RROC”)

HERO and RROC are indirectly owned by The Highland Investment Holdings Trust, The Highland Great Plains Trust and The Highland Partner Holdings Trust. Mr. Heppner is a permissible beneficiary of The Highland Investment Holdings Trust and The Highland Partner Holdings Trust, but he is not a beneficiary of The Highland Great Plains Trust. Mr. Heppner’s family members are potential beneficiaries of each of these three trusts. HERO was created to (i) to serve as an advisor to National Philanthropic Trust (“NPT”), an unrelated third-party charitable organization, regarding the disbursement of grants to qualifying organizations, and (ii) to serve as an advisor to NPT regarding the administration of charitable contributions made for the benefit of such qualifying organizations. Although HERO can advise on these matters, NPT possessed all final decision-making authority on charitable contributions and complete control over the proceeds received by the charitable organizations. The charitable accounts administered by NPT (“Charitable Accounts”), the beneficiaries of which have historically been multiple Texas universities, have historically received proceeds from certain trusts settled and funded by customers of Ben, in support of their charitable initiatives. HERO does not receive any proceeds from trusts settled and funded by customers of Ben.

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RROC’s purpose is to provide funding and operational support for the research activities conducted by the qualified charities. The funding received by RROC, from proceeds of trusts settled and funded by customers of Ben, may be used, in RROC’s discretion, to (i) provide appropriate facilities and properties for the charitable organizations to utilize as part of their charitable initiatives (those properties and facilities being owned by a Related Entity), and (ii) provide fee revenue to RROC. RROC is granted such rights and authority pursuant to trust instruments entered into between a customer and subsidiaries of Ben as well as an agreement with NPT. Ben’s subsidiaries provide financing to the Customer ExAlt Trusts and Ben is paid as an agent of the trustees for administrative services it provides to the trusts. Ben has certain outstanding payables, including accrued interest, to RROC and the Charitable Accounts (for the benefit of the Texas universities as discussed above) of $2.4 million and $2.3 million and $2.1 million as of December 31, 2025 and March 31, 2025 and 2024, respectively. During the nine months ended December 31, 2025 and the years ended March 31, 2025 and 2024, no amounts were paid to RROC or the Charitable Accounts Due to changes in the Customer ExAlt Trust agreements, no incremental amounts are expected to be allocated to RROC or the Charitable Accounts other than those amounts already provided by certain prior trust agreements. During our fiscal year ending March 31, 2023, the trust advisor to certain of the Customer ExAlt Trusts reassigned the beneficial interest held at NPT to the Kansas TEFFI Economic Growth Trust.

Beneficient Heartland Foundation, Inc.; Initial Charitable Initiative

In connection with each of Ben’s liquidity transactions following the adoption of the TEFFI legislation and BFF’s receipt of a fully-operational trust company charter under the Kansas TEFFI Act, pursuant to Section 28 of the TEFFI Act, a “Qualified Distribution” is made for the benefit of certain economic growth zones and rural communities in the State of Kansas (each, a “Charitable Distribution”). In January 2022, Ben announced its initial $15.4 million Charitable Distribution. The Charitable Distribution was allocated as follows: $2.7 million of cash for the benefit of, and to be received by, the Kansas Department of Commerce to be used at the department’s discretion for development projects and the promotion and growth of the TEFFI industry in Kansas; $0.2 million of cash and assets for the benefit of public charities dedicated to economic development within Mr. Heppner’s hometown of Hesston, Kansas, and surrounding Harvey County, Kansas, as outlined in the TEFFI Act; and $12.5 million in cash and assets to the Beneficient Heartland Foundation, Inc. (“BHF”) as described below. Mr. Heppner’s hometown is Hesston, Kansas and certain of his family members continue to live and/or work in Hesston and other areas of Harvey County, Kansas and may be considered to be direct or indirect beneficiaries of the portions of the initial Charitable Distribution provided to Hesston and Harvey County and to BHF.

On January 20, 2022, BHF was formed as a Kansas nonprofit corporation to receive economic growth contributions pursuant to the TEFFI legislation. BHF is currently governed by a eleven-member board of directors, seven of whom are community leaders within the Hesston, Kansas community and four of whom are Ben employees or individuals otherwise affiliated with Ben. BHF is organized and operated exclusively for charitable and educational purposes within the meaning of Section 501(c)(3) of the Internal Revenue Code. Its purpose is to provide grants and other support to benefit growth, development and expansion of opportunities in rural Kansas communities with populations of 5,000 residents or less, including job and income growth, main street revitalization, educational facility improvements, construction and development, healthcare facility enhancements, senior facility improvements, and support for post-secondary institutions. BHF has the exclusive decision-making authority over all of the economic growth contributions it receives.

BFF is the sole member of BHF and has the right to appoint up to eleven members of BHF board of directors. The BHF board of directors currently consists of 11 community leaders and two employees of Beneficient. Pursuant to the requirements of the Internal Revenue Code, BFF’s governing documents prohibit any of BHF’s assets or earnings from inuring to the benefit of BFF, BMC, or any director, officer or other private individual.

The Kansas TEFFI Economic Growth Trust

The Kansas Economic Growth Trust (the “EGT”) is a common law trust formed on December 7, 2021 by and between an individual as independent trustee, Ben Custody as administrator, and BCH as advisor. The purpose of the EGT is to receive the proceeds of the Customer ExAlt Trusts that are allocable to the Charitable Beneficiaries and to allocate such proceeds between the Kansas Department of Commerce and qualified charitable organizations (including the Beneficient Heartland Foundation, Inc.) in accordance with the requirements of the TEFFI legislation. The proceeds received by the EGT are dedicated exclusively to charitable purposes and the trust agreement prohibits any of the EGT’s assets or earnings from inuring to the benefit of Ben Custody, BCH, any director, officer or other private individual. As noted above, Ben Custody provides administrative and accounting services to the EGT, and BCH serves as advisor to the trustee with respect to the administration and distribution of the trust. Neither Ben Custody nor BCH charges a fee for these services.

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Ben has an outstanding payable to EGT of nil, $0.4 million and $0.1 million as of December 31, 2025, March 31, 2025 and 2024, respectively. Ben paid $2.1 million, $0.4 million and $1.4 million during the nine months ended December 31, 2025 and years ended March 31, 2025 and 2024, respectively. Additionally, during the year ended March 31, 2023, Ben sold its Kansas properties to the EGT in exchange for a $1.4 million promissory note receivable, which is reflected in the other assets line item on the consolidated statements of financial condition. The EGT made a prepayment on the promissory note of $0.2 million during the year ended March 31, 2025, principally in return for the promissory note being extended by two years, until September 30, 2028.

Relationship between Ben and Hicks Holdings LLC

Hicks Holdings LLC, an entity associated with one of Ben’s former directors, is one of the owners and serves as the manager of a limited liability company (“SPV”). A Related Entity also has ownership in the SPV. The SPV holds BCH Preferred A-0 Unit Accounts and BCH Preferred A-1 Unit Accounts among its investment holdings. Hicks Holdings, LLC is also the sole member of HH-BDH as described above in the section regarding the term loan with HH-BDH.

Hicks Holdings Operating LLC (“Hicks Holdings Operating”), an entity associated with one of Ben’s current directors, has historically held BCH Preferred A-0 Unit Accounts, BCH Preferred A-1 Unit Accounts, BCH Class S Ordinary Units and Class B common stock of Beneficient. Hicks Holdings LLC was granted its BCH Preferred A-1 Unit Accounts and BCH Class S Ordinary Units as compensation for services provided in 2018. Hicks Holdings Operating was granted its BCH Preferred A-0 Unit Accounts when a portion of the existing BCH Preferred A-1 Unit Accounts converted to BCH Preferred A-0 Unit Accounts in 2021. Hicks Holdings converted a portion of its existing BCH Preferred A-1 Unit Accounts to BCG Class B common stock of Beneficient in June 2023 in connection with the recapitalization of BCG. In connection with the letter agreement described below, in October 2023, Hicks Holdings assigned the BCH Preferred A-0, BCH Preferred A-1, BCH Class S Ordinary Units, and BCH Class S Preferred Units to HH-BDH. The total balance (based on their GAAP capital accounts) as of December 31, 2025 was $15.3 million. Hicks Holdings Operating held 2,066 shares of Class B common stock as of December 31, 2025. During the year ended March 31, 2025, Mr. Hicks and an entity controlled by Mr. Hicks purchased a total of 12,500 shares of Class A common stock for a purchase price of approximately $0.2 million.

The Company has outstanding payable amounts to Hicks Holdings related to the HH-BDH Credit Agreement totaling approximately $0.8 million as of March 31, 2025. No such amount was outstanding as of March 31, 2024. The Company has outstanding payable amounts to Hicks Holdings related to the HH-BDH Credit Agreement totaling approximately $1.66 million as of December 31, 2025.

On October 15, 2025, Mr. Hicks and Mr. Silk elected to convert approximately $48.0 million and $4.6 million, respectively, of BCH Preferred A-1 Unit Accounts for Class A common stock (the “Limited Conversion”). The Limited Conversion resulted in the issuance of 11,560,705 shares of Class A common stock to HH-BDH and 1,101,082 shares of Class A common stock to Mr. Silk (such shares, the “Limited Conversion Shares”). In connection with the Limited Conversion, Mr. Hicks and Mr. Silk entered into a voting and lock-up agreement which provides that, among other things, (i) the participants will vote their respective Limited Conversion Shares in favor of the recommendation of the Company’s Board (except for the election of members of the Board) and (ii) the Limited Conversion Shares will be subject to lockup until October 1, 2028 (the “Lock-Up Period”). Messrs. Silk and Hicks also agreed to forego any potential appreciation in the value of the Limited Conversion Shares between the date of the Limited Conversion and the expiration of the Lock-Up Period by agreeing to forfeit the number of Limited Conversion Shares equal in value to any such appreciation at the expiration of the Lock-Up Period. As a result of the Limited Conversion, the participants will forgo certain allocations, distributions, preferred returns, conversion and other rights and preferences associated with the BCH Preferred A-1 Unit Accounts.

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Services Provided by Representatives of Ben and the Trusts Associated with the Loans

An independent individual most recently served as trustee for the LT 1 through 29 Liquid Trusts, The LT1A through LT29A Funding Trusts, and The Collective Collateral Trust I, The Collective Collateral Trust II, The Collective Collateral Trust III, The Collective Collateral Trust IV, The Collective Collateral Trust V, The Collective Collateral Trust VI, The Collective Collateral Trust VII, and The Collective Collateral Trust VII in the associated ExAlt Plan that are created at origination for each of our loans until Beneficient Company Group (USA) assumed the role in the current fiscal year. Additionally, Beneficient Fiduciary Financial, L.L.C., a subsidiary of Beneficient, is the trustee of the EP-00100 through EP-00121 Liquid Trusts, the EP-00100 through EP-00121 Funding Trusts, The Collective Collateral Trust and The Participation Collective Collateral Trust. Ben earns administration fees (for providing administrative services to the trustee) and interest income from these trusts. Previously, an employee of Ben and another individual served as co-trustees for these trusts. The employee received no compensation for their services as co-trustee.

Related Party Transactions in connection with the Business Combination

Conversion and Exchange Agreements

On June 6, 2023, immediately prior to the Conversion, the BCG Recapitalization occurred as follows: (i) the limited partnership agreement of BCG was amended to create one new subclass of BCG common units, the Class B Common Units (the “BCG Class B Common Units”), and the existing common units were renamed the Class A Common Units (the “BCG Class A Common Units”); and (ii) certain holders of the BCH Preferred A-1 Unit Accounts, including Messrs. Fisher, Schnitzer, Hicks Holdings Operating, LLC (“Hicks Holdings”) and BHI, entered into conversion and exchange agreements (the “BCG Conversion and Exchange Agreements”) with BCG and BCH, pursuant to which they converted certain BCH Preferred A-1 Unit Accounts to BCH Class S Ordinary Units, which BCH Class S Ordinary Units were contributed to BCG in exchange for BCG Class A Common Units and/or BCG Class B Common Units. Pursuant to the Conversion, the BCG Class A Common Units converted into 1.25 shares of Class A common stock, and the BCG Class B Common Units converted into 1.25 shares of Class B common stock. Additionally, the Class B common stock is convertible into Class A common stock on a one-for-one basis at the election of the holder thereof and is entitled to 10 votes per share in all matters on which stockholders of Beneficient generally are entitled to vote.

Pursuant to the Conversion, each BCG Class A Common Unit converted into 1.25 shares of Class A common stock, each BCG Class B Common Unit converted into 1.25 shares of Class B common stock, and the BCG Preferred B-2 Unit Accounts converted into shares of Class A common stock at a rate based on a 20% discount to the $6,400 valuation of the Class A common stock (or $5,120). As a result, in the Conversion, we issued 134,558 shares of Class A common stock with respect to the BCG Class A Common Units, 29,908 shares of Class B common stock with respect to the BCG Class B Units and 146,954 shares of Class A common stock with respect to the BCG Preferred B-2 Unit Accounts.

On June 7, 2023, and in connection with the consummation of the Business Combination, Beneficient, Ben LLC and BCH entered into that certain Exchange Agreement (the “BCH Exchange Agreement”), pursuant to which BCH Class S Ordinary Units may be exchanged, on a one-for-one basis, for Class A common stock upon the election of the holder of such BCH Class S Ordinary Units. The holder of such BCH Class S Ordinary Units must provide not less than sixty-one (61) days prior notice (“Notice”) of the exchange to both the Beneficient and Ben LLC, which shall occur on the later of (A) the expiration of such sixty-one (61) day Notice period, unless waived by Beneficient; (B) the third business day after the date of the earnings release by the Beneficient covering the fiscal quarter in which the Notice is provided; or (C) the first day following the earnings release by the Beneficient covering the fiscal quarter in which the Notice is provided that directors and executive officers of the Issuer are permitted to trade under the applicable policies of Beneficient relating to trading by directors and executive officers.

The BCH Exchange Agreement also provides that Beneficient shall have the right to refuse to honor any request for an exchange under the following circumstances: (i) if any such exchange is not permitted under the terms of any insider trading policy of Beneficient applicable to the employees and directors of Beneficient or its subsidiaries, (ii) at any time or during any period if Beneficient, BCH or Ben LLC determine, based on the advice of counsel (including advice provided by counsel employed by Beneficient, BCH or Ben LLC), that there may be material non-public information that may affect the trading price per share of Class A common stock at such time or during such period, (iii) if such exchange would be prohibited under applicable law or regulation, or (iv) to the extent such exchange would not be permitted under the terms and provisions of BCH A&R LPA.

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Stockholders Agreement

In connection with the consummation of the Transactions, the Company, BHI, Hicks Holdings and Mr. Schnitzer, entered into the Stockholders Agreement, which became effective in connection with the consummation of the Business Combination on June 7, 2023.

Pursuant to the Stockholders Agreement, the Class B Holders shall have the right to elect at least five directors to the Company’s Board, and the Board will be required to establish and maintain (i) a compensation committee, (ii) a nominating committee, (iii) an executive committee and (iv) a community reinvestment committee (collectively, the “Board Committees”). The Stockholders Agreement also provides that each of the Board Committees will be comprised of no more of four members, and at least two (2) members shall be Class B Directors designated by the majority of the Class B Directors and the remaining members shall be designated by the directors elected by holders of Class A common stock and Class B common stock, voting together as a single class. The majority of the Class B Directors also have the right to designate the chair of each of the Board Committees.

Consulting Agreements

In connection with the closing of the Company’s Business Combination, the Company entered into consulting agreements with each of Messrs. Hicks, Schnitzer and Fisher to replace and supersede their respective director agreements (the “Consulting Agreements”). Pursuant to the Consulting Agreements, each of Messrs. Hicks, Schnitzer and Fisher agreed to mentor, advise and support Beneficient and its related entities regarding its business of providing services, insurance, liquidity and financing for alternative asset holders and will each receive an annual cash fee of $150,000 per year. Such consulting fee will be in addition to the annual cash retainer Messrs. Hicks, Schnitzer and Fisher receive under the director compensation program. The Consulting Agreements acknowledge the continuing effectiveness of certain provisions in the director agreements regarding equity awards previously awarded to Messrs. Hicks, Schnitzer and Fisher under their respective previous director agreements. The Consulting Agreements have an initial term of one (1) year and will automatically renew for successive one (1) year terms unless sooner terminated in accordance with their terms. In the event the initial or any renewal term is terminated before it expires due to a removal or because Messrs. Hicks, Schnitzer and Fisher is not re-elected or re-appointed, in each case without cause (as defined in the consulting agreement), the annual consulting fee will continue to be paid through the end of the initial or renewal term, as applicable. In connection with the consulting agreements, Messrs. Hicks, Schnitzer and Fisher agreed to confidentiality and intellectual property protection provisions.

Mr. Fisher retired from our Board effective March 15, 2024 and thus his above referenced consulting agreement terminated during fiscal 2024. Mr. Hicks’ consulting agreement terminated on December 6, 2025 in connection with passing.

Registration Rights Agreement

In connection with the consummation of the Business Combination, the Company, Avalon Acquisition Holdings, LLC (the “Avalon Sponsor”) and the directors and executive officers of the Company, and other direct and indirect holders of BCH entered into a Registration Rights Agreement (the “Ben Legacy Holder Registration Rights Agreement”) containing certain registration rights for their Class A common stock and the shares of Class A common stock underlying the Class B common stock. Under the Ben Legacy Holder Registration Rights Agreement, as soon as it is permitted to do so, the Company shall file a shelf registration statement to register the resale of certain shares of Class A common stock and maintain its effectiveness until all registrable securities have been sold or may be sold in a single transaction pursuant to Rule 144 without volume limitation or current public information. Holders of registrable securities shall be entitled to demand and piggyback registration rights, subject to certain conditions set forth in the Ben Legacy Holder Registration Rights Agreement.

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Beneficient Legacy Lock-Up Agreements

The Company and certain executive officers of BCG and directors of the general partner of BCG who became holders of Class A common stock as a result of the Business Combination entered into a lock-up agreement (“Beneficient Legacy Lock-Up Agreement”), dated June 7, 2023, pursuant to which each such holder agreed not to transfer Class A common stock or securities convertible into Class A common stock held or subsequently acquired by such holder for the applicable lock-up period. The lock-up period expired on the six (6) month anniversary of the closing of the Business Combination.

Beneficient Company Holdings, L.P. Interests

Many of our officers, directors and significant equity holders hold, either directly or indirectly, limited partner interests in BCH, and such interests are reflected within the noncontrolling interests in our financial statements. These equity interests in BCH have generally resulted from prior transactions involving the formation or recapitalization of the Company and its subsidiaries and constitute a significant ongoing economic interest in the Company as well as a source of significant economic value and income to the holders of these limited partner interests. Through their participation in the value of these equity interests in BCH, these related parties receive financial benefits from our businesses that include, but are not limited to, certain income allocations, preferred returns, issuances of additional limited partner interests, cash distributions and other payments. The following will describe certain of the rights and preferences of these limited partner interests in BCH and the benefits to our related parties who are holders, either directly or indirectly, of the limited partner interests in BCH.

BCH Preferred A-0 Unit Accounts

Holders of the BCH Preferred A-0 Unit Accounts, which include as of December 31, 2025, BHI, which is owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries, and Messrs. Hicks (through HH-BDH), and Schnitzer, who were directors of Beneficient on such date, are entitled to quarterly guaranteed cash payments (the “Guaranteed Payments”) equal to 1.50% per fiscal quarter (or 6.0% per annum) of their then respective BCH Preferred A-0 Unit Accounts capital account balance on an annual basis. Mr. Fisher and Mr. Silk, who resigned from the Board effective March 15, 2024 and May 10, 2024, respectively, also hold BCH Preferred A-0 Unit Accounts and are entitled to receive the Guaranteed Payments. BCH’s obligation to make such Guaranteed Payment is not subject to available cash and has priority over all other distributions made by BCH. The Guaranteed Payments are not made payable in connection with an allocation of income but are a required cash payment recorded as an allocation of income for BCH to the BCH Preferred A-0 Unit Accounts holders. BHI and the other holders of the BCH Preferred A-0 Unit Accounts have entered into an agreement to defer the delivery of Guaranteed Payments until November 15, 2024; provided that, the right to such deferred Guaranteed Payments continue to accrue on a quarterly basis and that Guaranteed Payments may be made prior to November 15, 2024 if the Audit Committee of Beneficient determines that making such payment, in part or in full, would not cause the Company to incur a going concern. As part of the proposed transactions to revise BCH’s liquidation priority described elsewhere in this Proxy Statement, the Guaranteed Payments would be further deferred until November 15, 2025 on terms consistent with those described above if the proposed transactions are completed, however, with the resignation of Brad Heppner from his position as Chief Executive Officer and Chairman of the Board of Directors on June 19, 2025, we do not expect the transaction to be consummated on the terms set forth in the Master Agreement. Accordingly, the Company is exploring available alternative options, including renegotiating terms or not proceeding with the transaction. An entity controlled by Mr. Heppner holds the majority of the BCH Preferred A-0. For FY2025 and FY 2024, Guaranteed Payments in the following respective approximate amounts were accrued, but not paid, to such related party holders of the BCH Preferred A-0 Unit Accounts: BHI - FY2024, $13.7 million and FY 2025, $14.5; Mr. Fisher - FY2024, $76,025 and FY 2025, $80,691; Mr. Hicks - FY2024, $1,017,829 and FY 2025, $1,080,287; Mr. Schnitzer - FY2024, $76,025 and FY 2025, $80,691; and Mr. Silk - FY2024, $74,529 and FY 2025, $79,103. For the nine months ended December, 2025, Guaranteed Payments in the following respective approximate amounts were accrued, but not paid, to such related party holders of the BCH Preferred A-0 Unit Accounts: BHI – $11,409,959; Mr. Fisher – $63,752; Mr. Hicks – $853,501; Mr. Schnitzer – $63,752; and Mr. Silk – $62,498.

As of December 31, 2025, the aggregate approximate amount of the accrued but unpaid Guaranteed Payments for each of the related party holders of the BCH Preferred A-0 Unit Accounts were as follows: BHI – $56.8 million; Mr. Fisher – $315 thousand; Mr. Hicks – $4.2 million; Mr. Schnitzer – $315 thousand; and Mr. Silk – $286 thousand.

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BCH Preferred A-1 Unit Accounts

Holders of the BCH Preferred A-1 Unit Accounts, which as of February 13, 2026 include, BHI, which is owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries, and Messrs. Fisher, Hicks, Schnitzer and Silk, who were directors of Ben Management and are currently or were directors of Beneficient during portions of fiscal 2024 or 2025, are entitled to a quarterly preferred return (the “Quarterly Preferred Series A-1 Return”) equal to the hypothetical capital account balance of such BCH Preferred A-1 Unit Accounts multiplied by a rate, which we refer to as the base rate (as described below), and allocable by a corresponding increase to the BCH Preferred A-1 Unit Accounts capital account.

Pursuant to the terms of the previous BCH Seventh A&R LPA, the Quarterly Preferred Series A-1 Return is only allocable to the capital account for any quarterly period to the extent of the amount of income available to be allocated with respect to BCH Preferred A-1 Unit Accounts; provided that, amounts not allocated to the capital account during a given quarterly period as a result of insufficient income are added pro rata to a hypothetical BCH Preferred A-1 Unit Accounts capital account for each holder of the BCH Preferred A-1 Unit Accounts and become allocable to the capital account in the next quarterly period of which sufficient income is available for allocation with respect to BCH Preferred A-1 Unit Accounts (with respect to the aggregate amounts so accrued as of any given date, such amount, the “Accrued Quarterly Preferred Series A-1 Return”). Holders of the BCH Preferred A-1 Unit Accounts are entitled to receive, following the allocation of certain excluded amounts pursuant to Section 5.04(c) of the BCH A&R LPA and certain other required allocations pursuant to Section 5.04(a) of the BCH A&R LPA, allocations until the Quarterly Preferred Series A-1 Return and any Accrued Quarterly Preferred Series A-1 Return have been allocated. The hypothetical BCH Preferred A-1 Unit Accounts capital account is used for purposes of calculating the Quarterly Preferred Series A-1 Return and, as a result, increases in the hypothetical BCH Preferred A-1 Unit Accounts capital account result in increased Quarterly Preferred Series A-1 Returns in the future. Holders of the BCH Preferred A-1 Unit Accounts are also entitled to receive allocations of sale proceeds of BCH in an amount up to their hypothetical BCH Preferred A-1 Unit Accounts capital account, thereby increasing such holder’s BCH Preferred A-1 Unit Accounts capital account and resulting distributions.

As a result, the hypothetical BCH Preferred A-1 Unit Accounts capital balance represents a significant implicit value to any holder of the BCH Preferred A-1 Unit Accounts. On April 26, 2019, the BCH A&R LPA was amended to provide a rate cap with respect to the Quarterly Preferred Series A-1 Return (the “Preferred Series A-1 Rate Cap”). On November 12, 2021, the BCH A&R LPA was amended to remove the Preferred Series A-1 Rate Cap. This amendment added a feature that reduces the hypothetical capital account used to calculate quarter preferred returns by any amount that was allocated as a GAAP deemed dividend pursuant to Section 5.05(i) of the BCH A&R LPA.

In connection with the consummation of the Business Combination, the holders of the BCH Preferred A-1 Unit Accounts agreed to significantly reduce the BCH Preferred A-1 Unit Accounts return rate and also agreed to waive and defer the accrual of the preferred return as described above. Commencing with the effectiveness of the BCH Eighth A&R LPA, on June 7, 2023, in connection with the consummation of the Business Combination, the base rate shall be the most recent 90-Day Average Secured Overnight Financing Rate as published by the Federal Reserve Bank of New York prior to each fiscal quarter plus 0.5% (2.0% per annum); provided, that the Quarterly Preferred Series A-1 Return shall be waived and shall not accrue during the period from the effective date of the BCH Eighth A&R LPA until December 31, 2024, except to the extent of allocations of income to the holders of the BCH Preferred A-1 Unit Accounts, in which event distributions may be requested by the holders of the BCH Preferred A-1 Unit Accounts, and if not requested, such amounts shall be accrued. In addition, until January 1, 2025, the hypothetical BCH Preferred A-1 Unit Accounts capital account will only be increased to the extent there are allocations of income during such period. The agreement to waive and not accrue the Quarterly Preferred Series A-1 Return from the effective date of the BCH Eighth A&R LPA until December 31, 2024, which remained under the terms of the BCH Ninth A&R LPA, does not affect or waive any Quarterly Preferred Series A-1 Returns or hypothetical BCH Preferred A-1 Unit Accounts capital account already accrued as of the effective date of the BCH Eighth A&R LPA, which totaled approximately $106 million at that date and totaled approximately $156 million as of December 31, 2025.

As a result of the Limited Conversion, each of Mr. Hicks and Mr. Silk determined to forgo certain allocations, distributions, preferred returns, conversion and other rights and preferences associated with the BCH Preferred A-1 Unit Accounts.

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BCH Preferred A-1 Unit Accounts have the redemption and conversion features and rights as described in “-Description of Securities - BCH Preferred A-1 Unit Accounts”, which is filed as Exhibit 4.6 to the Company’s Annual Report.

For FY2024, no Accrued Quarterly Preferred Series A-1 Returns accrued to each of the related party holders of the BCH Preferred A-1 Unit Accounts. For FY2025, the following approximate amounts of the Accrued Quarterly Preferred Series A-1 Returns accrued to each of the related party holders of the BCH Preferred A-1 Unit Accounts: BHI - FY2025, $12.2 million; Mr. Fisher - FY2025, $55,827; Mr. Hicks - FY2025, $911,814; Mr. Schnitzer - FY2025, $55,827; and Mr. Silk - FY2025, $81,618. For the nine months ended December 31, 2025, the following approximate amounts of the Accrued Quarterly Preferred Series A-1 Returns accrued to each of the related party holders of the BCH Preferred A-1 Unit Accounts: BHI – $35.9 million; Mr. Fisher – $164,133 thousand; and Mr. Schnitzer – $164,133 thousand.

As of December 31, 2025, the estimated capital account balance determined in accordance with Section 704 of the Internal Revenue Code and the estimated hypothetical capital account balance for the BCH Preferred A-1 Unit Accounts for each of the related party holders of the BCH Preferred A-1 Unit Accounts were approximately as follows:

BHI - capital account $644.0 million and hypothetical capital account of $779.0 million; Mr. Fisher - capital account of $2.9 million and hypothetical capital account of $3.6 million; and Mr. Schnitzer - capital account of $2.9 million and hypothetical capital account of $3.6 million.

The aggregate hypothetical BCH Preferred A-1 Unit Accounts capital balance for BHI and Messrs. Fisher, Hicks and Schnitzer would have been higher but for the previous Preferred Series A-1 Rate Cap. With respect to any quarterly period for which there is an allocation of income to the BCH Preferred Series A-1 Unit Accounts associated with either the Quarterly Preferred Series A-1 Return or the Accrued Quarterly Preferred Series A-1 Return, BCH is required to make a tax distribution in cash to BCH Preferred A-1 Unit Account holders, including BHI.

BCH Class S Ordinary Units

As of February 13, 2026, the holders of the BCH Class S Ordinary Units include BHI, which is owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries, Mr. Hicks, and BMP, which holds such BCH Class S Ordinary Units in connection with the BMP Equity Incentive Plan. Following certain allocations of income to the BCH Class S Units, the capital account balance associated with such BCH Class S Units shall be reduced by the amount so allocated and, in exchange, the holders shall be issued an equal number of BCH Class S Ordinary Units and BCH Class S Preferred Units equal to the amount of the reduction in the capital account divided by a price, which we refer to as the unit price, that will equal to the closing price of the Class A common stock on the primary exchange on which the shares of Class A common stock are listed on the date of such exchange or, if the Class A common stock is not listed on a national securities exchange, the closing price on the date of such exchange as quoted on the automated quotation system on which the Class A common stock is quoted. Such provisions result in the holders of the BCH Class S Ordinary Units and BCH Class S Preferred Units receiving additional limited partner interests in BCH as a result of the allocation of income of BCH while retaining the BCH Class S Units. In addition, BCH Class S Ordinary Units have the distribution and exchange features and rights as described in “-Description of Securities - BCH Class S Ordinary Units”, which is filed as Exhibit 4.6 to the Company’s Annual Report.

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BCH Class S Preferred Units

As of February 13, 2026, holders of the BCH Class S Preferred Units include BHI, which is owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO is the trustee, and Mr. Heppner and his family are the beneficiaries, Mr. Hicks, and BMP, which holds such BCH Class S Preferred Units in connection with the BMP Equity Incentive Plan. Holders of the BCH Class S Preferred Units are entitled to the Quarterly Class S Preferred Unit Return equal to the hypothetical capital account balance of such BCH Class S Preferred Units multiplied by the base rate and allocable by a corresponding increase to the BCH Class S Preferred Unit capital account. Pursuant to the terms of the previous BCH Seventh A&R LPA, the Quarterly Class S Preferred Unit Return is only allocable to the capital account for any quarterly period to the extent of the amount of income available to be allocated with respect to BCH Class S Preferred Units; provided that, amounts not allocated to the capital account during a given quarterly period as a result of insufficient income are added pro rata to a hypothetical BCH Class S Preferred Unit capital account for each holder and become allocable to the capital account in the next quarterly period of which sufficient income is available for allocation with respect to BCH Class S Preferred Units (with respect to the aggregate amounts so accrued as of any given date, such amount, the “Accrued Quarterly Class S Preferred Unit Return”). Holders of the BCH Class S Preferred Units are entitled to receive, following the allocation of certain excluded amounts pursuant to Section 5.04(c) of the BCH A&R LPA and certain other required allocations pursuant to Section 5.04(a) of the BCH A&R LPA, allocations until the Quarterly Class S Preferred Unit Return and any Accrued Quarterly Class S Preferred Unit Return have been allocated. The hypothetical BCH Class S Preferred Unit capital account is used for purposes of calculating the Quarterly Class S Preferred Unit Return and, as a result, increases in the hypothetical BCH Class S Preferred Unit capital account result in increased returns in the future. Holders of the BCH Class S Preferred Units are also entitled to receive allocations of sale proceeds of BCH in an amount up to their hypothetical BCH Class S Preferred Unit capital account, thereby increasing such holder’s BCH Class S Preferred Unit capital account and resulting distributions. As a result, the hypothetical BCH Class S Preferred Unit capital balance represents a significant implicit value to any holder of the BCH Class S Preferred Units.

In connection with the consummation of the Business Combination, the holders of the BCH Class S Preferred Units agreed to significantly reduce the BCH Class S Preferred Units return rate and also agreed to waive and defer the accrual of the preferred return described above. Commencing with the effectiveness of the BCH Eighth A&R LPA on June 7, 2023, in connection with the consummation of the Business Combination, the base rate shall be reduced to the base rate described for the BCH Preferred A-1 Unit Accounts described above; provided that the Quarterly Class S Preferred Unit Return shall be waived and shall not accrue during the period from the effective date of the BCH Eighth A&R LPA until December 31, 2024 except to the extent of allocations of income to the holders of the BCH Class S Preferred Units. In addition, until January 1, 2025, the hypothetical BCH Class S Preferred Units capital account will only be increased to the extent there are allocations of income during such period. The agreement to waive and not accrue the Quarterly Class S Preferred Unit Return from the effective date of the BCH Eighth A&R LPA until December 31, 2024, which remained under the terms of the BCH Ninth A&R LPA, does not affect or waive any Quarterly Class S Preferred Unit Returns or hypothetical BCH Class S Preferred Unit Accounts capital account already accrued as of the effective date of the BCH Eighth A&R LPA.

The BCH Class S Preferred Units have the distribution and conversion features and right as described “Description of Securities - BCH Class S Preferred Units,” which is filed as Exhibit 4.6 to the Company’s Annual Report.

For FY2024, there was no accrual during the period as a result of a waiver in connection with the Business Combination Agreement. For FY2025, the following approximate amounts of the Accrued Quarterly Class S Preferred Returns accrued to each of the related party holders of the BCH Class S Preferred Units: BHI - $1,985; Mr. Hicks - $2; and BMP - $1,962. As of December 31, 2025, the estimated capital account balance determined in accordance with Section 704 of the Internal Revenue Code and the estimated hypothetical capital account balance for BCH Class S Preferred Units for each of the related party holders of the BCH Class S Preferred Units were approximately as follows: BHI - capital account of $254 and hypothetical capital account of $126,633; Mr. Hicks - capital account of $5 and hypothetical capital account of $128; and BMP - capital account of $275 and hypothetical capital account of $122,626.

For the nine months ended December 31, 2025, the following approximate amounts of the Accrued Quarterly Class S Preferred Returns accrued to each of the related party holders of the BCH Class S Preferred Units: BHI – $5,840; Mr. Hicks – $6, and BMP – $5,668.

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BCH Preferred C-1 Unit Accounts

As the holder of the BCH Preferred C-1 Unit Accounts, GWG was entitled to a quarterly preferred return (the “Quarterly Preferred Series C-1 Return”) equal to the hypothetical capital account balance of such BCH Preferred C-1 Unit Accounts multiplied by a rate equal to a fraction (i) the numerator of which is (A) the positive percentage rate change, if any, to the seasonally adjusted Consumer Price Index for All Urban Consumers covering the period including the calculation date, plus (B) 0.75 percent (0.5 percent prior to the consummation of the Business Combination), and (ii) the denominator of which is 1 minus the highest effective marginal combined U.S. federal, state and local income for a fiscal year for an individual in New York, New York (taking into account (a) the non-deductibility of expenses subject to the limitations described in Sections 67(a) and 68 of the Internal Revenue Code of 1986 and (b) the character (e.g., long-term or short-term capital gain or ordinary or exempt income) of the applicable income, but not taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes). Such Quarterly Preferred Series C-1 Return was allocable by a corresponding increase to the BCH Preferred C-1 Unit Accounts capital account. Pursuant to the terms of the previous BCH Seventh A&R LPA, which continued to be applicable under the BCH Eighth A&R LPA, the Quarterly Preferred Series C-1 Return was only allocable to the capital account for any quarterly period to the extent of the amount of income available to be allocated with respect to BCH Preferred C-1 Unit Accounts; provided that, amounts not allocated to the capital account during a given quarterly period as a result of insufficient income were added pro rata to a hypothetical BCH Preferred C-1 Unit Accounts capital account for GWG, as the holder of the BCH Preferred C-1 Unit Accounts and became allocable to the capital account in the next quarterly period of which sufficient income is available for allocation with respect to BCH Preferred C-1 Unit Accounts (with respect to the aggregate amounts so accrued as of any given date, such amount, the “Accrued Quarterly Preferred Series C-1 Return”). GWG, as the holder of the BCH Preferred C-1 Unit Accounts was entitled to receive, following the allocation of certain excluded amounts pursuant to Section 5.04(c) of the BCH A&R LPA and certain other required allocations pursuant to Section 5.04(a) of the BCH A&R LPA, allocations until the Quarterly Preferred Series C-1 Return and any Accrued Quarterly Preferred Series C-1 Return have been allocated. The hypothetical BCH Preferred C-1 Unit Accounts capital account was used for purposes of calculating the Quarterly Preferred Series C-1 Return and, as a result, increases in the hypothetical BCH Preferred C-1 Unit Accounts capital account resulted in increased Quarterly Preferred Series C-1 Returns in the future. GWG, as the holder of the BCH Preferred C-1 Unit Accounts is also entitled to receive allocations of sale proceeds of BCH in an amount up to their hypothetical BCH Preferred C-1 Unit Accounts capital account, thereby increasing GWG’s BCH Preferred C-1 Unit Accounts capital account and resulting distributions. As a result, the hypothetical BCH Preferred C-1 Unit Accounts capital balance represented a significant implicit value to GWG, as the holder of the BCH Preferred C-1 Unit Accounts. For FY2023, the Accrued Quarterly Preferred Series C-1 Returns accrued to GWG, as the holder of the BCH Preferred C-1 Unit Accounts was $12.0 million. As of March 31, 2023, the estimated capital account balance determined in accordance with Section 704 of the Internal Revenue Code and the estimated hypothetical capital account balance for the BCH Preferred C-1 Unit Accounts for GWG, as the holder of the BCH Preferred C-1 Unit Accounts were approximately as follows: capital account $205 million and hypothetical capital account $225 million. With respect to any quarterly period for which there is an allocation of income to the BCH Preferred Series C-1 Unit Accounts associated with either the Quarterly Preferred Series C-1 Return or the Accrued Quarterly Preferred Series C-1 Return, BCH was required to make a tax distribution in cash to GWG, as the holder of the BCH Preferred C-1 Unit Accounts. On July 10, 2023, the BCH Preferred C-1 converted into 68,814 shares of Class A common stock at approximately $2,983.40 per share (as adjusted for stock splits). The BCH Ninth A&R LPA, effective April 18, 2024, removed reference to the BCH Preferred C-1 Unit Accounts.

BCH FLP Unit Accounts

The BCH FLP Unit Accounts are subdivided into the BCH FLP-1 Unit Accounts, BCH FLP-2 Unit Accounts and BCH FLP-3 Unit Accounts. As of December 31, 2025, BHI, which is owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries, holds all of the BCH FLP-1 Unit Accounts and BMP, which is owned by directors and employees of Ben, holds the limited partner interests in the BCH FLP-2 Unit Accounts. As discussed below, BCH issued the BCH FLP-3 Unit Accounts to an entity controlled and directly or indirectly owned by our former CEO, who resigned on June 19, 2025, and such BCH FLP-3 Unit Accounts are entitled to certain distributions as described below and in the “Executive Compensation” section of this Proxy Statement.

BCH FLP-1 Unit Accounts

As the holder of BCH FLP-1 Unit Accounts, BHI is entitled to quarterly issuances of an equal amount of BCH Class S Ordinary Units and BCH Class S Preferred Units that in aggregate is equal to the income allocated to BCH FLP-1 Unit Accounts pursuant to the BCH A&R LPA. BCH FLP-1 Unit Accounts are allocated income equal to 50.5% of: (1) fifteen percent (15%) of the profits from financing activities of BCH and its subsidiaries, exclusive of profits from other activities such as fees or reimbursement of expenses in connection with trustee or custodial services and insurance and insurance-related activities (this will generally include revenues from Ben Liquidity subsidiaries), and (2) the Excess EBITDA Margin, which generally relates to the fee-generating businesses of Beneficient, exclusive of financing activity revenues. The Excess EBITDA Margin for an applicable entity is equal to the lesser of (i) 50% of the revenues of BCH and its tax pass-through subsidiaries, excluding revenues from financing activities, and (ii) an amount of revenues that will cause the EBITDA of such entity divided by the gross revenues of such entity to equal 20% (this will generally include the subsidiaries of Ben Custody and Ben Insurance Services). BCH FLP-1 Unit Accounts are also entitled to receive annual tax distributions. Such provisions result in BHI, as the holder of the BCH FLP-1 Unit Accounts, receiving additional limited partner interests in BCH as a result of the allocation of income of BCH while retaining such BCH FLP-1 Unit Accounts. For FY2024 and FY2025, BHI did not receive any BCH S Ordinary Units or BCH S Preferred Units in connection with certain income allocations as a holder of the BCH FLP-1 Units Accounts.

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In addition, BCH FLP-1 Unit Accounts are entitled to the allocation of a portion of any upward carrying value adjustment as calculated pursuant to Internal Revenue Code Section 704(b). Commencing with the effectiveness of the BCH Eighth A&R LPA on June 7, 2023, BMP, as the holder of the BCH FLP-2 Unit Accounts, is also entitled to receive an allocation of a portion of any upward carrying value adjustment as calculated pursuant to Internal Revenue Code Section 704(b). In the event of an upward carrying value adjustment, the BCH FLP-1 Unit Accounts (50.5%) and the FLP-2 Unit Accounts (49.5%) are entitled to first be allocated gains associated with such carrying value adjustment equal to 15% of the value of the capital accounts of all Class A Units and Class S Units, calculated based on the post-adjusted capital accounts of the then outstanding Class A Units and Class S Units. Immediately following any such allocation, the amount allocated is converted in BCH Class S Ordinary Units at the unit price, which is determined by the closing price of a share of the Class A common stock on the primary exchange on which such shares are listed. The consummation of the Business Combination resulted in an upward adjustment of the carrying value of the assets of BCH allocable to the FLP-1 and FLP-2 Unit Accounts of approximately $321.9 million. Pursuant to the terms of the BCH Eighth A&R LPA, which became effective upon the consummation of the Business Combination on June 7, 2023, 50,298 Class S Ordinary Units would be issuable as a result of the carrying value adjustment. Additionally, subsequent to the Business Combination, additional carrying value adjustments occurred, and approximately 209,429 (inclusive of the 50,298 units described above) BCH Class S Ordinary Units would be issuable through December 31, 2025 as a result of such carrying value adjustments, subject to the Compensation Policy. Under the Compensation Policy, unless waived or amended, the number of BCH Class S Ordinary Units that may be issued as a result of the carrying value adjustments is limited and requires approval of the Board; provided that any such BCH Class S Ordinary Units that that are issuable under the carrying value provision may be issued in subsequent years in accordance with the Compensation Policy. As of December 31, 2025, there has been no allocation of the carrying value adjustment among the holders of the FLP-1 Unit Accounts and the FLP-2 Unit Accounts and no issuance of any BCH Class S Ordinary Units as a result of such adjustment. For additional information, see the section titled “-Executive Compensation - Compensation Policy” in this Proxy Statement.

BCH FLP-2 Unit Accounts

BMP is the sponsor of the BMP Equity Incentive Plan and holds the BCH FLP-2 Unit Accounts. As the holder of BCH FLP-2 Unit Accounts, BMP is entitled to quarterly issuances of an equal amount of BCH Class S Ordinary Units and BCH Class S Preferred Units that in aggregate is equal to the income allocated to BCH FLP-2 Unit Accounts pursuant to the BCH A&R LPA. BCH FLP-2 Unit Accounts are allocated income equal to 49.5% of: (1) fifteen percent (15%) of the profits from financing activities of BCH and its subsidiaries, exclusive of profits from other activities such as fees or reimbursement of expenses in connection with trustee or custodial services and insurance and insurance-related activities (this will generally include revenues from Ben Liquidity subsidiaries), and (2) the Excess EBITDA Margin, which generally relates to the fee-generating businesses of Beneficient, exclusive of financing activity revenues. The Excess EBITDA Margin for an applicable entity is equal to the lesser of (i) 50% of the revenues of BCH and its tax pass-through subsidiaries, excluding revenues from financing activities, and (ii) an amount of revenues that will cause the EBITDA of such entity divided by the gross revenues of such entity to equal 20% (this will generally include the subsidiaries of Ben Custody and Ben Insurance Services). BCH FLP-2 Unit Accounts are also entitled to receive annual tax distributions. Such provisions result in BMP, as the holder of the BCH FLP-2 Unit Accounts, receiving additional limited partner interests in BCH as a result of the allocation of income of BCH while retaining such BCH FLP-2 Unit Accounts. For FY2024 and FY2025, BMP did not receive any BCH S Ordinary Units or BCH S Preferred Units in connection with certain income allocations as a holder of the BCH FLP- 2 Units Accounts.

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In addition, commencing with the effectiveness of the BCH Eighth A&R LPA on June 7, 2023, BMP, as the holder of the BCH FLP-2 Unit Accounts, is also entitled to receive an allocation of a portion of any upward carrying value adjustment as calculated pursuant to Internal Revenue Code Section 704(b). In the event of an upward carrying value adjustment, the BCH FLP-1 Unit Accounts (50.5%) and the FLP-2 Unit Accounts (49.5%) are entitled to first be allocated gains associated with such carrying value adjustment equal to 15% of the value of the capital accounts of all Class A Units and Class S Units, calculated based on the post-adjusted capital accounts of the then outstanding Class A Units and Class S Units. Immediately following any such allocation, the amount allocated is converted in BCH Class S Ordinary Units at the unit price, which is determined by the closing price of a share of the Class A common stock on the primary exchange on which such shares are listed. The consummation of the Business Combination resulted in an upward adjustment of the carrying value of the assets of BCH allocable to the FLP-1 and FLP-2 Unit Accounts of approximately $321.9 million. Pursuant to the terms of the BCH Eighth A&R LPA, which became effective on June 7, 2023, 50,298 Class S Ordinary Units would be issuable as a result of the carrying value adjustment. Additionally, subsequent to the Business Combination, additional carrying value adjustments occurred, and approximately 209,429 (inclusive of the 50,298 units described above) BCH Class S Ordinary Units would be issuable through December 31, 2025 as a result of such carrying value adjustments, subject to the Compensation Policy. Under the Company’s Compensation Policy, unless waived or amended, the number of BCH Class S Ordinary Units that may be issued as a result of the carrying value adjustments is limited and requires approval of the Board; provided that any such BCH Class S Ordinary Units that are issuable under the carrying value provision may be issued in subsequent years in accordance with the Compensation Policy. As of December 31, 2025, there has been no allocation of the carrying value adjustment among the holders of the FLP-1 Unit Accounts and the FLP-2 Unit Accounts and no issuance of any BCH Class S Ordinary Units as a result of such adjustment. For additional information, see the section titled “-Executive Compensation - Compensation Policy” in this Proxy Statement.

BCH FLP-3 Unit Accounts

As the holder of BCH FLP-3 Unit Accounts, BHI is entitled to quarterly tax and other distributions equal to 100% of the amount of profit allocated to BHI’s BCH FLP-3 Unit Accounts capital account. BCH’s obligations to make such distributions are not subject to available cash. BCH FLP-3 Unit Accounts are allocated profits from net financing revenues on a quarterly basis equal to the lesser of (i) 5% of the quarterly net financing revenues, or (ii) 10% of the average annualized stated interest (to the extent constituting net financing revenue) of the quarterly average of new ExAlt Loans issued by any subsidiaries of Beneficient during the previous twelve fiscal quarters. For FY2024 and FY2025, there was no income allocated to the BCH FLP-3 Unit Accounts. The Company has not made any distributions related to income allocated to the FLP-3 Unit Accounts through December 31, 2025 and has accrued a liability of $744,325.

Redemption of certain BCH Preferred A-1 Unit Accounts held by Mr. Silk.

BHI, Mr. Silk and BCG entered into that certain Limited Partnership Interest Assignment Agreement, effective as of April 1, 2022, whereby BHI assigned to Mr. Silk BCH Preferred A-1 Unit Accounts having an account balance of $5,721,658 (the “BHI Initial Grant”). Further, effective as of April 3, 2022, BHI, Mr. Silk and BCG entered into another Limited Partnership Interest Assignment Agreement, whereby BHI assigned to Mr. Silk BCH Preferred A-1 Unit Accounts having an account balance of $3,793,342 (the “BHI Tax Grant,” and together with the BHI Initial Grant, the “BHI Grants”). In order to provide Mr. Silk with cash to cover any tax liability arising from the BHI Grants, BCH and Mr. Silk entered into that certain Unit Account Redemption Agreement, effective as of April 3, 2022, whereby BCH agreed to, without further action or condition, purchase and redeem on June 1, 2022 from Mr. Silk all of the BCH Preferred A-1 Unit Accounts granted to Mr. Silk pursuant to the BHI Tax Grant for a purchase price of $3,793,342, in cash. On April 2, 2022, $1,144,332 of Mr. Silk’s BCH Preferred A-1 Unit Accounts were converted into BCH Preferred A-0 Unit Accounts.

Proposed Transactions to Revise BCH Liquidation Priority

On December 22, 2024, the Company entered into a Master Agreement, by and among the Company, BCH, Ben LLC, BMP and BHI (the “Master Agreement”), pursuant to which the holders of preferred equity of BCH agreed, among other things, to amend the governing documents of BCH to allow the Company’s public company stockholders to share in the liquidation priority currently reserved only for the preferred equity.

As of the date of this Proxy Statement, the Company has not completed the proposed transactions to revise BCH liquidation priority. As a result of the resignation of Brad K. Heppner, who controls BHI, from his role as Chief Executive Officer and Chairman of the Board of Directors on June 19, 2025, we do not expect the transaction to be consummated on the terms set forth in the Master Agreement. Accordingly, the Company is exploring available alternative options, including renegotiating terms or not proceeding with the transaction.

The foregoing description of the Master Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Master Agreement, a copy of which is filed as Exhibit 10.1 the Company’s Current Report on Form 8-K filed with the SEC on December 23, 2024.

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Policies and Procedures for Related Party Transactions

On June 6, 2023, the Company adopted a new written related party transaction policy effective upon the consummation of the Business Combination. Effective February 6, 2024, the Company adopted an amended and restated related party transaction policy (as amended, the “Related Party Transaction Policy”), to provide, among other things, that the newly established Products and Related Party Transactions Committee will evaluate and approve all related party transactions, including Liquidity Transactions, in lieu of the Audit Committee. Furthermore, pursuant to the Related Party Transaction Policy, the following transactions are deemed to be preapproved, even if the aggregate amount involved exceeds $120,000:

●	a transaction involving compensation of directors if the compensation is reported in the Company’s proxy statement under Item 402 of Regulation S-K;

●	a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or agreement or a special supplemental benefit for an executive officer, and the related compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K (generally applicable to “named executive officers”);

●	a transaction available to all employees generally or to all salaried employees generally;

●	a transaction in which the interest of the Related Party (as defined in the Related Party Transaction Policy) arises solely from the ownership of a class of the Company’s equity securities and all holders of that class receive the same benefit on a pro rata basis;

●	reimbursement of business expenses incurred by a director or officer of the Company in the performance of his or her duties and approved for reimbursement by the Company in accordance with the Company’s customary policies and practices;

●	indemnification and advancement of expenses made pursuant to the Company’s organizational documents or pursuant to any agreement approved by the Products and Related Party Transactions Committee or the Board;

●	any transaction with a Related Party involving services as a bank depository of funds, transfer agent, registrant, escrow agent, trustee under a trust or bond indenture, collateral agent, or similar services;

●	a transaction in which the rates or charges involved therein are determined by competitive bids;

●	a transaction with another company at which a Related Party’s only relationship is as (a) an employee (other than an executive officer) or director, (ii) a beneficial owner of less than 10%, together with his or her Immediate Family Members (as defined in the Related Party Transaction Policy), of that company’s outstanding equity, or (iii) in the case of partnerships, a limited partner, if the limited partner, together with his or her Immediate Family Members, has an interest of less than 10% and the limited partner does not hold another position in the partnership, if the aggregate amount involved does not exceed $1.0 million;

●	any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Party’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed $1.0 million;

●	performance of the Second A&R Bradley Capital Agreement; provided that any material amendment to such agreement shall be subject to the provisions of the Related Party Transaction Policy;

●	performance of the Aircraft Sublease and the related Contribution Agreement; provided that any material amendment to such agreements shall be subject to the provisions of the Related Party Transaction Policy;

●	amendments to the BCH A&R LPA; provided that any material amendment to such agreement shall be subject to the provisions of the Related Party Transaction Policy;

●	amendments to the BMP Equity Incentive Plan and the First Amended and Restated Limited Partnership Agreement of BMP; provided that any material amendment to such agreements shall be subject to the provisions of the Related Party Transaction Policy ; or

●	individual Liquidity Transactions that are (i) in an amount not to exceed the greater of $50.0 million and, in the event of the issuance of equity securities, a number of shares of the Company’s Class A common stock (assuming full conversion of the securities issued in such Liquidity Transaction) that is equal to 19.99% of the Company’s outstanding Common Stock; (ii) are consistent with the Company’s underwriting guidelines and credit policies as approved by the Board; (iii) and in the event securities of the Company are issued in such transaction, such securities are a Pre-Approved Security (as defined in the Related Party Transaction Policy), with the value of equity to be issued in a Liquidity Transaction for purposes of the size limitation being determined based on the previous trading day’s closing price of the Class A common stock that is to be issued or underlying convertible securities to be issued on the day the agreements governing such transactions are entered into.

Effective March 10, 2026, in connection with the Board’s determination to dissolve the Products and Related Party Transactions Committee, the Board adopted the Second Amended and Restated Related Party Transactions Policy, which provides that the Audit Committee will evaluate and approve all related party transactions, including Liquidity Transactions, in lieu of the Products and Related Party Transactions Committee. All other terms of the Related Party Transaction Policy remained in full force and effect.

All of the transactions described in this section were either entered into prior to June 6, 2023, or were approved by the Audit Committee or the Products and Related Party Transactions Committee, as applicable.

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DIRECTOR COMPENSATION

Director Compensation

The following table sets forth the cash and non-cash compensation awarded to or earned by each non-employee who served as a member of the board of directors of Beneficient during the fiscal year ended March 31, 2025.

Director’s Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Peter T. Cangany, Jr.	$210,000	(1)	$-		-		$-		$210,000
Patrick J. Donegan	-		170,000	(2)	97,000	(2)	-		267,000
Thomas O. Hicks(10)	160,000	(3)	-		-		150,000	(4)	310,000
Emily B. Hill	102,500	(5)	-		-		-		102,500
Dennis P. Lockhart	64,851	(6)	-		-		-		64,851
Bruce W. Schnitzer	160,000	(7)	-		-		150,000	(8)	310,000
Karen J. Wendel	-		170,000	(9)	78,000	(9)	-		248,000

(1)	Represents aggregate cash compensation earned by Mr. Cangany for his service as a director, a member, including the chair, of the Audit Committee, and a member of the Enterprise Risk Committee.
(2)	On September 30, 2024, Mr. Donegan was awarded grants of restricted stock units (“RSUs”) and stock options in connection with his appointment to the Board. Mr. Donegan received 17,276 RSUs and 12,500 (each as adjusted for stock splits) stock options. The RSUs vest ratably over one year while the stock options vest ratably over two years. Amount denoted for each award is computed using the grant date value of $9.84 for the RSUs and $7.76 for the stock options in accordance with FASB ASC 718.
(3)	Represents aggregate cash consideration earned by Mr. Hicks for his service as a director and a member of the Enterprise Risk Committee.
(4)	Represents cash compensation earned by Mr. Hicks under a consulting agreement entered into on June 7, 2023. The consulting agreement provides for an annual fee of $150,000.
(5)	Represents aggregate cash consideration earned by Ms. Hill for her services as a director and as a member of the Credit Committee, Community Reinvestment Committee, and Audit Committee through her resignation date of September 30, 2024.
(6)	Represents aggregate cash compensation earned by Mr. Lockhart for his services as a director, a member, including the chair, of the Credit Committee, and a member of the Audit Committee through his resignation date of July 19, 2024.
(7)	Represents aggregate cash consideration earned by Mr. Schnitzer for his service as a director and a member of the Enterprise Risk Committee.
(8)	Represents cash compensation earned by Mr. Schnitzer under a consulting agreement entered into on June 7, 2023. The consulting agreement provides for an annual fee of $150,000.
(9)	On November 21, 2024, Ms. Wendel was awarded grants of RSUs and stock options in connection with her appointment to the Board. Ms. Wendel received 25,914 RSUs and 12,500 (each as adjusted for stock splits) stock options. The RSUs vest ratably over one year while the stock options vest ratably over two years. Amount denoted for each award is computed using the grant date value of $6.56 for the RSUs and $6.24 for the stock options in accordance with FASB ASC 718.
(10)	Mr. Hicks passed away on December 6, 2025.

Narrative Disclosure to Director Compensation Table

Director Fees

Our Board previously approved the following annual fees to non-employee directors:

●	annual cash retainer of $150,000 for each non-employee director;

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●	an additional annual cash retainer of $35,000 for each non-employee member of the Audit Committee;

●	an additional annual cash retainer of $15,000 to the chair of the Audit Committee;

●	an additional annual cash retainer of $15,000 for each non-employee member of the Credit Committee;

●	an additional annual cash retainer of $15,000 to the chair of the Credit Committee;

●	an additional annual cash retainer of $10,000 for each non-employee member of the Enterprise Risk Committee; and

●	an additional annual cash retainer of $5,000 for each non-employee member of the Community Reinvestment Committee.

Non-employee directors also receive equity compensation pursuant to the non-employee director compensation program in the amount of $150,000.

The Compensation Committee is analyzing the compensation payable to the non-employee directors and intends to adopt a policy to compensate non-employee directors.

Director Agreements

On September 13, 2017, BCG entered into a director agreement with Mr. Hicks, which became effective upon the occurrence of a certain transaction described therein, pursuant to which (i) Mr. Hicks receives base compensation of $300,000 per year, and (ii) Mr. Hicks was granted an award of restricted equity units with a fair market value of $1,000,000 on the date of grant. Mr. Hicks was also granted an award of 13.5% of the participating interests available for issuance pursuant to the Beneficient Management Partners, L.P. 2017 Equity Incentive Plan. Mr. Hicks’ agreement has an initial term of seven (7) years, subject to earlier termination as provided therein. In the event the initial term is terminated before it expires due to a removal or because Mr. Hicks is not re-elected or re-appointed, in each case without cause (as defined in the agreement), the annual compensation fee will continue to be paid through the end of the initial term. In connection with his director agreement, Mr. Hicks agreed to confidentiality, intellectual property protection and non-competition provisions. On June 7, 2023, we entered into a consulting agreement with Mr. Hicks to replace and supersede his director agreement, the terms of which are described below. Mr. Hicks’ consulting agreement terminated on December 6, 2025 in connection with his passing.

On September 18, 2017, BCG entered into a director agreement with Mr. Schnitzer, which became effective upon the occurrence of a certain transaction described therein, pursuant to which (i) Mr. Schnitzer receives base compensation of $300,000 per year, and (ii) Mr. Schnitzer was granted an award of restricted equity units with a fair market value of $1,000,000 on the date of grant. Mr. Schnitzer was also granted an award of 13.5% of the participating interests available for issuance pursuant to the Beneficient Management Partners, L.P. 2017 Equity Incentive Plan. Mr. Schnitzer’s agreement has an initial term of seven (7) years, subject to earlier termination as provided therein. In the event the initial term is terminated before it expires due to a removal or because Mr. Schnitzer is not re-elected or re-appointed, in each case without cause (as defined in the agreement), the annual compensation fee will continue to be paid through the end of the initial term. In connection with his director agreement, Mr. Schnitzer agreed to confidentiality, intellectual property protection and non-competition provisions. On June 7, 2023, we entered into a consulting agreement with Mr. Schnitzer to replace and supersede his director agreement, the terms of which are described below.

On March 31, 2022, BCG entered into a director agreement with Ms. Hill, effective as of March 31, 2022, pursuant to which (i) Ms. Hill receives base compensation of $150,000 per year, (ii) Ms. Hill was granted an award of restricted equity units with a fair market value of $500,000 on the date of grant and (iii) Ms. Hill will be granted, for a period of three years, an annual award of restricted equity units with a fair market value of $150,000 on the date of grant, provided that Ms. Hill is serving as a director of the Company as of January 1 of each such year. Ms. Hill was also granted an award of 40,000 Class A Units and 40,000 Class B Units pursuant to the Beneficient Management Partners, L.P. 2017 Equity Incentive Plan. Ms. Hill’s agreement has an initial term of three (3) years, subject to earlier termination as provided therein. In the event the initial term is terminated before it expires due to a removal or because Ms. Hill is not re-elected or re-appointed, in each case without cause (as defined in the agreement), the annual compensation fee will continue to be paid through the end of the initial term. In connection with her director agreement, Ms. Hill agreed to confidentiality, intellectual property protection and non-competition provisions. On June 6, 2023, BCG terminated the director agreement with Ms. Hill, although she continued to serve as a director until her resignation from the Board effective September 30, 2024.

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Our policy is to not pay director compensation to directors who are also our employees.

The Company has entered into Indemnification Agreements (the “Indemnification Agreements”) with each of its current directors and executive officers (collectively, the “Indemnitees”). The Indemnification Agreements generally provide that the Company is to indemnify the Indemnitees to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer and also provide for rights to advancement of expenses and contribution.

Consulting Agreements

On June 6, 2023, BCG terminated the existing director agreements for Messrs. Hicks, Fletcher, Silk and Schnitzer and Ms. Hill. In addition, in connection with the closing, on June 7, 2023, each of Messrs. Hicks and Schnitzer entered into consulting agreements with Beneficient to replace and supersede their respective existing director agreements as described above. Pursuant to the consulting agreements, Messrs. Hicks and Schnitzer agreed to mentor, advise and support Beneficient and its related entities regarding its business of providing services, insurance, liquidity and financing for alternative asset holders and each receive an annual cash fee of $150,000 per year. Such consulting fee is in addition to the annual cash retainer each of Messrs. Hicks and Schnitzer receive under the director compensation program. The consulting agreements acknowledge the continuing effectiveness of certain provisions in the director agreements regarding equity awards previously awarded to Messrs. Hicks and Schnitzer under the director agreements as described above.

The consulting agreements have an initial term of one (1) year and automatically renew for successive one (1) year terms unless sooner terminated in accordance with their terms. In the event the initial or any renewal term is terminated before it expires due to a removal or because Messrs. Hicks and Schnitzer is not re-elected or re- appointed, in each case without cause (as defined in the consulting agreement), the annual consulting fee will continue to be paid through the end of the initial or renewal term, as applicable. In connection with the consulting agreements, Messrs. Hicks and Schnitzer agreed to confidentiality and intellectual property protection provisions. Mr. Hicks’ consulting agreement terminated on December 6, 2025 in connection with his passing.

Compensation Committee Interlocks and Insider Participation

During FY2025, Messrs. Hicks and Schnitzer served as members of the Compensation Committee, neither of whom was, during the fiscal year, an officer or employee of the Company and neither of whom has ever served as an officer of the Company. Each of Messrs. Hicks and Schnitzer entered into a consulting agreement with Beneficient on June 7, 2023. Pursuant to the consulting agreements, each of Messrs. Hicks and Schnitzer agreed to mentor, advise and support Beneficient and its related entities regarding its business of providing services, insurance, liquidity and financing for alternative asset holders and each receive an annual cash fee of $150,000 per year.

None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the number of shares of Common Stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding shares of Common Stock; (ii) each of our named executive officers and directors; and (iii) all of our executive officers and directors as a group. There were 14,183,822 shares of Class A common stock and 29,908 shares of Class B common stock outstanding as the Record Date.

Beneficial ownership is determined according to the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

Unless otherwise indicated in the footnotes to the following table and subject to applicable community property laws, we believe that all persons named in the table below have, or may be deemed to have, sole voting and investment power with respect to all Common Stock to be beneficially owned by them. Additionally, the following table does not reflect record or beneficial ownership of (i) any Class A common stock issuable upon exercise of our outstanding warrants to purchase one share of our Class A Common Stock and one share of our Series A preferred stock, par value $0.001 per share, at an exercise price of $7,360 and (ii) certain equity incentive awards that are subject to vesting conditions that have not yet been satisfied. However, shares that a person has the right to acquire within 60 days of the Record Date are deemed issued and outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed issued and outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

The following table does not include shares of Class A common stock that may be issued in exchange for interests in BCH, some of which convert into Class A common stock based upon their capital account balance calculated in accordance with Section 704 of the Code as the holders do not have the right to acquire the shares of Class A common stock within 60 days of the Record Date. Except as otherwise noted below, the address for persons or entities listed in the table is c/o Beneficient, 325 N. Saint Paul St., Suite 4850, Dallas, Texas 75201. On April 18, 2024, the Company effected a reverse stock split of its common stock at a ratio of eighty (80) to one (1). Additionally, on December 15, 2025, the Company effected an additional reverse stock split of its Common Stock at a ratio of eight (8) to one (1). All information in the following tables and footnotes below have been updated to reflect the reverse stock splits unless provided otherwise.

	Class B Common Stock			Class A Common Stock
Name of Beneficial Owner(1)	Number of Shares of Class B Common Stock Beneficially Owned(2)		Percentage of Outstanding Class B Common Stock	Number of Shares of Class A Common Stock Beneficially Owned(2)		Percentage of Outstanding Class A Common Stock	Percentage of Total Voting Power of Class A and Class B Common Stock(3)
Named Executive Officers and Directors
Brad K. Heppner (4)	27,687	(5)	92.6%	1,843	(6)	*	1.9%
Derek L. Fletcher	—		—	408	(7)	*	*
Peter T. Cangany, Jr.	—		—	132,708	(8)	*	*
Bruce W. Schnitzer	155		*	117,961	(9)	*	*
Karen J. Wendel	—		—	33,727	(10)	*	*
Patrick J. Donegan	—		—	25,089	(11)	*	*
James G. Silk	—		—	1,101,380	(12)	7.8%	7.6%
Jeff Welday(14)	—		—	23,048	(13)	*	*
Mack Hicks	2,066	(15)	6.9%	11,560,705	(16)	81.5%	80.0%
All current directors and executive officers of Beneficient as a group (9 individuals)	2,221		7.4%	12,972,477		91.5%	89.7%
Other 5% Holders
HH-BDH, LLC(17)	—		—	11,560,705		81.5%	79.8%

*	Indicates, as applicable, (i) less than one percent of Beneficient total voting power of Class A common stock outstanding and Class B common stock and (ii) less than one percent ownership of Class A common stock and Class B common stock.

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1)	For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares of Common Stock that such person has the right to acquire within 60 days of the Record Date. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares of Common Stock that such person or persons have the right to acquire within 60 days of the date of the Record Date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

2)	Class B common stock will be convertible at any time by the holder into shares of Class A common stock on a one-for-one basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock. The number of shares of Class A common stock beneficially owned does not give effect to any such conversion of Class B common stock.

3)	Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to 10 votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law and the election of Class B Directors.

4)	Mr. Heppner resigned from the Board and from his role as Chief Executive Officer effective June 19, 2025.

5)	Represents shares of Class B common stock held by Beneficient Holdings, Inc. Beneficient Holdings, Inc. is an entity held by The Highland Business Holdings Trust of which Mr. Heppner is a beneficiary and a trustee and, in such capacity, has the sole power to vote and direct the disposition of such shares. Therefore, such shares are deemed to be beneficially owned by Mr. Heppner and The Highland Business Holdings Trust.

6)	Includes (i) 856 shares of Class A common stock and (ii) 987 shares of Class A common stock issuable upon settlement of vested RSUs held by Mr. Heppner.

7)	Includes (i) 150 shares of Class A common stock and (ii) 258 shares of Class A common stock issuable upon settlement of vested RSUs held by Mr. Fletcher.

8)	Includes (i) 12,500 shares of Class A common stock held by The Cangany Group, LLC, a limited liability company for which Mr. Cangany serves as a manager and, in such capacity, has the power to vote and direct the disposition of such shares, (ii) 40,625 shares of Class A common stock held by Cangany Capital Management, LLC, a limited liability company for which Mr. Cangany serves as a manager and, in such capacity, has the power to vote and direct the disposition of such shares, and (iii) 40 shares of Class A common stock, and (iv) 81 shares of Class A common stock issuable upon settlement of vested RSUs held by Mr. Cangany.

9)	Includes (i) 1,374 shares of Class A common stock and (ii) 107 shares of Class A common stock issuable upon settlement of vested RSUs held by Mr. Schnitzer.

10)	Includes (i) 25,914 shares of Class A common stock issuable upon settlement of vested RSUs held by Ms. Wendel and (ii) the vested or deemed vested portion of a stock option representing the right to purchase 12,500 shares of Class A common stock, of which 7,813 shares have vested or will vest within 60 days of the Record Date.

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11)	Includes (i) 17,276 shares of Class A common stock issuable upon settlement of vested RSUs held by Mr. Donegan and (ii) the vested or deemed vested portion of a stock option representing the right to purchase 12,500 shares of Class A common stock, of which 7,813 shares have vested or will vest within 60 days of the Record Date.

12)	Includes (i) 1,101,082 shares of Class A common stock and (ii) 298 shares of Class A common stock issuable upon settlement of vested RSUs held by Mr. Silk.

13)	Mr. Welday resigned from his role as Global Head of Originations & Distribution effective August 11, 2025.

14)	Includes (i) 10,079 shares of Class A common stock, and (ii) 12,069 shares of Class A common stock issuable upon settlement of vested RSUs held by Mr. Welday.

15)	Represents shares of Class B common stock held by Hicks Holdings Operating, LLC. Mr. Hicks is the sole member of Hicks Holdings Operating, LLC, and he has the power to vote and direct the disposition of such shares.

16)	Represents shares of Class A common stock held by HH-BDH LLC. Mr. Hicks is the sole member of Hicks Holdings Operating, LLC, the sole member of HH-BDH LLC, and has the power to vote and direct the disposition of such shares.

17)	HH-BDH LLC, a limited liability company for which Hicks Holdings Operating, LLC serves as the sole member and, as the sole member of Hicks Holdings Operating, LLC, Mr. Hicks has the power to vote and direct the disposition of such shares. The business address of HH-BDH LLC is 2200 Ross Ave., Suite 4600 W, Dallas, Texas 75201.

Certain BCH Non-Controlling Interests

The following table sets forth information regarding the capitalization of BCH, with the equity values in BCH based upon the estimated capital account balances as determined pursuant to Section 704 of the Code, as of December 31, 2025. These capital account balances are estimated based on a deemed liquidation value of approximately $1.088 billion as of December 31, 2025 (after payment of preferred returns associated with hypothetical capital account balances) and an assumed conversion price of $5.29 per share of Class A common stock.

As a result of the Business Combination, an adjustment to the carrying value of BCH’s assets allocable to the FLP-1 and FLP-2 Unit Accounts of approximately $321.9 million occurred. As of December 31, 2025, there has been no allocation of the carrying value adjustment among the holders of the FLP-1 Unit Accounts and the FLP-1 Unit Accounts and no issuance of any Class S Ordinary Units of BCH (“BCH Class S Ordinary Units”) as a result of such adjustment. Pursuant to the BCH LPA, approximately 50,298 BCH Class S Ordinary Units would be issuable as a result of the carrying value adjustment. Additionally, subsequent to the Business Combination and through December 31, 2025, additional carrying value adjustments occurred, and approximately 209,429 (inclusive of the 50,298 units described above) BCH Class S Ordinary Units would be issuable as a result of such carrying value adjustments. However, due to the Company’s compensation policy adopted in connection with the Business Combination (the “Compensation Policy”), the number of BCH Class S Ordinary Units that may be issued in any subsequent year following the Business Combination will be limited and require approval of the Board; provided that any such BCH Class S Ordinary Units that may not be issued in 2024, may be issued in subsequent years in accordance with the Compensation Policy.

None of the BCH securities identified in the table below are included in the beneficial ownership table reported above as they are not exchangeable for Class A common stock within 60 days of the Record Date, due to exchange limitations set forth in the BCH LPA and the Exchange Agreement.

	As of December 31, 2025(1)
	Hypothetical Capital Account Balance	Capital Account Balance
BCH Equity Securities:
Class A Units held by Beneficient	$—	$74,653,672
Class S Ordinary Units	—	44,314
Class S Preferred Units	249,128	534
Preferred Series A Subclass 0	—	252,796,449
Preferred Series A Subclass 1	916,962,746	760,895,383
Subtotal BCH Equity	$917,211,874	$1,088,390,352

(1) The table is based upon estimated capital account balances as of December 31, 2025 as determined pursuant to Section 704 of the Code, and such estimates are subject to adjustment. The estimated amounts are based on a deemed liquidation value of approximately $1.088 billion after payment of amounts associated with hypothetical capital account balances.

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EXECUTIVE OFFICERS

The following table sets forth information about our current executive officers.

Name	Age	Positions
James G. Silk	56	Interim Chief Executive Officer
Derek L. Fletcher	57	President of BFF, Chief Fiduciary Officer and Director
Greg Ezell	50	Chief Financial Officer
Maria S. Rutledge	49	Chief Technology Officer

The biographies of the above-identified individuals are set forth below:

James G. Silk - Interim Chief Executive Officer

Mr. Silk has over 25 years of experience, primarily in the alternative asset investment space. Prior to re-joining Ben on July 20, 2025 as Interim Chief Executive Officer, Mr. Silk served as Executive Vice President and Chief Legal Officer of the Company, overseeing Beneficient’s operations, underwriting, risk, and legal groups, from January 2020 until May 2024. He also served as a member of the Board of Directors from January 2020 until May 2024. Prior to originally joining Ben in January 2020, Mr. Silk was a Partner in the Asset Management Group at Willkie Farr & Gallagher LLP in Washington D.C. Before joining Willkie Farr, Mr. Silk was an attorney at Shearman & Sterling. During his career, Mr. Silk has advised customers on a variety of transactional and regulatory matters across the alternative asset space and has extensive experience consulting on investment advisor launches, registrations, operational issues and dozens of successful asset management M&A transactions. Mr. Silk has also counseled many of the industry’s largest and most recognizable public and private asset management firms - including Goldman Sachs, Deutsche Bank, Credit Suisse, Ares Capital, KKR, Brookfield, Bank of America Merrill Lynch and Morgan Stanley - on a wide variety of legal, compliance and regulatory issues.

Mr. Silk received a BS in commerce from the University of Virginia and his JD from St. John’s University School of Law.

Derek L. Fletcher - President of BFF, Chief Fiduciary Officer and Director

Mr. Fletcher’s business experience is discussed above in “Proposal 1 — Election of Directors.”

Greg Ezell - Chief Financial Officer

Mr. Ezell has more than 25 years of accounting and finance experience, including his time at Ben. Prior to joining Ben, Mr. Ezell most recently served as the Chief Financial Officer of Genesis Pure, Inc. where he was responsible for all accounting, finance, treasury, tax, and human resource functions. Prior to that, Mr. Ezell served as the corporate controller at Homeward Residential, Inc., a residential mortgage lending and servicing institution. Mr. Ezell started his professional career at KPMG LLP in the audit practice where he was an audit senior manager serving primarily public companies in the real estate, technology, manufacturing and private equity industries.

Mr. Ezell received a BBA from Henderson State University and he holds an active Certified Public Accountant license in the state of Texas and is a Chartered Financial Analyst.

Maria S. Rutledge - Chief Technology Officer

Ms. Rutledge has over 25 years of Information Technology and Information Security expertise. Prior to joining Ben, Mrs. Rutledge served as Executive Director & Chief of Staff of Information Technology Business Services for MUFG (Mitsubishi UFJ Financial Group) where she was responsible for all technology related functions including strategy, delivery, security, audit, and compliance. Prior to that, Mrs. Rutledge has served similar roles focused on Information Technology in various industries including Financial Services, Retail, Energy, and Telecommunications.

Ms. Rutledge received a Master’s of Science in Information Services, an MBA in International Management, and a Bachelor’s degree in Political Science, all from the University of Texas at Dallas.

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EXECUTIVE COMPENSATION

Beneficient is an “emerging growth company,” as defined in the JOBS Act and is also a “smaller reporting company” under SEC rules. As such, we have opted to comply with the scaled executive compensation disclosure rules applicable to emerging growth companies and smaller reporting companies, which provide certain exemptions from various reporting requirements that are applicable to other public companies. This section provides an overview of the compensation awarded to, earned by, or paid to each individual who served as Beneficient’s principal executive officer during FY2025, and our next two most highly compensated executive officers in respect of their service to Beneficient during the period.

We refer to these individuals as our named executive officers, or NEOs. Our NEOs for FY2025 were as follows:

●	Brad K. Heppner, Former Chief Executive Officer and Former Chairman of the Board;

●	Derek Fletcher, President of BFF, Chief Fiduciary Officer and Director; and

●	Jeff Welday, Former Global Head of Originations & Distribution.

Agreements previously executed by BCG have become, unless otherwise provided, obligations of the Company as a result of the Conversion.

Executive Compensation Program Overview

Our compensation program has two primary objectives: (1) to attract, motivate and retain our employees and (2) to align their interests with those of our stockholders.

Our employees

Our business is dependent on our employees, including but not limited to our named executive officers. Among other things, we depend on their ability, where applicable, to lead our business, and provide other critical services, and we cannot compete without their continued employment with us. Therefore, it is important that our key employees are compensated in a manner that motivates them to excel consistently and encourages them to remain with Beneficient.

Alignment of interests

Each of our named executive officers has received certain equity awards as a form of long-term incentive compensation, which we believe serves to align the interests of our employees with those of our equity holders.

Historical Context of Executive Compensation

Effective in June 2017 and July 2017, BCG entered into the Bradley Capital Agreement and the BHI Services Agreement (as amended and restated as the Bradley Capital Services Agreement), each of which is defined and described in “Narrative Disclosure to Summary Compensation Table.” Such agreements were executed in accordance with the terms of a Recapitalization Agreement dated August 1, 2017, by and among BCG and several related parties in contemplation of the commencement of our commercial operations. For additional information, see “Certain Beneficient Relationships and Related Party Transactions - Relationships with Other Parties.” Pursuant to the Bradley Capital Agreement, and the BHI Services Agreement, we are obligated to pay certain costs that are reported as compensation to Mr. Heppner in the Summary Compensation Table in footnotes (5) and (6) thereto. At the time such agreements were entered, BHI, which is owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries, held substantially all our outstanding equity and estimates of the current and future costs of those arrangements were incorporated in the valuation of the Company as part of the May 2018 change in control of BCG. The Amended and Restated Agreement of Limited Partnership of BCG dated September 1, 2017 included a provision stating that each person who acquired an interest in BCG approved, ratified and confirmed the execution and delivery of certain related party agreements described therein, including the Recapitalization Agreement, were acknowledged by GWG in connection with its initial transaction with BCG.

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Summary Compensation Table

The “Summary Compensation Table” below summarizes the total compensation paid to or earned by each of the named executive officers of Ben for FY2025 and FY2024.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($) (3)		All Other Compensation ($)		Total ($)
Brad K. Heppner(1) (2)	2025	$225,000	$-		$-		$4,151,578	(4)	$4,376,578
Chief Executive Officer and Chairman of the Board	2024	225,000	-		1,142,019		4,141,495	(5)	5,508,514
Derek L. Fletcher	2025	565,000	-		-		18,732	(6)	583,732
President of BFF and Chief Fiduciary Officer and Director	2024	565,000	-		356,560		21,133	(7)	942,693
Jeff Welday(8)	2025	300,000	3,919	(9)	642,882	(10)	18,732	(11)	965,533
Former Global Head of Originations & Distribution	2024	-	-		-		-		-

(1) Mr. Heppner resigned from the Board of Directors and from his role as Chief Executive Officer effective June 19, 2025.

(2) Amounts do not include certain equity interests and other returns received by BHI, which is owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries, as each of these additional amounts represent returns on founder’s equity interests originally received in connection with the formation and recapitalization of BCG and its subsidiaries and are not considered to be compensation, consistent with their treatment in the Company’s audited financial statements. See “Narrative Disclosure to Summary Compensation Table - Beneficient Company Holdings, L.P. Interests.”

(3) The amount disclosed represents the aggregate grant date fair value of stock awards computed in accordance with ASC Topic 718. This amount does not reflect the actual economic value that may be realized by the named executive officer, which will depend on factors including the continued services of the named executive officer and the future value of our Common Stock. For the restricted stock unit awards granted in FY2024, the grant date fair value is based on the closing price of our common stock on the date of grant. The grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value for such stock awards are set forth in the notes to our audited consolidated financial statements included the Annual Report on Form 10-K for the year ended March 31, 2025.

(4) Consists of:

(i) total fees of $2,825,153 with respect to FY2025 accrued to Bradley Capital (as defined below), a Related Entity, for services provided and $55,779 with respect to the FY2025 for Bradley Capital and other Related Entities’ use of Company office space and resources all in accordance with the terms and pursuant to the Bradley Capital Services Agreement (as defined below). See “Historical Context of Executive Compensation” above; (ii) total legal, tax and other expenses of $53,833 with respect to FY2025 expenses on behalf of Bradley Capital, a Related Entity, for services provided pursuant to the Bradley Capital Services Agreement. See “Historical Context of Executive Compensation” above;

(ii) $663,225 with respect to FY2025 for the use by the Related Entity Trust (as defined below) of our “platinum level” trust administration services product plan and tax, legal and other expenses of approximately $522,011, of which $472,680 is accrued but unreimbursed, with respect to the FY2025 paid on behalf of BHI and other Related Entities pursuant to the terms of the BHI Services Agreement (as defined below). See “Historical Context of Executive Compensation”;

(iii) $11,894 of club dues; and

(iv) Company-paid premiums in the amount of $19,683 for supplemental medical coverage.

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(5) Consists of:

(i) total fees of $2,708,877 with respect to FY2024 paid to Bradley Capital, a Related Entity, for services provided and $65,442 with respect to the FY2024 for Bradley Capital and other Related Entities’ use of Company office space and resources all in accordance with the terms and pursuant to the Bradley Capital Services Agreement. See “Historical Context of Executive Compensation” above; (ii) total legal, tax and other expenses of $30,199 with respect to FY2024 expenses on behalf of Bradley Capital, a Related Entity, for services provided pursuant to the Bradley Capital Services Agreement. See “Historical Context of Executive Compensation” above;

(ii) on certain occasions when Mr. Heppner was traveling for business during FY2024 on the aircraft subleased by a subsidiary of Ben, Mr. Heppner’s spouse and/or other family members accompanied him. While his spouse and/or other family members may benefit from such travel, we consider the incremental costs of such travel to be nominal because the aircraft would have been used for such business travel, and the basic cost of such trip would have been incurred, whether or not Mr. Heppner’s spouse and/or other family members accompanied him on the trip and, as a result, no additional amount is reflected in the Summary Compensation Table. Pursuant to the Contribution Agreement (as defined below), BHI, a Related Entity, agrees to reimburse BCH for the quarterly rental paid or accrued by BCH with respect to the aircraft and additional expenses up to $250,000 per year conditioned upon BCH’s timely payment of the Guaranteed Series A-0 Payment to BHI. See “Narrative Disclosure to Summary Compensation Table - Bradley Capital Company, L.L.C.”;

(iii) $926,977 with respect to FY2024 for the use by the Related Entity Trust (as defined below) of our “platinum level” trust administration services product plan and tax, legal and other expenses of approximately $377,593, of which $299,234 is accrued but unreimbursed, with respect to the FY2024 paid on behalf of BHI and other Related Entities pursuant to the terms of the BHI Services Agreement (as defined below). See “Historical Context of Executive Compensation”;

(iv) $10,266 of club dues; and

(v) Company-paid premiums in the amount of $20,064 for supplemental medical coverage and Company contributions in the amount of $2,077 to a 401(k) plan for the benefit of Mr. Heppner.

(6) Consists of Company-paid premiums in the amount of $18,732 for supplemental medical coverage.

(7) Consists of Company-paid premiums in the amount of $16,787 for supplemental medical coverage and Company contributions in the amount of $4,346 to a 401(k) plan for the benefit of Mr. Fletcher with respect to FY2024.

(8) Mr. Welday resigned from his role as Global Head of Originations & Distribution effective August 11, 2025.

(9) Consists of cash commissions paid to Mr. Welday during FY2025 related to origination activity during the period.

(10) Includes $637,905 of incentive awards and $4,977 of equity-based commissions awards related to origination activity during the period during FY2025 to Mr. Welday based on the aggregate grant date fair value of stock awards computed in accordance with ASC Topic 718.

(11) Consists of Company-paid premiums in the amount of $18,732 for supplemental medical coverage.

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Narrative Disclosure to Summary Compensation Table

A “Related Entity” or “Related Entities” include certain trusts that are directly or indirectly controlled by, or operate for the benefit of, Mr. Heppner or his family, and those entities directly or indirectly held by, or that are under common control with, such trusts, and in which he and his family members are among classes of economic beneficiaries, whether or not Mr. Heppner is entitled to economic distributions from such trusts. Mr. Heppner is a beneficiary of the trust that is the sole shareholder of BHI (such trust, the “Related Entity Trust”).

Bradley Capital Company, L.L.C.

BCG and BCH entered into a services agreement with Bradley Capital Company, L.L.C., a Related Entity (“Bradley Capital”), originally effective June 1, 2017 (the “Bradley Capital Agreement”), which was subsequently amended and restated effective January 1, 2022 (the “A&R Bradley Capital Agreement”), pursuant to which Bradley Capital provides certain executive and other services to BCG in exchange for fees and other consideration as described above. In addition, effective January 1, 2022, The Beneficient Company Group (USA), L.L.C. (“Beneficient USA”), a subsidiary of BCH, as sublessee, Bradley Capital, as sublessor, and BCH, solely as it relates to the guarantee it makes to Bradley Capital as set forth therein, entered into an Aircraft Sublease Agreement (the “2022 Aircraft Sublease”) pursuant to which BCH subleases the aircraft described therein. In conjunction with the execution of the 2022 Aircraft Sublease, BHI, BCH and BCG entered into a Contribution Agreement effective as of January 1, 2022 (the “2022 Contribution Agreement”). Pursuant to the 2022 Contribution Agreement, BHI, which is owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries, agrees to reimburse to BCH the quarterly rental paid or accrued by BCH under the Aircraft Sublease and additional expenses of up to $250,000 per year, subject to certain conditions, including BCH’s timely payment of the Guaranteed Series A-0 Payment to BHI for the respective quarter in which such contribution is to be paid (whether or not waived in accordance with the terms of the BCH A&R LPA). On January 1, 2023, the 2022 Aircraft Sublease expired pursuant to its terms. Also on January 1, 2023, Beneficient USA, Bradley Capital and BCH entered into a replacement sublease agreement (the “2023 Aircraft Sublease”), on substantially the same terms as the 2022 Aircraft Sublease, and the 2023 Aircraft Sublease expired on January 1, 2024 and was not renewed. On January 1, 2023, in connection with the execution of the 2023 Aircraft Sublease, BHI, BCH and BCG entered into an Amended and Restated Contribution Agreement on substantially the same terms as the 2022 Contribution Agreement to incorporate both the 2022 Aircraft Sublease and the 2023 Aircraft Sublease.

In connection with the consummation of the Business Combination, on June 7, 2023, the Bradley Capital Agreement was replaced by the Second Amended and Restated Bradley Capital Agreement (the “Second A&R Bradley Capital Agreement”) with the Company as a party. The Second A&R Bradley Capital Agreement is substantially similar to the previous Bradley Capital Agreement, subject to certain changes as follows. The Executive Committee (as defined in the Second A&R Bradley Capital Agreement) reference now refers to the Executive Committee of the Board, and the Second A&R Bradley Capital Agreement expressly states that it shall in no way limit the authority of Board to appoint and remove officers of the Company, including its chief executive officer. The term of the Second A&R Bradley Capital Agreement extends through December 31, 2023, with an annual one-year renewal provision thereafter. The termination provision was revised so that the agreement may be terminated upon the approval of all members of the Executive Committee, excluding Brad K. Heppner if he is then serving on the Executive Committee. The base fee was increased to $460,000 per quarter and the supplemental fee was increased to $180,000 per quarter, with each fee remaining subject to an annual inflation adjustment. In addition, revisions were made to the limitation of liability and indemnification provisions to reflect the applicability of the corporation laws of Nevada to Beneficient. As described elsewhere in this Proxy Statement, Mr. Heppner resigned from the Company on June 19, 2025. See “- Historical Context of Executive Compensation” above and the section titled “-Certain Beneficient Relationships and Related Party Transactions - Relationship with Bradley Capital Company, L.L.C.” for details.

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Beneficient Holdings, Inc.

Mr. Heppner indirectly holds certain interests in our business through BHI, which is owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries, which is a holder of the following equity interests in BCH: BCH Class S Ordinary Units, BCH Class S Preferred Units, BCH Preferred A-1 Unit Accounts, BCH Preferred A-0 Unit Accounts, FLP-1 Unit Accounts and FLP-3 Unit Accounts. The equity interests represent founder’s interests originally received by BHI in connection with the formation and recapitalization of Ben. Through his participation in the value of his founder’s equity interests of BCH held by BHI, Mr. Heppner receives financial benefits from our business which include, but are not limited to, certain income allocations, preferred returns, issuances of additional securities, cash distributions and other payments, including those described above. BHI’s interest in the equity interests of BCH are subject to certain transfer restrictions. In addition, a Company subsidiary, The Beneficient Company Group (USA), L.L.C. (“Ben USA”) entered into a services agreement with BHI, effective as of July 1, 2017 (the “BHI Services Agreement”) pursuant to which BHI pays an annual fee of $30,000 to Ben USA in exchange for the provision of certain trust administration and other services to be provided to the Related Entity Trust and the Related Entities, though the services were terminated in January 2026. See “- Historical Context of Executive Compensation” above and the section titled “-Certain Beneficient Relationships and Related Party Transactions - Relationship with Beneficient Holdings, Inc.” for details.

Beneficient Company Holdings, L.P. Interests

Mr. Heppner, indirectly through BHI, owns significant limited partner interests in BCH. These interests have been issued in connection with numerous formative and recapitalization transactions and the receipt of these interests, and any additional equity interests issued as a return thereon or allocations or payments received by BHI in connection therewith, are not considered compensation, consistent with their treatment in the Company’s audited financial statements. As such, these returns on such interests, comprised of income allocations, preferred returns, issuances of additional limited partner interests, cash distributions and other payments, are not reflected in the Summary Compensation Table above. Such amounts may be significant and are considered by the Board in establishing the annual employee compensation for Mr. Heppner. As part of the May 2018 change of control of Ben, BCG obtained a valuation of the enterprise and its classes of equity as required by FASB ASC Topic 805, Business Combinations (“FASB ASC Topic 805”), due to the application of pushdown accounting. This valuation incorporated, among other things, estimates of current and future costs arising from related party contracts, including the Bradley Capital Agreement and the BHI Services Agreement. Each class of the Company’s equity was then recorded at its fair value as set forth in valuation analysis, with the capital account balances of the preferred equity held by Ben’s founders, including BHI, reduced for, among other things, (i) the balance of outstanding debt of Ben, including related party debt, and (ii) any decrease in the value of Ben, up to the entire founders’ preferred equity amount outstanding, including decreases arising from the present value of the estimated costs of the related party contracts, including estimated costs related to private travel under the terms of the Bradley Capital Agreement.

During FY2024, BHI received $7.8 million of an accrued, but unpaid, quarterly return on BCH Preferred A-1 Unit Accounts, approximately $7 thousand of an accrued, but unpaid, quarterly return on BCH Class S Preferred Units, approximately $13.7 million of accrued, but unpaid, guaranteed payments with respect to BCH Preferred A-0 Unit Accounts, and no accrued distributions on BCH FLP-3 Unit Accounts. During FY2025, BHI received $12.2 million of an accrued, but unpaid, quarterly return on BCH Preferred A-1 Unit Accounts, approximately $1,985 of an accrued, but unpaid, quarterly return on BCH Class S Preferred Units, approximately $3.7 million of accrued, but unpaid, guaranteed payments with respect to BCH Preferred A-0 Unit Accounts, and no amount of accrued but unpaid distributions on BCH FLP-3 Unit Accounts. Amounts reflected above related to the quarterly return on the BCH Preferred A-1 Units Accounts and the BCH Class S Preferred Units are only earned to the extent these is sufficient income at BCH to satisfy the return, however, such amounts accumulate in periods when there is insufficient income to fully satisfy the returns. Through March 31, 2025, approximately $99.0 million and $0.1 million of preferred return related to BHI’s holdings of BCH Preferred A-1 Units Accounts and BCH Class S Preferred Units has not yet been allocated due to insufficient income during those periods to fully satisfy the preferred return and will be allocated in future quarterly periods to the extent that sufficient income, if any, is available for such allocation. In connection with the Business Combination, the quarterly BCH Preferred A-1 Units Accounts and BCH Class S Preferred Units will not accrue from June 7, 2023 through December 31, 2024, except to the extent of income available to be allocated to these securities. See “Certain Relationships and Related Party Transactions - Beneficient Company Holdings, L.P. Interests” for additional information.

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BCH FLP-2 Unit Accounts

BMP holds BCH FLP-2 Unit Accounts in connection with the BMP Equity Incentive Plan. As the holder of BCH FLP-2 Unit Accounts, BMP is entitled to quarterly issuances of an equal amount of BCH Class S Ordinary Units and BCH Class S Preferred Units that in aggregate is equal to the income allocated to BCH FLP-2 Unit Accounts pursuant to the BCH A&R LPA. BCH FLP-2 Unit Accounts are allocated income equal to 49.5% of: (1) fifteen percent (15%) of the profits from financing activities of BCH and its subsidiaries, exclusive of profits from other activities such as fees or reimbursement of expenses in connection with trustee or custodial services and insurance and insurance-related activities (this will generally include revenues from Ben Liquidity subsidiaries), and (2) the Excess EBITDA Margin, which generally relates to the fee-generating businesses of Beneficient, exclusive of financing activity revenues. The Excess EBITDA Margin for an applicable entity is equal to the lesser of (i) 50% of the revenues of BCH and its tax pass-through subsidiaries, excluding revenues from financing activities, and (ii) an amount of revenues that will cause the EBITDA of such entity divided by the gross revenues of such entity to equal 20% (this will generally include the subsidiaries of Ben Custody and Ben Insurance Services). BCH FLP-2 Unit Accounts are also entitled to receive annual tax distributions. As the holder of the BCH FLP-2 Unit Accounts, upon its allocation of income of BCH in accordance with the above terms, BMP receives additional limited partner interests in BCH while retaining such BCH FLP-2 Unit Accounts. There were no units received by BMP for during FY2024 or FY2025.

In addition, pursuant to the terms of the BCH Eighth A&R LPA, adopted June 7, 2023, BMP, as the holder of the BCH FLP-2 Unit Accounts, also is entitled to receive an allocation of a portion of any upward carrying value adjustment as calculated pursuant to Internal Revenue Code Section 704(b). In the event of an upward carrying value adjustment, the BCH FLP-1 Unit Accounts (50.5%) and the BCH FLP-2 Unit Accounts (49.5%) are entitled to first be allocated gains associated with such carrying value adjustment equal to 15% of the value of the capital accounts of all Class A Units and Class S Units, calculated based on the post-adjusted capital accounts of the then outstanding Class A Units and Class S Units. Immediately following any such allocation, the amount allocated is converted into BCH Class S Ordinary Units at the unit price, which prior to the effectiveness of the Business Combination was determined by dividing the sum of the capital accounts for the BCH Class A Units and BCH Class S Units by the aggregate number of such units, and, following the effectiveness of the Business Combination, the closing price of a share of the Class A common stock on the primary exchange on which such shares are listed. Such provision results in BMP, as the holder of the BCH FLP-2 Unit Accounts, receiving additional limited partner interests as a result of any upward adjustment of the carrying value of the assets of BCH while retaining such BCH FLP-2 Unit Accounts. Adjustments to the carrying value of the BCH assets are likely to occur upon certain events, such as the acquisition of additional limited partner interests in BCH for more than a de minimis capital contribution. As a result of the consummation of the Business Combination, an adjustment to the carrying value BCH’s assets of approximately $321.9 million occurred. Pursuant to the BCH A&R LPA, approximately 50,298 BCH Class S Ordinary Units would be issuable as a result of the carrying value adjustment. Additionally, subsequent to the Business Combination, additional carrying value adjustments occurred, and approximately 209,429 (inclusive of the 50,298 units described above) BCH Class S Ordinary Units would be issuable through December 31, 2025 as a result of such carrying value adjustments, subject to the Compensation Policy. Under the Compensation Policy, unless waived or amended, the number of BCH Class S Ordinary Units that may be issued as a result of the carrying value adjustments is limited and requires approval of the Board; provided that any such BCH Class S Ordinary Units that are issuable under the carrying value provision may be issued in subsequent years in accordance with the Compensation Policy. As of the date of this Proxy Statement, there has been no allocation of such carrying value adjustments among the holders of the FLP-1 Unit Accounts and the FLP-2 Unit Accounts, and no issuance of any BCH Class S Ordinary Units as a result of such adjustments.

Other Employment Arrangements

We did not have a formal employment agreement with Mr. Heppner prior to his resignation on June 19, 2025. Mr. Heppner received a base salary as determined by the compensation committee of Ben Management, prior to the Conversion, and of Beneficient, subsequent to the Conversion. Mr. Heppner received a base salary of $225,000 for FY2025 and FY2024. In establishing his salary, the compensation committee took into consideration the fees payable under the Bradley Capital Services Agreement and the equity interests indirectly held by Mr. Heppner, as a founder of Ben and the financial benefits derived from such interests. In establishing Mr. Heppner’s salary, the compensation committee sought to establish a minimum salary that would allow Mr. Heppner to maximize the benefits available under the Company’s 401(k) plan and the also enable Mr. Heppner and his qualified dependents to participate in the Company’s insurance and other benefits programs.

We do not have a formal employment agreement with Mr. Fletcher. Mr. Fletcher receives a base salary and bonus as determined by the compensation committee of Ben Management, prior to the Conversion, and of Beneficient, subsequent to the Conversion. For FY2025 and FY2024, Mr. Fletcher received a base salary of $565,000, participates in our annual bonus program, and participates in our equity incentive plans.

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We did not have a formal employment agreement with Mr. Welday prior to his resignation on August 11, 2025. Mr. Welday received a base salary and bonus as determined by the compensation committee of Ben Management, prior to the Conversion, and of Beneficient, subsequent to the Conversion. For FY2025, Mr. Welday received a base salary of $300,000, participated in our annual bonus program, and participated in our equity incentive plans. Mr. Welday also was eligible to earn commissions as a registered representative under our commission plan for originating new liquidity transactions.

From time to time, we have granted equity awards in the form of restricted stock awards (“RSUs”) pursuant to the 2023 Incentive Plan (as described below), restricted equity units (“REUs”) pursuant to the 2018 Equity Incentive Plan (as described below), and BMP Units (as defined below) pursuant to the BMP Equity Incentive Plan to our named executive officers, which are generally subject to vesting based on each of our named executive officer’s continued service with us and will vest 20% on the award date, and 20% on each anniversary of the named executive officer’s date of hire. Each of our named executive officers currently holds RSUs, REUs and BMP Units that were granted under our 2023 Incentive Plan, 2018 Equity Incentive Plan or the BMP Equity Incentive Plan. In connection with the Conversion, Beneficient assumed the 2018 Equity Incentive Plan and any awards granted pursuant to the 2018 Equity Incentive Plan will be settled in Class A common stock of Beneficient. Effective June 7, 2023, no further awards are to be made pursuant to the 2018 Equity Incentive Plan. Awards under the BMP Equity Incentive Plan are subject to confidentiality, noncompetition and non-solicitation provisions.

On April 1, 2022 (during FY2023), Mr. Heppner was awarded an additional 68 REUs and Mr. Fletcher was awarded an additional 21 REUs, which vests as follows: 20% on the grant date, 20% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 20% on the third anniversary of the grant date, and 20% on the fourth anniversary of the grant date; provided, however, that such vesting was subject to the completion of an “Initial Listing Event” (as defined in the 2018 Equity Incentive Plan), which occurred upon consummation of the Avalon Merger (the “2023 Period Vesting Schedule”). To the extent a vesting date occurred prior to the Initial Listing Event, such vesting was delayed and only occurred on the Initial Listing Event (“FY2023 Vesting Criteria”). Grant amounts noted above awarded pursuant to the 2018 Equity Incentive Plan do not reflect the adjustment to account for the conversion rate for which each BCG Class A common unit converted into 1.25 shares of Beneficient Class A common stock.

On July 15, 2023 (during FY2024), Mr. Heppner and Mr. Fletcher were awarded 653 RSUs and 203 RSUs, respectively (the “FY2024 Awards”). The FY2024 Awards vest as follows (i) 290 RSUs and 90 RSUs granted to Mr. Heppner and Mr. Fletcher, respectively, fully vested on the grant date and (ii) the remainder of the FY2024 Awards, 363 RSUs and 113 RSUs granted to Mr. Heppner and Mr. Fletcher, respectively, vest 20% on the September 1, 2023, and the remaining 80% in four equal annual installments on September 1st of each subsequent calendar year (“FY2024 Vesting Schedule”).

On August 22, 2024 (during FY2025), Mr. Welday was awarded 27,345 RSUs and, on December 31, 2024, Mr. Welday was awarded 835 RSUs (the “FY2025 Awards”). No RSUs were awarded to Mr. Heppner or Mr. Fletcher during FY2025. For the FY2025 Awards to Mr. Welday, the August 22, 2024 grant of 27,345 RSUs was fully vested on the grant date, while the December 31, 2024 award of 835 RSUs vest in equal installments on January 15, 2025, April 15, 2025, July 15, 2025 and October 15, 2025 (“FY2025 Vesting Schedule”).

Employment Agreement with James Silk (Interim Chief Executive Officer)

Following the resignation of Mr. Heppner from his position as the Company’s Chief Executive Officer, on July 20, 2025, the Company entered into an employment agreement with Mr. Silk in connection with his appointment as Interim Chief Executive Officer. Pursuant to the agreement, Mr. Silk will serve as interim Chief Executive Officer until a successor Chief Executive Officer is appointed or until Mr. Silk’s earlier resignation or termination. The employment agreement provides that Mr. Silk will be entitled to receive an annualized base salary of $750,000 and is eligible to receive equity awards pursuant to the 2023 Incentive Plan, the BMP Equity Incentive Plan or any prior incentive plan of the Company, its predecessor or subsidiaries.

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Pursuant to his employment agreement, Mr. Silk is entitled to vacation time and to participate in the Company’s standard employee benefit plans and programs. The employment agreement also contains customary provisions relating to, among other things, confidentiality, non-solicitation, non-disparagement and indemnification.

During Mr. Silk’s employment with the Company as Executive Vice President and Chief from January 2020 to May 2024, the Company previously entered into an employment agreement with Mr. Silk. As of February 13, 2026, $657,300 is owed by the Company to Mr. Silk pursuant to his previous employment agreement, which will be paid in installments, the amount and timing of which shall be mutually agreed to by Mr. Silk and the Board.

2025 Fiscal Year Outstanding Equity Awards at Fiscal Year-End Table

The following table lists the outstanding equity awards held by each of Messrs. Heppner, Fletcher and Welday as of March 31, 2025. Amounts reflected in the below table, to the extent related to awards under the 2018 Equity Incentive Plan, reflect the adjustment to account for the conversion rate for which each BCG Class A common unit converted into 1.25 shares of Class A common stock.

The awards included in the table below reflect the 2025 Reverse Stock Split.

	Stock Awards
Name	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested		Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Brad K. Heppner	218	(1)	$545	(2)	-	-
	34	(3)	$85	(4)	-	-
Derek L. Fletcher	68	(5)	$170	(6)	-	-
	10	(7)	$27	(8)	-	-
Jeff Welday	26	(9)	$66	(10)	-	-
	5	(11)	$14	(12)	-	-
	626	(13)	$1,566	(14)

(1)	Consists of RSUs granted pursuant to the 2023 Incentive Plan on July 15, 2023, subject to the FY2024 Vesting Schedule.
(2)	Amount shown reflects the value of the RSUs granted pursuant to the 2023 Incentive Plan based on the closing price of the Company’s Class A common stock as of March 31, 2025 of $2.48 (as adjusted for stock splits).
(3)	Consists of restricted equity units granted pursuant to the 2018 Equity Incentive Plan on April 1, 2022, subject to the 2023 Period Vesting Schedule.
(4)	Amount shown reflects the value of the restricted equity units granted pursuant to the 2018 Equity Incentive Plan based on the closing price of the Company’s Class A common stock as of March 31, 2025 of $2.48 (as adjusted for stock splits).
(5)	Consists of RSUs granted pursuant to the 2023 Incentive Plan on July 15, 2023, subject to the FY2024 Vesting Schedule.
(6)	Amount shown reflects the value of the RSUs granted pursuant to the 2023 Incentive Plan based on the closing price of the Company’s Class A common stock as of March 31, 2025 of $2.48 (as adjusted for stock splits).
(7)	Consists of restricted equity units granted pursuant to the 2018 Equity Incentive Plan on April 1, 2022, subject to the 2023 Period Vesting Schedule.
(8)	Amount shown reflects the value of the restricted equity units granted pursuant to the 2018 Equity Incentive Plan based on the closing price of the Company’s Class A common stock as of March 31, 2025 of $2.48 (as adjusted for stock splits).
(9)	Consists of RSUs granted pursuant to the 2023 Incentive Plan on July 15, 2023, subject to the FY2024 Vesting Schedule.
(10)	Amount shown reflects the value of the RSUs granted pursuant to the 2023 Incentive Plan based on the closing price of the Company’s Class A common stock as of March 31, 2025 of $2.48 (as adjusted for stock splits).
(11)	Consists of restricted equity units granted pursuant to the 2018 Equity Incentive Plan on April 1, 2022, subject to the 2023 Period Vesting Schedule.
(12)	Amount shown reflects the value of the restricted equity units granted pursuant to the 2018 Equity Incentive Plan based on the closing price of the Company’s Class A common stock as of March 31, 2025 of $2.48 (as adjusted for stock splits).
(13)	Consists of RSUs granted pursuant to the 2023 Incentive Plan on December 31, 2024, subject to the FY2025 Vesting Schedule.
(14)	Amount shown reflects the value of the RSUs granted pursuant to the 2023 Incentive Plan based on the closing price of the Company’s Class A common stock as of March 31, 2025 of $2.48 (as adjusted for stock splits).

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Payments to our Founder and Former Chief Executive Officer

The following table sets forth certain information regarding (i) payments of cash made or that have accrued to Mr. Heppner and (ii) issuances of equity and accruals to capital accounts and hypothetical capital accounts on equity interests held by certain entities in which Mr. Heppner has a financial interest. Disclosure covers (i) payments made in connection with Mr. Heppner’s compensation as Chief Executive Officer of the Company during FY2025 and FY2024 as disclosed in “Executive Compensation” section in this Proxy Statement (ii) payments made in connection with certain related party transactions in which Mr. Heppner has a financial interest for FY2025 and FY2024 as disclosed in “Certain Relationships and Related Party Transactions,” and (iii) certain other arrangements under which amounts may be payable in later periods. Mr. Heppner resigned as Chief Executive Officer and Chairman of the Board of Directors on June 19, 2025, however, Mr. Heppner continues to control, either directly or indirectly, a significant amount of equity of the Company and its subsidiaries.

For ease of reference, the table below presents information regarding compensation and related party transactions disclosures within one table, however Item 402 of Regulation S-K does not require disclosure of executive compensation paid or accrued to Mr. Heppner during Q32026, but Item 404 of Regulation S-K does require disclosure of related party transactions for such additional periods. As this disclosure is prepared in conformity with the periods required by Regulation S-K, for compensation matters, the rows for Q32026 have been shaded in the tabular disclosure below, as applicable, but this should not be construed as Mr. Heppner not receiving compensation in Q32026. Mr. Heppner has received payments during these time periods, but such information is not required to be disclosed by SEC rules.

Executive Compensation
		Amount Paid or Accrued
Type	Explanation	FY2025		FY2024			Q3 2026
Salary[1]	We provided Mr. Heppner cash compensation in the form of a base salary. For additional information on Mr. Heppner’s salary, see the section titled “Executive Compensation-Summary Compensation Table” in this Proxy Statement.	$225,000		$225,000		$
Bonus	From time to time, we provided Mr. Heppner cash compensation in the form of a bonus. For additional information on bonuses awarded to Mr. Heppner, see the section titled “Executive Compensation-Summary Compensation Table” in this Proxy Statement.	$-		$-		$
Stock Awards	From time to time, we have granted equity awards in the form of restricted equity units (REUs) pursuant to the 2018 Equity Incentive Plan and RSUs pursuant to the 2023 Incentive Plan to Mr. Heppner. For additional information on Mr. Heppner’s stock awards, see the section titled “Executive Compensation-2025 Fiscal Year Outstanding Equity Awards at Fiscal Year-End Table” in this Proxy Statement.	$-	2*	$1,142,019	2*	$
Adjusted All Other Compensation[3,4]	We provided certain benefits and perquisites to Mr. Heppner including supplemental medical coverage, a 401(K) plan and payment of country club dues, while he was employed. For additional information on perquisites provided to Mr. Heppner, see the section titled “Executive Compensation-Summary Compensation Table” in this Proxy Statement.	$1,326,425		$1,432,618		$
Bradley Capital Agreement[5]	Pursuant to the Bradley Capital Agreement, we make payments to Bradley Capital for certain executive-level services provided and for the use of office space and other resources and non-business use of an aircraft. Bradley Capital is an entity ultimately owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries. Additionally, we pay certain legal, tax and other expenses on behalf of Bradley Capital under the terms of the Bradley Capital Agreement. For additional information on the Bradley Capital Agreement, see the sections titled “Executive Compensation-Narrative Disclosure to the Summary Compensation Table” and “Certain Relationships and Related Party Transactions-Relationships with Other Parties” in this Proxy Statement. A copy of the Second Amended and Restated Bradley Capital Agreement is included as Exhibit 10.15.2 to the Annual Report on Form 10-K.	$2,825,153		$2,708,877		$

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Related Party Transactions[15]

HCLP Loan Agreement6†	Pursuant to the HCLP Loan Agreement, we make payments to HCLP on our secured loans from HCLP, primarily in the form of principal and interest payments. The majority of HCLP is indirectly owned by The Highland Investment Holdings Trust, of which Mr. Heppner and his family are the beneficiaries. As of December 31, 2025, we had approximately $94.4 million (including an unamortized premium thereon) of debt outstanding derived from our secured loans with HCLP in principal amount. We have in the past, and we may in the future, pay fees to HCLP to extend the maturity date of our secured loans. For additional information on the HCLP Loan Agreement, see the section titled “Certain Relationships and Related Party Transactions, and Director Independence-Relationships with Other Parties.” Copies of the HCLP Loan Agreement and amendments thereto are included as Exhibits 10.12.1 through 10.12.14 and 10.13.1 through 10.13.17 to the Annual Report on Form 10-K.	$9,093,409	[7]	$9,085,535	[7]	$8,210,963	[7]
Aircraft Sublease	Pursuant to the Aircraft Sublease, which were effective January 1, 2022 and January 1, 2023, Bradley Capital subleases an aircraft, without a crew, to Beneficient USA for up to three hundred (300) hours of use. Beneficient USA pays certain quarterly rental fees plus direct operating expenses, and Bradley Capital pays the fixed and variable costs of operating the aircraft. For additional information on the Aircraft Sublease, see the sections titled “Executive Compensation-Narrative Disclosure to the Summary Compensation Table” and “Certain Relationships and Related Party Transactions-Relationships with Other Parties.” The Aircraft Sublease expired on January 1, 2024.	$-		$4,050,000	8*	$-	[8]
Relationship with The Heppner Endowment for Research Organizations, L.L.C. and Research Ranch Operating Company, L.L.C.	HERO and RROC are indirectly owned by The Highland Investment Holdings Trust, The Highland Great Plains Trust and The Highland Partner Holdings Trust. Mr. Heppner is a permissible beneficiary of The Highland Investment Holdings Trust and The Highland Partner Holdings Trust, but he is not a beneficiary of The Highland Great Plains Trust. Mr. Heppner’s family members are potential beneficiaries of each of these three trusts. The Charitable Accounts (as defined herein) have historically received proceeds from certain trusts settled and funded by our Customers in support of their charitable initiatives, but HERO does not receive any proceeds from trusts settled and funded by customers of Ben. We have certain outstanding payables to RROC and the Charitable Accounts as described in the section titled “Certain Relationships and Related Party Transactions, and Director Independence-Relationships with Other Parties.” We do not anticipate engaging in further transactions with these entities.	$-	[9]	$-		$-	[9]

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Equity Securities Structurally Senior to our Common Stock

BCH Preferred A-0 Unit Accounts	As of December 31, 2025, BHI held BCH Preferred A-0 Unit Accounts with an estimated capital account balance of $206,262,822. Additionally, as of December 31, 2025, BHI is owed quarterly guaranteed payments of approximately $56,790,443. BHI is directly owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries. As a holder of the BCH Preferred A-0 Unit Accounts, BHI is entitled to receive quarterly guaranteed cash payments equal to 1.50% per fiscal quarter (or 6.0% per annum) of its BCH Preferred A-0 Unit Accounts capital account balance on an annual basis, subject to the terms of an agreement to defer delivery of such payments until November 15, 2024. As part of the proposed transactions to revise BCH’s liquidation priority described elsewhere in this Proxy Statement, the guaranteed payment would be further deferred on terms consistent with the deferral through November 15, 2024 if the proposed transactions are completed, which we do not expect to occur based on the current terms. Ben has accrued such quarterly guaranteed cash payments, but such amounts remain unpaid as of the date of this Proxy Statement. See “Description of Securities-Limited Partner Interests in BCH,” “Executive Compensation-Narrative Disclosure to the Summary Compensation Table” and “Certain Relationships and Related Party Transactions-Beneficient Company Holdings, L.P. Interests” for additional information on payments made to BHI as a holder of BCH Preferred A-0 Unit Accounts.	$14,500,000	10*	$13,700,000	10*	$11,491,000	10*
BCH Preferred A-1 Unit Accounts	As of December 31, 2025, BHI held BCH Preferred A-1 Unit Accounts with an estimated capital account balance of $644,062,834 and an estimated hypothetical capital account of $778,992,192 million. BHI is directly owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries. As a holder of the BCH Preferred A-1 Unit Accounts, BHI is entitled to (i) a quarterly preferred return equal to the hypothetical capital account balance of such BCH Preferred A-1 Unit Accounts multiplied by the most recent 90-Day Average Secured Overnight Financing Rate as published by the Federal Reserve Bank of New York prior to each fiscal quarter plus 0.5% (2.0% per annum) and allocable by a corresponding increase to the BCH Preferred A-1 Unit Accounts capital account, subject to an agreement to waive and defer the accrual of such payments that expired on December 31, 2024, (ii) tax distributions for any period in which there is an allocation of income related to the quarterly preferred return and (iii) allocations from sale proceeds of BCH in an amount up to their hypothetical BCH Preferred A-1 Unit Accounts capital account. See “Description of Securities-Limited Partner Interests in BCH,” “Executive Compensation-Narrative Disclosure to the Summary Compensation Table” and “Certain Relationships and Related Party Transactions, and Director Independence-Beneficient Company Holdings, L.P. Interests” for additional information on payments made to BHI as a holder of BCH Preferred A-1 Unit Accounts.	$12,225,869	11*	$-	11*	$35,944,227	11*

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BCH Class S Ordinary Units	As of December 31, 2025, BHI held BCH Class S Ordinary Units with an estimated capital account balance of $41,587. BHI is directly owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries. Following certain allocations of income to the BCH Class S Ordinary Units, the capital account balance associated with such BCH Class S Ordinary Units shall be reduced by the amount so allocated and, in exchange, BHI is entitled to an equal number of BCH Class S Ordinary Units and BCH Class S Preferred Units equal to the amount of the reduction in the capital account divided by the closing price of the Class A common stock on the date of such exchange. See “Description of Securities-Limited Partner Interests in BCH,” “Executive Compensation-Narrative Disclosure to the Summary Compensation Table” and “Certain Relationships and Related Party Transactions-Beneficient Company Holdings, L.P. Interests” for additional information on limited partner interests issued to BHI as a holder of BCH Class S Ordinary Units.	$-		$-		$-
BCH Class S Preferred Units	As of December 31, 2025, BHI held BCH Class S Preferred Units with an estimated capital account balance of $254 and an estimated hypothetical capital account of $126,379. BHI is directly owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries. Holders of the BCH Class S Preferred Units are entitled to receive (i) a quarterly preferred return (the “Quarterly Class S Preferred Unit Return”) equal to the hypothetical capital account balance of such BCH Class S Preferred Units multiplied by the base rate and allocable by a corresponding increase to the BCH Class S Preferred Unit capital account, subject to an agreement to waive and defer the accrual of such payments until December 31, 2024 and (ii) allocations of sale proceeds of BCH in an amount up to their hypothetical BCH Class S Preferred Unit capital account, thereby increasing such holder’s BCH Class S Preferred Unit capital account and resulting distributions. See “Description of Securities-Limited Partner Interests in BCH,” “Executive Compensation-Narrative Disclosure to the Summary Compensation Table” and “Certain Relationships and Related Party Transactions-Beneficient Company Holdings, L.P. Interests” for additional information on payments made to BHI as a holder of BCH Class S Preferred Units.	$1,985	12*	$6,905	12*	$5,840	[12]

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BCH FLP-1 Unit Accounts	As of December 31, 2025, BHI held BCH FLP-1 Unit Accounts Units with an estimated capital account balance of $0.00 as amounts allocated are converted to BCH Class S Ordinary and/or BCH Class S Preferred Units as described below. BHI is directly owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries. As a holder of the BCH FLP-1 Unit Accounts, BHI is entitled to receive (i) quarterly issuances of an equal amount of BCH Class S Ordinary Units and BCH Class S Preferred Units that in aggregate is equal to the income allocated to BCH FLP-1 Unit Accounts pursuant to the Eighth A&R BCH LPA, which is 50.5% of (1) 15% of profits from financing activities of BCH and (2) Excess EBITDA Margin, which generally relates to the fee-generating businesses of Ben, (ii) upon its allocation of income of BCH in accordance with the Eighth A&R BCH LPA, additional BCH Class S Ordinary Units and BCH Class S Preferred Units, (iii) an allocation of a portion of any upward carrying value adjustment as calculated pursuant to Internal Revenue Code Section 704(b) and (iv) annual tax distributions. See “Description of Securities-Limited Partner Interests in BCH,” “Executive Compensation-Narrative Disclosure to the Summary Compensation Table” and “Certain Relationships and Related Party Transactions-Beneficient Company Holdings, L.P. Interests” for additional information on payments made and limited partner interests issued to BHI as a holder of BCH FLP-1 Unit Accounts.	$1,035,396	13*	$177,959,674	14*	$40,910	[15]
BCH FLP-2 Unit Accounts	As of December 31, 2025, BMP held BCH FLP-2 Unit Accounts Units with an estimated capital account balance of $0.00. BMP is owned by certain of the directors, officers and employees of Ben and a limited number of former employees. BHI is directly owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries. Mr. Heppner does not hold an interest in BMP. When an employee forfeits their interest in BMP, BHI holds such interests until they are reissued to a participant. As a result, BHI may occasionally hold the forfeited interests of a former employee in BMP. However, BHI does not currently hold any such forfeited interests. As the holder of BCH FLP-2 Unit Accounts, BMP is entitled to receive (i) quarterly issuances of an equal amount of BCH Class S Ordinary Units and BCH Class S Preferred Units that in aggregate is equal to the income allocated to BCH FLP-2 Unit Accounts pursuant to the Eighth A&R BCH LPA, which is 49.5% of (1) 15% of profits from financing activities of BCH and (2) Excess EBITDA Margin (as defined herein), which generally relates to the fee-generating businesses of Ben, (ii) annual tax distributions, (iii) upon its allocation of income of BCH in accordance with the Eighth A&R BCH LPA, additional BCH Class S Ordinary Units and BCH Class S Preferred Units and (iv) an allocation of a portion of any upward carrying value adjustment as calculated pursuant to Internal Revenue Code Section 704(b). See “Description of Securities - Limited Partner Interests in BCH,” “Executive Compensation - Narrative Disclosure to the Summary Compensation Table” and “Certain Relationships and Related Party Transactions, and Director Independence-Beneficient Company Holdings, L.P. Interests” for additional information on payments made and limited partner interests issued to BMP as a holder of the BCH FLP-2 Unit Accounts.	$-		$-		$-

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BCH FLP-3 Unit Accounts	As of December 31, 2025, BHI held BCH FLP-3 Unit Accounts Units with an estimated capital account balance of $744,325. The BCH FLP-3 Unit Accounts are designed to have a capital account of $0.00 as allocations are typically payable in cash upon issuance. However, as of December 31, 2025, the Company owed BHI $744,325 in cash distributions in connection with a previous allocation resulting in a capital account balance of $744,325. BHI is directly owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries. As the holder of BCH FLP-3 Unit Accounts, BHI is entitled to receive quarterly tax and other distributions equal to 100% of the amount of the profit allocated to BHI’s BCH FLP-3 Unit Accounts capital balance. BCH FLP-3 Unit Accounts are allocated profits from financing activities of Ben equal to the lesser of 5% of quarterly net financing revenues and 10% of the average annualized stated interest (to the extent constituting net financing revenues) of the quarterly average of new ExAlt Loans issued during the previous 12 months. See “Description of Securities-Limited Partner Interests in BCH,” “Certain Relationships and Related Party Transactions, and Director Independence-Beneficient Company Holdings, L.P. Interests” for additional information on payments made to BHI as a holder of BCH FLP-3 Unit Accounts.	$-	$744,325	$-

*	Such amount does not represent cash actually paid.
1	Amounts do not include certain equity interests and other returns received by BHI, which is owned by The Highland Business Holdings Trust, of which Mr. Heppner, our former CEO, is the trustee, and Mr. Heppner and his family are the beneficiaries, as each of these additional amounts represent returns on founder’s equity interests originally received in connection with the formation and recapitalization of BCG and its subsidiaries and are not considered to be compensation, consistent with their treatment in the Company’s audited financial statements. See “Narrative Disclosure to Summary Compensation Table-Beneficient Company Holdings, L.P. Interests.”
2	Represents the aggregate grant date fair value of stock awards computed in accordance with ASC Topic 718. Awards in FY2024 were pursuant to the 2023 Incentive Plan. There were no awards in FY2025.
3	Amounts shown exclude certain payments made pursuant to the Bradley Capital Agreement, which are addressed below, and are not the same as reflected in the Summary Compensation Table.
4	On October 20, 2023, the Company paid legal fees of approximately $2.4 million on behalf of Mr. Heppner as indemnification from the proceeds under the HH-BDH Credit Agreement. On November 7, 2023, the Company was reimbursed by its D&O insurance carrier a total of $3.5 million, which included, among others, the legal fees paid by the Company on behalf of Mr. Heppner. Additional amounts of legal fees incurred on behalf of Mr. Heppner as indemnification during FY2024 totaled $1.8 million, of which $1.0 million was a legal retainer. In FY2025, legal fees incurred on behalf of Mr. Heppner as indemnification totaled $7.0 million. Substantially all of these payments are expected to be eligible for reimbursement by the D&O insurance carrier.

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5	As of March 31, 2025 and March 31, 2024, $3.9 million and $2.7 million, respectively, was owed and unpaid to Bradley Capital under the terms of the Bradley Capital Agreement related to the ongoing aspects of this services agreement. Additionally, as of March 31, 2025 and 2024, we have nil and $0.7 million accrued under this services agreement related to these private travel reimbursements originating prior to the aircraft sublease. On October 20, 2023, a payment of approximately $2.5 million of past amounts owed and unpaid was made to Bradley Capital under the terms of the Bradley Capital Agreement from proceeds under the HH-BDH Credit Agreement. Additional payments made to Bradley Capital during FY2024 related to past amounts owed and unpaid totaled $0.6 million. Total payments made to Bradley Capital during FY2025 related to amounts owed and unpaid totaled $2.5 million.
†	Subsequent to March 31, 2025, additional interest is accruing at a rate of approximately $0.8 million per month but has not been paid.
6	On October 20, 2023, the Company paid legal fees of $559,753 on behalf of HCLP pursuant to the indemnification obligations under the HCLP Loan Agreement from the proceeds under the HH-BDH Credit Agreement. Additional legal fees were incurred on behalf of HCLP pursuant to indemnification obligations in the amount of $464 thousand during FY2024. Legal fees were incurred on behalf of HCLP pursuant to indemnification obligations in the amount of $1.9 million during FY2025. During the nine months ended December 31, 2025, these estimated legal fees totaled approximately $1.4 million.
7	Amount represent monthly interest that was accrued during year-to-date Q3 2026, FY2025 and FY2024. No monthly interest payments were made during either period.
8	Amount was expensed during the period but has not been paid for the period from April 1, 2023 to January 1, 2024, at which point the aircraft sublease agreement expired. Through December 31, 2025, no amounts of the $10.8 million total obligation related to the aircraft sublease have been paid.
9	Ben had outstanding payables of $2.3 million, $2.3 million, $2.2 million as of Q3 2026, FY2025 and FY2024, respectively, to charitable entities to which HERO serves as an advisor. However, Mr. Heppner does not have final decision-making authority on the ultimate use of these amounts.
10	Represents amount of Guaranteed Payment accrued, but unpaid, for the period.
11	Represents amount of the Accrued Quarterly Preferred Series A-1 Return accrued, but unpaid, for the period.
12	Represents amount of the Accrued Quarterly Class S Preferred Return accrued, but unpaid, for the period.
13	Represents a portion of the upward adjustment of the carrying value of the assets of BCH during FY2025 totaling approximately 104,500 BCH Class S Ordinary Units of which, once issued, 50.50% are allocable to BHI as the holder of the BCH FLP-1 Unit Accounts. However, due to the limitations of the Compensation Policy, the number of Class S Ordinary Units issuable in FY2025 has been limited. As of December 31, 2025, there has been no allocation of the carrying value adjustment among the holders of the FLP-1 Unit Accounts and the FLP-2 Unit Accounts and no issuance of any BCH Class S Ordinary Units as a result of such adjustment. See “Certain Relationships and Related Party Transactions - Beneficient Company Holdings, L.P. Interests - BCH FLP-1 Unit Accounts” for additional information. The estimated value of the Class S Ordinary Units allocable to BHI, once issued, using the closing price of the Class A common stock as of December 31, 2025 as a proxy, was $371 thousand.
14	Represents a portion of the upward adjustment of the carrying value of the assets of BCH resulting from the Business Combination that are allocable to BHI as the holder of the BCH FLP-1 Unit Accounts. Once issued, this would result in BHI receiving 50.50% of the approximately 50 thousand BCH Class S Ordinary Units issuable as a result of the carrying value adjustment arising from the Business Combination. Additionally, represents a portion of the additional upward adjustments of the carrying value of the assets of BCH subsequent to the Business Combination through March 31, 2024 totaling approximately 20,000 BCH Class S Ordinary Units of which, once issued, 50.50% are allocable to BHI as the holder of the BCH FLP-1 Unit Accounts. However, due to the limitations of the Compensation Policy (as defined below), the number of Class S Ordinary Units issuable in FY2024 was limited. As of December 31, 2025, there has been no allocation of the carrying value adjustment among the holders of the FLP-1 Unit Accounts and the FLP-2 Unit Accounts and no issuance of any BCH Class S Ordinary Units as a result of such adjustment. See “Certain Relationships and Related Party Transactions - Beneficient Company Holdings, L.P. Interests - BCH FLP-1 Unit Accounts” for additional information. The estimated value of the Class S Ordinary Units allocable to BHI, once issued, using the closing price of the Class A common stock as of December 31, 2025 as a proxy, was $250 thousand.

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15	Represents a portion of the upward adjustment of the carrying value of the assets of BCH during the current fiscal year through December 31, 2025 totaling approximately 34,655 BCH Class S Ordinary Units of which, once issued, 50.50% are allocable to BHI as the holder of the BCH FLP-1 Unit Accounts. However, due to the limitations of the Compensation Policy, the number of Class S Ordinary Units issuable in FY2025 has been limited. As of December 31, 2025, there has been no allocation of the carrying value adjustment among the holders of the FLP-1 Unit Accounts and the FLP-2 Unit Accounts and no issuance of any BCH Class S Ordinary Units as a result of such adjustment. See “Certain Relationships and Related Party Transactions - Beneficient Company Holdings, L.P. Interests - BCH FLP-1 Unit Accounts” for additional information. The estimated value of the Class S Ordinary Units allocable to BHI, once issued, using the closing price of the Class A common stock as of December 31, 2025 as a proxy, was $123 thousand.

Compensation Policy

The Board adopted a compensation policy (the “Compensation Policy”) effective as of June 7, 2023. Pursuant to the Compensation Policy, the aggregate value of all compensation (to be defined in the Compensation Policy) paid or granted by the Company or its subsidiaries to all individuals for service as an employee in any fiscal year during the term of the Compensation Policy may not exceed sixty percent (60%) of the gross revenues of the Company and its subsidiaries (exclusive of any trust or special purpose vehicle that is considered a subsidiary solely because it is consolidated) for the immediately preceding fiscal year (the “Annual Compensation Cap”). If the gross revenues for the initial six-month period of any fiscal year, on an annualized basis, would exceed the gross revenue for the immediately preceding fiscal year, the Annual Compensation Cap shall be sixty percent (60%) of the annualized gross revenues for such fiscal year. Notwithstanding the Annual Compensation Cap, an amount equal to (i) the aggregate value of all salaries, bonuses and benefits paid or provided to all employees during any fiscal year, and (ii) equity-based compensation attributable to any fiscal year for awards granted in previous years may exceed the Annual Compensation Cap and be paid. If the total compensation that would be paid or awarded in any fiscal year in the absence of the Annual Compensation Cap would exceed the applicable Annual Compensation Cap, the amount of such excess will not be paid in such fiscal year but may be carried forward and paid, at the discretion of the Company’s Compensation Policy in subsequent years, subject to the applicable Annual Compensation Cap for such subsequent year.

The compensation subject to the Compensation Policy includes base salaries, bonuses, equity-based compensation (generally, awards under equity-based compensation plans) and certain allocations of profits and upward adjustments of carrying values by BCH to individuals who are also employees of the Company and its subsidiaries. The Annual Compensation Cap shall not be applicable to payments or distributions payable, directly or indirectly, to any employee from any entity that is not the Company or a subsidiary of the Company including, without limitation, Bradley Capital Company, L.L.C. The terms of the Compensation Policy commenced on the consummation of the Business Combination on June 7, 2023, and continues through December 31, 2024, and will automatically renew for successive twelve (12) month periods unless the Board elects not to renew any initial or renewal term.

The Compensation Policy may only be amended (including an increase in the amount of the Annual Compensation Cap), and the Board may elect not to renew and extend any initial or renewal term, in each case, with the consent of the majority of the Board and, for so long as the holders of the Class B common stock have the right to elect a majority of the Company’s board of directors, a majority of the members of the Board elected by holders of the Class A common stock. As part of the proposed transactions to revise BCH’s liquidation priority described elsewhere in this Proxy Statement, the Company would adopt an amended and restated Compensation Policy. For more information, see the section titled “Certain Relationships and Related Party Transactions - Proposed Transactions to Revise BCH Liquidation Priority” in this Proxy Statement. We do not expect the proposed transactions to revise BCH Liquidation Priority to be consummated on the current terms. Accordingly, the Company is exploring available alternative options, including renegotiating terms or not proceeding with the transaction.

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PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Weaver has served as the Company’s independent registered public accounting firm since March 16, 2022. It is anticipated that a representative from Weaver will attend the Annual Meeting and will be available to respond to questions or make statements. The Board has selected Weaver as the Company’s principal independent registered public accounting firm for the fiscal year ending March 31, 2026.

Required Vote

The approval of the Auditor Ratification Proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Each holder of Class B common stock is entitled to 10 votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock. Abstentions and broker non-votes, if any, will have no effect on the outcome of the Auditor Ratification Proposal.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the approval of the Auditor Ratification Proposal.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

As discussed above, Weaver has served as the Company’s independent registered public accounting firm since March 16, 2022.

Fees Paid to Independent Registered Public Accounting Firm

The following table shows the aggregate fees billed to us by Weaver for professional services rendered in 2025 and 2024:

	2025	2024
Audit Fees	$858	$937
Audit-Related Fees	149	134
Tax Fees	-	-
All Other Fees	2	2
Total Fees	$1,009	$1,073

Audit Fees. Audit fees include services related to the audit and quarterly reviews of the Company’s consolidated financial statements and consultation on accounting matters.

Audit-Related Fees. Consists of fees billed for assurance and related services that are related to the performance of the auditor review of consolidated financial statements and are not reported under “Audit Fees.” These services are related to process control reports delivered to the Company.

Tax Fees. There were no tax fees for fiscal years 2025 and 2024.

All Other Fees. All other fees in fiscal year 2025 include services related to professional services other than the services reported above.

Approval of Independent Registered Public Accounting Firm Services and Fees

The SEC requires that before our independent registered public accounting firm is engaged by us to render any audit or permitted non-audit related service, the engagement be either: (i) approved by our Audit Committee or (ii) entered into pursuant to pre-approval policies and procedures established by the Audit Committee; provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

Our Audit Committee is responsible for pre-approving all services provided by our independent registered public accounting firm. All of the above services and fees for fiscal years 2025 and 2024 were pre-approved by our Audit Committee.

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PROPOSAL 3: APPROVAL OF AMENDMENT TO THE BENEFICIENT 2023 LONG TERM INCENTIVE PLAN

The Board is requesting that our stockholders approve the adoption of the First Amendment to the Beneficient 2023 Long-Term Incentive Plan (the “Amendment”), which was approved by the Board on March 10, 2026, and which shall be effective upon receipt of stockholder approval at the Annual Meeting. The Beneficient 2023 Long-Term Incentive Plan (the “2023 Plan”) was originally adopted and approved by Beneficient Holdings, Inc., our former majority stockholder (“BHI”), effective as of June 7, 2023 (the “Effective Date”). The purpose of the Amendment is to increase the number of shares of Class A common stock available for issuance pursuant to awards under the 2023 Plan by an additional 1,000,000 shares of Class A common stock and to increase the overall limitation on the auto-escalation to the lesser of (i) 200,000,000 shares of Class A common stock (after giving effect to any stock splits occurring prior to January 1, 2026), and (ii) 1,000,000 shares of Class A common stock plus 15% of the aggregate number of Class A common stock issued and outstanding or then issuable upon the conversion of outstanding securities of the Company or its subsidiaries, determined as of the relevant adjustment date.

The Company inadvertently granted an aggregate of 83,551 RSUs to one of the Company’s former executive officers, two directors, one employee and one former employee in excess of the number of shares of Class A common stock available for grant under the 2023 Plan (the “Contingent Awards”). The Contingent Awards will only remain outstanding if the stockholders approve Proposal 3. If the stockholders do not approve this Proposal 3 and the Company does not otherwise have sufficient shares that may be awarded again as a result of forfeited or cancelled awards or the net settlement of awards, the Contingent Awards will be cancelled.

As of the Record Date, no shares of Class A common stock remained available for issuance under the 2023 Plan; options to purchase a total of 25,000 shares of Class A common stock were outstanding under the 2023 Plan; and RSUs for the issuance of a maximum of 93,008 shares of Class A common stock were outstanding under the 2023 Plan.

Equity Compensation Plan Information

The following table sets forth information with respect to the securities that may be issued under our equity incentive plans as of March 31, 2025.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	118,008		$8.20	—	(1)
Equity compensation plans not approved by security holders	3,181	(2)	$—	—	(3)
Total	121,189		$8.20	—

(1) Represents shares of Class A common stock available for issuance under the 2023 Plan, which permits the issuance of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights, and other awards. See the description of the 2023 Plan below for a description of the formula for calculating the number of securities available for issuance under the 2023 Plan.

(2) Represents shares of Class A common stock issuable upon settlement of outstanding restricted equity units awarded under the 2018 Equity Incentive Plan.

(3) No additional awards may be issued under the 2018 Equity Incentive Plan. No more than the available authorized shares of the Class A common stock, less the number of issued shares and shares reserved for issuance, as provided in the BCH Exchange Agreement, can be issued under the BMP Equity Incentive Plan.

Reasons for Amendment of the 2023 Plan

Our Board, the Compensation Committee, and management believe that the effective use of stock-based, long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Amendment will assist us in maintaining and enhancing the key policies and practices adopted by our management and the Board and will align employee and stockholder interests by linking compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining, and motivating key personnel.

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Upon adoption of the 2023 Plan, the maximum number of shares of Class A common stock issuable pursuant to awards under the 2023 Plan was equal to 15% of the aggregate number of Class A common stock issued and outstanding (on a fully diluted, as-converted and as-exercised basis) as of the Effective Date. The total number of shares available for issuance to the 2023 Plan is also readjusted on the first trading date of each calendar quarter (the “Adjustment Date”). On the Adjustment Date, the number of shares of Class A common stock available under the 2023 Plan is automatically increased, as applicable, so that the total number of shares issuable under the 2023 Plan is equal to the lesser of (i) 312,500 shares (as adjusted for reverse stock splits), and (ii) 15% of the aggregate number of Class A common stock issued and outstanding or then issuable upon the conversion of outstanding securities of the Company or its subsidiaries, determined as of the Adjustment Date.

The Amendment was adopted by the Board to increase the aggregate number of shares of Class A common stock that may be delivered pursuant to awards under the 2023 Plan by an additional 1,000,000 shares of Class A common stock, for an aggregate maximum total of 1,000,000 shares of Class A common stock plus 15% of the aggregate number of Class A common stock outstanding or issuable upon the conversion or exchange of outstanding securities of the Company or its subsidiaries, determined as of the Record Date. Further, on each Adjustment Date, the number of shares of Class A common stock available under the 2023 Plan shall be increased so that the total number of shares issuable under the 2023 Plan shall be equal to the lesser of (i) 200,000,000 shares of Class A common stock, and (ii) 1,000,000 shares of Class A common stock plus 15% of the aggregate number of Class A common stock issued and outstanding or then issuable upon the conversion of outstanding securities of the Company or its subsidiaries, determined as of the Adjustment Date.

We believe that the increase in the number of shares available for issuance under our 2023 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants, advisors, and directors. The Board believes that the number of shares currently remaining available for issuance pursuant to future awards under the 2023 Plan, as of the Record Date, is not sufficient for future granting needs. The Board currently believes that if the Amendment is approved by stockholders, the aggregate maximum total of 1,000,000 shares of Class A common stock plus 15% of the aggregate number of Class A common stock issued and outstanding or then issuable upon the conversion of outstanding securities of the Company or its subsidiaries, as determined as of Record Date, available for issuance under the 2023 Plan will result in an adequate number of shares of Class A common stock being available for future awards under the 2023 Plan.

A copy of the Amendment is attached as Annex A to this Proxy Statement. The following is a brief summary of the 2023 Plan. This summary is qualified in its entirety by reference to the text of the 2023 Plan, a copy of which is filed as Exhibit 10.4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on September 29, 2025.

Summary of Material Features of the 2023 Plan

Purpose and Types of Awards

The purpose of the 2023 Plan is to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward, and retain the services of key employees, certain key contractors, and outside directors. The 2023 Plan provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem. The 2023 Plan is intended to provide flexibility to the Company’s compensation methods in order to adapt the compensation of key employees, certain key contractors, and outside directors to a changing business environment (after giving due consideration to competitive conditions and the impact of federal tax laws).

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Administration

The 2023 Plan is administered by the Board or such committee of the Board as is designated by the Board (the “Committee”) consisting of two or more Board members who are “non-employee directors” in accordance with Rule 16b-3 under the Exchange Act, unless there are not two members of the Board who meet such qualification requirements to administer the 2023 Plan, in which case, the Committee may consist of one person. The Committee may delegate certain duties to officers of the Company as provided in the 2023 Plan. The Committee or the Board shall determine and designate the eligible persons to whom awards will be granted and shall set forth in each related award Agreement, where applicable, the award period, the date of grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the 2023 Plan. The Committee interprets the 2023 Plan, establishes and revises rules and regulations relating to the 2023 Plan, and makes any other determinations that the Committee or Board believes are necessary for the administration of the 2023 Plan. All awards granted under the 2023 Plan are on the terms and subject to the conditions determined by the Committee consistent with the 2023 Plan.

Shares Subject to the 2023 Plan

Subject to certain adjustments, the maximum number of shares of the Class A common stock that may currently be delivered pursuant to awards under the 2023 Plan is the lesser of (i) 15% of the aggregate number of Class A common stock outstanding or issuable upon the conversion or exchange of outstanding securities of the Company or its subsidiaries, determined as of the Effective Date and (ii) 312,500 shares (as adjusted for reverse stock splits) of Class A common stock. Shares to be issued under the 2023 Plan may be made available from authorized but unissued Class A common stock, Class A common stock held by the Company in its treasury, or Class A common stock purchased by the Company on the open market or otherwise. During the term of the 2023 Plan, the Company will at all times reserve and keep enough shares available to satisfy the requirements of the 2023 Plan. If this Proposal 3 is approved by shareholders, then the maximum number of shares of Common Stock that may be delivered pursuant to awards under the 2023 Plan shall be the lesser of (i) 1,000,000 shares of Class A common stock plus 15% of the aggregate number of Class A common stock outstanding or issuable upon the conversion or exchange of outstanding securities of the Company or its subsidiaries and (ii) 200,000,000 shares of Class A common stock.

To the extent that any award under the 2023 Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Class A common stock covered by the award so forfeited, expired or canceled may again be awarded pursuant to the 2023 Plan. In the event that previously acquired shares of Class A common stock are delivered to the Company in full or partial payment of the exercise price for the exercise of a stock option granted under the 2023 Plan, the number of shares of Class A common stock available for future awards under the 2023 Plan shall be reduced only by the net number of shares of Class A common stock issued upon exercise of the stock option. Awards that may be satisfied either by the issuance of shares of Class A common stock or by cash or other consideration shall be counted against the maximum number of shares of Class A common stock that may be issued under the 2023 Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares of Class A common stock. Awards will not reduce the number of shares of Class A common stock that may be issued pursuant to the 2023 Plan if the settlement of the award will not require the issuance of shares of Class A common stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the 2023 Plan to the contrary, only shares forfeited back to the Company, shares canceled on account of termination, expiration or lapse of an award, shares surrendered in payment of the exercise price of a stock option or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of an option shall again be available for grant of incentive stock options under the 2023 Plan, but shall not increase the maximum number of shares of Class A common stock that may be delivered pursuant to incentive stock options.

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Adjustments

In the event of a dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, repurchase, exchange, or other similar corporate transaction affecting the Common Stock, the Committee shall make equitable adjustments to (i) the number and type of shares available for awards, (ii) the number and type of shares subject to outstanding awards, (iii) the exercise or base price of outstanding awards, and (iv) other award terms as necessary, so that the fair value of each award is preserved. The number of shares subject to any award shall always be a whole number.

Eligibility

Employees (including any employee who is also a director or an officer), certain contractors, and outside directors of the Company or its subsidiaries whose judgment, initiative, and efforts contributed to, or may be expected to contribute to, the successful performance of the Company are eligible to participate in the 2023 Plan. As of the date of this Proxy Statement, the Company had 52 employees and six outside directors who would be eligible under the 2023 Plan.

Vesting

The Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the 2023 Plan. If the Committee imposes conditions upon vesting, then, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested.

Stock Options

The Committee may grant either incentive stock options qualifying under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or non-qualified stock options, provided, that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations or that are less than 50% owned subsidiaries) are eligible to receive incentive stock options. Stock options may not be granted with an option price less than 100% of the fair market value of the Class A common stock on the date the stock option is granted. If an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of the Class A common stock on the date of grant. Recipients of stock options may pay the exercise price by: (i) cash, check, bank draft, or money order; (ii) delivery of previously owned shares of Class A common stock with a fair market value equal to the exercise price (subject to a six-month holding requirement); (iii) broker-assisted cashless exercise (same-day sale); (iv) net exercise (withholding of shares otherwise deliverable); or (v) any other form of consideration acceptable to the Committee. Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will stock options be exercisable after the expiration of ten years from the date of grant.

Stock Appreciation Rights

SARs may, but need not, relate to options. A SAR is the right to receive an amount equal to the excess of the fair market value of a share of Class A common stock on the date of exercise over the fair market value of a share of Class A common stock on the date of grant. A SAR granted in tandem with a stock option will require the holder, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The Committee will determine the terms of each SAR at the time of the grant. Any SAR may not be granted at less than the fair market value of a share of Class A common stock on the date the SAR is granted and cannot have a term of longer than ten years. Distributions to the recipient may be made in shares of Class A common stock, cash or a combination of both as determined by the Committee.

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Restricted Stock and Restricted Stock Units

Restricted stock consists of shares that are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units are the right to receive shares of Class A common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions. Except as otherwise provided in the applicable award agreement, a participant granted an award of restricted stock will have the stockholder rights associated with the Class A common stock, including, for example, the right to vote the shares of restricted stock and the right to receive any dividends.

Performance Awards

The Committee may grant performance awards payable in cash, shares of Class A common stock, a combination thereof, or other consideration at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the 2023 Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance.

Other Awards

The Committee may grant other forms of awards payable in cash or shares of Class A common stock if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2023 Plan. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Dividend Equivalent Rights

The Committee may grant a dividend equivalent right either as a component of another award or as a separate award. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares of Class A common stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash, shares of Class A common stock, or a combination thereof, in a single payment or in installments. Dividend equivalent rights granted as a component of another award may provide that such dividend equivalent right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such dividend equivalent right granted as a component of another award may also contain terms and conditions different from such other award.

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Performance Goals

Awards (whether relating to cash or shares of Class A common stock) under the 2023 Plan may be made subject to the attainment of performance goals relating to one or more business criteria which may consist of one or more or any combination of the following criteria (“Performance Criteria”): cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; total return to stockholders; or any other criteria determined by the Committee. Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) events that are of an unusual nature or indicate infrequency of occurrence, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, included in the Company’s Annual Report on Form 10-K.

Change in Control

Upon a Change in Control or other significant corporate transaction, outstanding awards under the 2023 Plan will generally be converted, exchanged, or canceled depending on the structure of the transaction. If the Company is the surviving entity in a merger, consolidation, or share exchange, outstanding awards will automatically convert to cover the securities, cash, property, or other rights that stockholders receive in connection with the transaction. If the Company does not survive the transaction, outstanding awards will be substituted with the stock, securities, cash, or property distributed to stockholders in connection with the transaction, and participants may thereafter exercise their awards to receive those substitute items in accordance with the original award terms.

Notwithstanding the foregoing, the Company retains sole discretion to cancel all outstanding awards as of the effective date of any Change in Control, merger, consolidation, share exchange, asset sale, dissolution, or issuance of securities affecting Class A common stock rights. In exercising this cancellation right, the Company may either provide participants with a 30-day notice period during which they may exercise their awards (including, at the Board’s discretion, any unvested portions), or pay participants a cash amount equal to the difference between the per-share transaction value and the applicable exercise price, multiplied by the number of shares subject to the incentive. Awards that by their terms fully vest upon a Change in Control are treated as vested for purposes of determining the exercise period. All such provisions remain subject to compliance with Section 409A of the Internal Revenue Code.

In general terms, a “Change in Control” under the 2023 Plan occurs when: (a) any person becomes the beneficial owner of more than 50% of the Company’s voting power (with certain exceptions for the Company’s subsidiaries, employee benefit plan fiduciaries, underwriters, and certain proportionate stockholder-owned entities); (b) the incumbent directors cease to constitute a majority of the Board (subject to approval of new directors by the existing Board); (c) consummation of a merger or consolidation in which the Company’s stockholders do not retain at least 50% voting control of the surviving entity (excluding recapitalizations); or (d) consummation of a plan for the Company’s complete liquidation or the sale of all or substantially all of the Company’s assets (other than to a proportionately stockholder-owned entity). Notwithstanding the foregoing, in the case of an award under the 2023 Plan is subject to Section 409A of the Code, only an event which constitutes a “change in control event” as defined under Section 409A of the Code shall constitute a change in ownership or effective control for purposes of the payment provisions under the 2023 Plan.

Assignability

Awards may not be transferred except by will or the laws of descent and distribution, unless otherwise authorized by the Committee. Incentive stock options may be exercised during the participant’s lifetime only by the participant or a legally authorized representative. The Committee may authorize transfers to immediate family members, trusts for their benefit, family partnerships, charitable organizations under Section 501(c)(3) of the Code, or charitable trusts under Section 2522(c)(2) of the Code, provided that the participant receives no consideration and the transferred awards remain subject to the original terms and conditions.

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Amendment; Termination

The Board may amend or terminate the 2023 Plan at any time, except that our stockholders must approve an amendment if such approval is required in order to comply with the Code, applicable laws, or applicable stock exchange requirements. Unless terminated sooner by the Board or extended with stockholder approval, the 2023 Plan will terminate on June 7, 2033. Awards granted prior to the date the 2023 Plan is terminated may extend beyond the date the 2023 Plan is terminated, and the terms of the 2023 Plan will continue to apply to such awards.

Stockholder approval is required to (i) amending a stock option or SAR to reduce its exercise price or base price, (ii) canceling a stock option or SAR at a time when its exercise price or base price exceeds the fair market value of a share of Common Stock in exchange for cash or a stock option, SAR, award of restricted stock or other equity award, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in the 2023 Plan shall prevent the Committee from making adjustments upon certain changes in capitalization, from exchanging or cancelling awards in connection with a merger, recapitalization or consolidation, or granting awards in substitution for awards granted by other entities.

Clawback

The Company may recoup all or any portion of any shares of Class A commons stock or cash paid to a participant in connection with an award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, approved by the Board from time to time.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the 2023 Plan. However, it does not purport to be complete and does not describe the state, local, or foreign tax considerations or the consequences for any particular individual. This discussion is based upon provisions of the Code and the applicable Treasury Regulations issued thereunder, as well as judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Withholding. Any ordinary income realized by a participant upon the exercise of an award under the 2023 Plan is subject to withholding of federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act (social security and Medicare) and the Federal Unemployment Tax Act.

To satisfy federal income tax withholding requirements, the Company may require that, as a condition to registration of a share of Class A common stock in a participant’s name (or, if requested by the participant, delivery of any certificate for shares of Class A common stock to the participant), the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the participant to the Company of shares of Class A common stock that the participant has not acquired from the Company within the six months prior to the date of exercise, which shares so delivered have an aggregate fair market value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the vesting or exercise of the award, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding obligations of the Company; or (iv) any combination of (i), (ii), or (iii).

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Withholding does not represent an increase in the participant’s total income tax obligation since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares of Class A common stock. Compensation income realized, and taxes withheld, will be reflected on an employee’s Form W-2 for the year.

Law Affecting Deferred Compensation. Section 409A of the Code regulates all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax, plus an interest charge at the then current underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, SARs, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.

Stock Options. A participant generally will not recognize taxable income at the time an option is granted, and the Company will not be entitled to a tax deduction at that time. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income equal to the excess of the fair market value of the shares over the exercise price. Upon exercise of an incentive stock option, the participant will not recognize income (except for purposes of the alternative minimum tax). If shares acquired upon exercise of an incentive stock option are held for the longer of two years from the grant date and one year from the exercise date, any gain or loss on subsequent disposition will be treated as capital gain or loss. A disposition within such period may result in ordinary income recognition. Special tax consequences may apply if the exercise price is paid in shares of Class A common stock, including potential disqualifying dispositions.

Stock Appreciation Rights. A participant generally will not recognize taxable income at the time stock appreciation rights are granted, and we will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. Subject to applicable limitations, the Company generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s taxable income.

Restricted Stock. A participant who receives a grant of restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares of restricted stock when the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares. However, a participant who receives a grant of restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares of restricted stock to recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to shares of restricted stock. Subject to satisfying applicable income reporting requirements and any applicable deduction limitation under the Code, we should be entitled to an income tax deduction in the same amount and at the same time as the participant recognizes ordinary income. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain or loss depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income plus the purchase price paid by the participant, if any, for such shares.

Other Stock-Based Awards and Dividend Equivalents. In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. Subject to satisfying applicable income reporting requirements and certain deduction limitations under the Code, the Company should be entitled to a federal income tax deduction in the same amount and at the same time as the ordinary income which the participant has recognized.

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Company Tax Deduction and Other Tax Matters

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters. The Company may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is the Company’s principal executive officer, principal financial officer, an individual who is among the three highest compensated officers for the taxable year (other than an individual who was either the Company’s principal executive officer or its principal financial officer at any time during the taxable year), or anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017.

In addition, if an individual’s rights under the 2023 Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

New Plan Benefits

Grants of awards under the 2023 Plan are subject to the discretion of the Committee. If the Amendment is approved by our stockholders, the Contingent Awards will be approved. Other than the Contingent Awards, the benefits or number of shares subject to awards that may be granted to eligible participants in the future under the 2023 Plan are not determinable at this time.

Name and position	Dollar value ($)(1)	Number of RSUs

Jeff Welday	30,283.81	7,907	(2)
Former Global Head of Originations & Distribution

Current Non-Executive Director Group	165,417.70	43,190	(3)

Current Non-Executive Officer Employee Group	124,298.82	32,454	(4)

(1)	Based on a price per share of $3.83, which represents the closing stock price of our Class A common stock on March 12, 2026.

(2)	Includes (i) 7,699 RSUs granted on January 14, 2025, which fully vested on the date of grant, and (ii) 208 RSUs granted on January 16, 2025, which fully vested on the date of grant.

(3)	Includes (i) 17,276 RSUs granted to Patrick J. Donegan on September 30, 2024, which vest in four equal installments on the last day of each calendar quarter over a one-year period from the date of grant, and (ii) 25,914 RSUs granted to Karen J. Wendel on November 21, 2024, which vest in four equal installments on the last day of each calendar quarter over a one-year period from the date of grant.

(4)	Includes (i) 15,327 RSUs granted to an employee on January 15, 2025, which fully vested on the date of grant, (ii) 6 RSUs granted to a former employee on January 15, 2025, which fully vested on the date of grant, (iii) 11,331 RSUs granted to an employee on September 22, 2025, which fully vested on the date of grant, and (iv) 5,790 RSUs granted to an employee on September 10, 2025.

The market value of our Class A common stock is $3.83 per share based on the closing price of our Class A common stock on March 12, 2026.

Required Vote

The approval of the Incentive Plan Amendment Proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of the Incentive Plan Amendment Proposal.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the approval of the Incentive Plan Amendment Proposal.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than 10% of any class of our equity securities to file with the SEC reports of ownership and changes in ownership of the Company’s common stock held by them. Copies of these reports must also be provided to the Company. Based on our review of these reports, we believe that, during the fiscal year ended March 31, 2025, all such reports that were required to be filed were filed on a timely basis, except for (i) a late Form 4 filing by Maria Rutledge on September 27, 2024 reporting one transaction and (ii) a late Form 4 filing by Jeff Welday on February 6, 2025 reporting three transactions.

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REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS AND STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2027 annual meeting of stockholders must be received no later than November 12, 2026. However, if the 2026 annual meeting of stockholders is held on a date that is before February 18, 2027 or after April 19, 2027, stockholders who intend to present proposals at the 2027 annual meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company within a reasonable time before we begin to print and mail the proxy statement for the 2027 annual meeting. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2027 proxy materials. Stockholder proposals should be addressed to the Corporate Secretary, Beneficient, at 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201.

Proposals submitted outside Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must comply with our bylaws. To be timely, a proposing stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company: (i) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting; and (ii) with respect to any other annual meeting of stockholders, not later than the close of business on the tenth (10th) day following the date of public disclosure of the date of such meeting. In addition, the stockholder’s notice must set forth the information required by our bylaws with respect to each stockholder making the proposal and each proposal and nomination that such stockholder intends to present at the 2027 annual meeting. All proposals should be addressed to the Corporate Secretary, Beneficient, 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201.

Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of our Bylaws.

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OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Proxy Statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this Proxy Statement, we will send a copy to you if you address your written request to, or call, the Corporate Secretary of Beneficient, 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201, telephone number 214-445-4700.

Copies of the documents referred to above that appear on our website are also available upon request by any stockholder addressed to our Corporate Secretary, Beneficient, 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

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Annex A

FIRST AMENDMENT

TO THE

BENEFICIENT 2023 LONG-TERM INCENTIVE PLAN

This FIRST Amendment to the BENEFICIENT 2023 LONG-TERM INCENTIVE PLAN (this “Amendment”), effective as of March ___, 2026, is made and entered into by Beneficient, a Nevada corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Beneficient 2023 Long-Term Incentive Plan (the “Plan”).

RECITALS

Whereas, pursuant to Article 9 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time, subject to approval of the Company’s stockholders in accordance with Article 9 of the Plan;

Whereas, the Board desires to amend the Plan to (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan, as set forth in Article 5 of the Plan, by an additional 1,000,000 shares of Common Stock, for an aggregate maximum total of 1,000,000 plus 15% of the total number of shares outstanding or issuable upon the conversion or exchange of outstanding securities of the Company or its subsidiaries, and (ii) provide for the automatic adjustment, on the first trading date of each calendar quarter, of the number of shares of Common Stock remaining for grant under the Plan by the amount necessary such that the total number of shares of Common Stock that may be issued under the Plan equals the lesser of (x) 200,000,000 shares of Common Stock (after giving effect to any stock splits occurring prior to January 1, 2026), and (y) 1,000,000 plus 15% of the total number of shares of Common Stock outstanding; and

Whereas, the Board intends to submit this Amendment to the Company’s stockholders for their approval.

NOW, THEREFORE, in accordance with Article 9 of the Plan, the Company hereby amends the Plan as follows:

1. Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 1,000,000 shares of Common Stock plus fifteen percent (15%) of the total number of shares of Common Stock outstanding or issuable upon the conversion or exchange of outstanding securities of the Company or its Subsidiaries, determined as of the Effective Date (the “Authorized Shares”), of which one hundred percent (100%) may be delivered pursuant to Incentive Stock Options (the “ISO Limit”). Notwithstanding the foregoing, on the first trading date of each calendar quarter (the “Adjustment Date”), the number of Authorized Shares for grant under the Plan shall be increased by the amount necessary so that the total number of shares of Common Stock that may be issued under the Plan shall equal the lesser of (i) 200,000,000 shares of Common Stock (after giving effect to any stock splits occurring prior to January 1, 2026), and (ii) 1,000,000 shares of Common Stock plus fifteen percent (15%) of the total number of shares of Common Stock outstanding or issuable upon the conversion or exchange of outstanding securities of the Company or its Subsidiaries, determined as of the Adjustment Date; provided, however, that no such adjustment shall have any effect on, or otherwise change the ISO Limit, except for any adjustments permitted in Articles 11 and 12 below. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

2. This Amendment shall be effective on the date first set forth above. In the event stockholder approval of this Amendment is not obtained within twelve (12) months of the date the Board approved this Amendment, the additional shares added to the Plan pursuant to this Amendment shall not be available for grant as Incentive Stock Options.

3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Remainder of the Page Intentionally Left Blank;
Signature Page Follows]

A-1

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

BENEFICIENT

By:
Name:	David B. Rost
Title:	General Counsel

A-2

204132 Beneficient Class A & B Proxy Card Rev3 Front

2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

BENEFICIENT

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Central Time, on March 26, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit:
https://www.cstproxy.com/beneficient/2026

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 AND 3.

	FOR	WITHHOLD
1.01 Peter T. Cangany	☐	☐
1.02 Patrick J. Donegan	☐	☐
1.03 Karen J. Wendel	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 2: To ratify the appointment of Weaver & Tidwell, LLP as the Company’s registered independent public accounting firm for the fiscal year ending March 31, 2026.	☐	☐	☐
Proposal 3: To approve an amendment to the Beneficient 2023 Long Term Incentive Plan to increase the number of shares of Class A Common Stock reserved for issuance pursuant to awards.	☐	☐	☐

CONTROL NUMBER

Signature________________ Signature, if held jointly________________ Date________2026.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

204132 Beneficient Class A & B Proxy Card Rev3 Back

2026

To view the Proxy Statement and Annual Report on Form 10-K and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/beneficient/2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BENEFICIENT

The undersigned appoints Gregory W. Ezell and David B. Rost, and each of them, as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all shares of common stock of Beneficient (the "Company") held of record by the undersigned at the close of business on February 13, 2026 at the Annual Meeting of the Company (the "Annual Meeting") to be held beginning at 10:00 a.m. Central Time on March 27, 2026 virtually at **https://www.cstproxy.com/beneficient/2026**, and any recess, adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the other side)